UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Soliciting Material under §240.14a-12

JANUS HENDERSON GROUP PLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Janus Henderson
GROUP PLC

Notice of 2022 Annual General Meeting of Shareholders and Proxy Statement

MAY 4, 2022

MESSAGE FROM OUR CHAIRMAN

Richard Gillingwater

Chairman
of the Board

March [24], 2022

Dear fellow shareholder,

On behalf of our Board of Directors, I am pleased to invite you to the 2022 Annual General Meeting of Shareholders of Janus Henderson Group plc to be held on Wednesday, May 4, 2022, at 151 Detroit Street, Denver, CO 80206, USA, starting at 3:00 p.m. local time. Please read the following Notice of Annual General Meeting and proxy statement, as well as our 2021 Annual Report, carefully before you vote.

I am pleased to report that 2021 was a year of strong financial performance. With the assistance of both markets and investment performance, assets under management finished the year at a record high of US$432 billion, a year-over-year increase of 8%. 2021 diluted EPS of $US3.59 increased 312.6% compared to 2020, and adjusted diluted EPS* of US$4.28 increased 42.2% compared to 2020. Our full-year operating margin increased to 29.8% from 6.9% in 2020, and adjusted operating margin* increased to a record of 43.5% from 38.0% in 2020. Since the merger that created Janus Henderson nearly five years ago, we have consistently generated significant cash flow, enabling us to return capital to shareholders. In 2021, we returned US$628 million to our shareholders through dividends, which we increased 4% year over year, and through repurchasing 6% of our total shares outstanding. By focusing on our strategic priorities – produce dependable investment outcomes, excel in client experience and distribution, focus and increase operational efficiency, proactive risk and control environment and develop new growth initiatives – we made excellent progress in strengthening our Company and positioning us for sustained growth moving forward.

While we are encouraged by the progress we have made in recent years, we appreciate that our potential is much greater than our current financial results. This is most evident in our net flows, which, despite improving significantly in each of the past two years, remain negative overall. In 2021, excluding our Quantitative Equities subsidiary, Intech, we had US$4.2 billion of net outflows, equating to approximately 1% of our beginning period AUM. Our largest capability, Equities, drove nearly all of these net outflows. Despite meaningful improvement over the prior three years, we believe our Equities capability has the potential to ultimately deliver positive net flows. Our Fixed Income and Alternatives capabilities participate in large, attractive, growing asset classes. With just over US$90 billion of AUM in Fixed Income and Alternatives, Janus Henderson will seek to increase its nascent share by both scaling existing and adding new strategies. Finally, our Multi-Asset capability is led by our Balanced strategy which has produced consistently strong investment performance and net inflows. However, with only US$60 billion of AUM, our Multi-Asset capability has significant runway for growth when compared to peers. We are actively moving forward as a company and have materially increased investments in people, technology, marketing, and seed capital to accelerate growth in our business, while maintaining solid investment performance.

On behalf of the Board of Directors, I thank our Chief Executive Officer Dick Weil, who will retire at the end of March, for his outstanding service to Janus Henderson over his 12-year career at the Company. Under his vision and stewardship, the Company has transformed into one of the world’s leading active asset managers. Through 2021 and early 2022, we were also pleased to welcome three new members to Janus Henderson’s Board of Directors: Nelson Peltz and Ed Garden, who represent our largest shareholder, Trian Fund Management, L.P., and Alison Davis add deep industry experience, fresh perspectives and valuable insights to complement continuing directors’ skill sets. We are deeply thankful for the contributions of Tatsusaburo Yamamoto, Dick Weil and Glenn Schafer, who will have stepped down from their Board seats over the past year. Their collaboration, experience and insights have helped transform Janus Henderson into the strong global franchise it is today.

As a shareholder, it is important that your shares are represented at the Annual General Meeting in person or by proxy. You may vote your shares by internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction form. Last year, more than 80% of all eligible votes were cast by shareholders at the 2021 Annual General Meeting, demonstrating the strong engagement and commitment of our shareholders to Janus Henderson.

On behalf of our Board of Directors, we thank you for your share ownership in Janus Henderson and your continued support, and we hope you can attend our 2022 Annual General Meeting.

Very truly yours,

Richard Gillingwater

Chairman

* For additional information, see Annex A, “Reconciliation of Non-GAAP Financial Measures.”

May 4, 2022

3:00 p.m. Denver Time

Janus Henderson Group plc

151 Detroit Street

Denver, Colorado 80206, USA

AGENDA
1.	Elect 10 directors to serve on the Board until the 2023 Annual General Meeting of Shareholders
2.	Approve an increase in the cap on the aggregate amount of compensation that the Company may pay to its non-executive directors annually
3.	Adopt a resolution, on an advisory basis, to approve the Company’s executive compensation
4.	Adopt a resolution, on an advisory basis, regarding the frequency of future votes to approve the Company’s executive compensation
5.	Approve the Employee Stock Purchase Plan
6.	Approve the 2022 Deferred Incentive Plan
7.	Authorize the Company to repurchase its ordinary shares (“common stock”)
8.	Authorize the Company to repurchase its CHESS Depositary Interests (“CDIs”)
9.	Approve the reappointment and remuneration of auditors
10.	Any other business, if properly raised for consideration at the meeting

By order of the Board of Directors,
Michelle Rosenberg
General Counsel & Company Secretary

NOTICE

OF ANNUAL
GENERAL MEETING
OF SHAREHOLDERS

WHO MAY VOTE:

Only holders of shares of the Company’s common stock, CDIs, and UK Depositary Interests on March 7, 2022, are entitled to notice of, to attend and to vote at the Annual General Meeting and at any adjournment or postponement thereof, provided such persons satisfy the applicable requirements described in the proxy materials. This Notice of Annual General Meeting of Shareholders and proxy statement and a proxy card or voting instruction form are being mailed or made available to shareholders starting on or about March [24], 2022.

YOUR VOTE IS IMPORTANT:

Please carefully review the proxy materials and follow the instructions on page 77 to cast your vote as soon as possible in advance of the Annual General Meeting.

ATTENDING THE MEETING:

Please see page 77 for instructions on how to attend the meeting in person or listen to the meeting via a listen-only webcast or dial-in.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2022:

Our proxy statement for the 2022 Annual General Meeting and 2021 Annual Report are available at www.investorvote.com/JHG

REVIEW OUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	INTERNET Visit the website on your proxy card or voting instruction form	BY TELEPHONE* Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card or voting instruction form in the enclosed envelope	IN PERSON Attend the Annual General Meeting in Denver, Colorado, USA. See page [XX] for instructions on how to attend

* CDI holders may also return their instructions via facsimile

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PROXY STATEMENT – SUMMARY

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Janus Henderson Group plc (the “Board”) for the Annual General Meeting of Shareholders to be held on Wednesday, May 4, 2022, at 3:00 p.m. Denver time. The following summary highlights selected information in this proxy statement. Please review this entire proxy statement and our Annual Report before voting your shares. Unless otherwise specified, “JHG,” the “Company,” “we,” “us,” “our” and similar terms refer to Janus Henderson Group plc and “common stock” refers to JHG ordinary shares listed on the New York Stock Exchange (“NYSE”).

Annual General Meeting Information

Time and Date	Location	Record Date
3:00 p.m., Denver time	151 Detroit Street	March 7, 2022
Wednesday, May 4, 2022	Denver, CO 80206

Company Strategy and 2021 Performance

In 2018, we established a multi-year strategic plan called Simple Excellence, which is centered on our belief that a combination of relentless focus and disciplined execution across the fundamental parts of our core business will drive our future success as a global active asset manager. We believe that Simple Excellence forms the strong foundation for a stable and resilient business and supports increasing profitability and sustained growth in the long run.

Simple Excellence consists of five priorities. The first four focus on building a strong and resilient foundation for future growth.

Due to the significant progress made in achieving these four priorities, our Board and management have increased focus on our fifth strategic priority, which is to develop new growth initiatives. Our key focus in this area has been putting the right building blocks in place to capture growth opportunities.

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Strategic Accomplishments

Produce Dependable Investment Outcomes

Investment performance remained solid despite elevated volatility in global markets with more than half of assets under management (“AUM”) outperforming benchmarks on a 1-, 3- and 5-year basis. We continue to invest in our employees and in technology to strengthen risk-adjusted returns for our clients.

Excel in Distribution and Client Experience

During the year, we made a number of critical senior appointments globally in sales, consultant relations and client experience that should serve to deepen our relationships with our clients. Our intermediary sales channel, which is our largest distribution footprint, saw good client demand particularly in the EMEA (Europe, Middle East and Africa), Latin America and Asia Pacific regions, all of which had net inflows for the year.

Focus and Increase Operational Efficiency

Operational efficiency continues to be a key focus for our business. We appointed James “JR” Lowry to the newly-created role of Global Chief Operating Officer in October, and he has already made significant contributions in strengthening our infrastructure. Throughout the year, we made substantial investments in our technology and data architecture, including key front office technology, through retooling our customer relationship management system and our investment teams’ order management system. We expect these transformational projects to significantly improve our efficiency in delivering for our clients.

We also continued to simplify and strengthen our platform in order to deliver future growth. During the first quarter of 2021, we completed a review of our Perkins Investment Management subsidiary. To right-size our product portfolio and better align with the changing needs of clients, we closed certain strategies and liquidated certain Perkins funds during the year. The majority of the Perkins value equity strategies were unaffected by this reorganization and we continue to offer them under the Janus Henderson brand. In February 2022, we announced our strategic decision to sell our 97%-owned Quantitative Equities subsidiary, Intech Investment Management LLC, to a consortium made up of Intech management and certain non-executive directors of Intech, which would further simplify our operating model. This transaction is expected to enable both organizations to refocus on their key value propositions: Janus Henderson on providing active, fundamental investing, and Intech on delivering quantitative investment solutions for institutional investors.

Proactive Risk and Control Environment

We have continued to significantly enhance our risk and control environment, moving towards our best-in-class approach. The work we have been doing in this area is critical to building a long-term growth foundation and enabling us to actively pursue growth opportunities. Importantly, this year, some of our work has led to a reduction in regulatory capital requirements which assisted us in delivering increased capital returns to our shareholders.

Develop New Growth Initiatives

In 2021, we had our most active year in launching new products. We successfully launched new products in our focus areas of growth, including active exchange traded funds (“ETFs”), environmental, social and governance (“ESG”), Fixed Income and Alternatives. We launched in excess of 20 new products globally, including a suite of five sustainable active ETFs in the U.S. across Equities and Fixed Income. In Europe, we continued to focus on the roll out of sustainable funds under the EU Commission’s Sustainable Finance Disclosure Regulation. We launched two new funds with a principal objective of sustainability, known as “Article 9 funds,” including a U.S. sustainable equities strategy and a sustainable technology fund. In addition to these product launches, we had some early successes in expanding our distribution channels by growing relationships with model portfolio providers in the U.S.

We also continued to invest in substantially growing our ESG teams in both Investments and Product. We grew the size of our central ESG team within Investments from four people to 15 people to better support our portfolio managers in delivering sustainability across their investments. In addition, we made significant progress in growing our ESG data architecture systems, building a cloud-based approach to ESG data management. We believe these improvements will enable us to deliver a consistent, central data standard to support all of our front office applications. We view this investment as a key building block in efforts to develop a robust ESG platform for our clients over the long term.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	8

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Financial Accomplishments

3-year Investment Outperformance (1)	Assets Under Management (US$bn)
58%	$432.3bn

US GAAP Diluted EPS (US$)	US GAAP Operating Margin
$3.59	29.8%

Adjusted Diluted Earnings per Share(2) (US$)	Adjusted Operating Margin(2)
$4.28	43.5%

Net New Money Growth(3)	Dividend per Share (US$)
(4)%	$1.50

(1)	Investment performance data represents percentage of assets under management (AUM) outperforming the relevant benchmark over three years.
(2)	For additional information, see Annex A, “Reconciliation of Non-GAAP Financial Measures.”
(3)	Calculated as total flows divided by beginning of period AUM.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	9

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Your Vote Matters

We are asking our shareholders to vote on the following matters:

Proposal 1:

Election of Directors	Page [ • ]

Current Board Highlights

Demographics
■	11 of 12 members of the Board are independent under the NYSE listing standards
■	All directors serving on the Audit, Compensation, Risk and Nominating and Corporate Governance Committees are independent
■	We have separated the roles of Chairman and Chief Executive Officer ("CEO"), and we have an independent, non-executive Chairman of the Board
Tenure
■	Mix of short- and long-tenured directors
■	The tenure of our independent directors ranges from less than 1 to 5 years, with an average tenure of almost 4 years
■	Longer-tenured directors in leadership roles

Engagement
■	The Board held 10 meetings in 2021
■	Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member
■	The independent directors met in executive session at 11 of the Board meetings in 2021
■	9 of our 10 then-current directors attended our 2021 Annual General Meeting of Shareholders via teleconference due to local COVID-19 restrictions

Director Nominees

Qualifications, Skills and Experience

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH DIRECTOR NOMINEE.

Proposal 2: Approval to Increase the Cap on Aggregate Annual Compensation for Non-Executive Directors	Page [ • ]

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL TO INCREASE THE CAP ON AGGREGATE ANNUAL COMPENSATION FOR NON-EXECUTIVE DIRECTORS.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	10

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Proposal 3:

Advisory Say-on-Pay Vote on Executive Compensation	Page [ • ]

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 4:

Advisory Vote on Frequency of Future Say-on-Pay Votes	Page [ • ]

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR “ONE YEAR” AS THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 5:

Approval of the Global Employee Stock Purchase Plan	Page [ • ]

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE GLOBAL EMPLOYEE STOCK PURCHASE PLAN.

Proposal 6:

Approval of the 2022 Deferred Incentive Plan	Page [ • ]

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2022 DEFERRED INCENTIVE PLAN.

Proposal 7:

Renewal of Authority to Repurchase Common Stock	Page [ • ]

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SPECIAL RESOLUTION GRANTING AUTHORITY TO REPURCHASE COMMON STOCK.

Proposal 8:

Renewal of Authority to Repurchase CDIs	Page [ • ]

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SPECIAL RESOLUTION GRANTING AUTHORITY TO PURCHASE CDIs.

Proposal 9:

Reappointment and Remuneration of Auditors	Page [ • ]

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR AUDITORS, TO RATIFY THEIR APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022, AND TO AUTHORIZE THE DIRECTORS TO DETERMINE THE FEES TO BE PAID TO THE AUDITORS.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	11

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BOARD OF DIRECTORS

Snapshot of Our Board Nominees

Name & Principal Occupation	Age	Director Since	Independent	Committee Memberships
Richard Gillingwater Former Chief Executive and Chairman, UK Shareholder Executive	65	2017	■	Compensation Nominating and Corporate Governance – Chair
Alison Davis Managing Partner and Co-Founder, Blockchain Coinvestors	60	2021	■	Audit Nominating and Corporate Governance Risk
Kalpana Desai Former Chief Executive of Macquarie Capital Asia	54	2017	■	Audit Nominating and Corporate Governance Risk
Jeffrey Diermeier Former Global Chief Investment Officer, UBS	69	2017	■	Audit – Chair Nominating and Corporate Governance Risk
Kevin Dolan Former Chief Executive, La Fayette Investment Management London	68	2017	■	Audit Nominating and Corporate Governance Risk
Eugene Flood Jr. Former Executive Vice President, TIAA CREF	66	2017	■	Audit Nominating and Corporate Governance Risk – Chair
Edward Garden Chief Investment Officer, Trian Fund Management, L.P.	60	2022	■	Compensation Nominating and Corporate Governance
Lawrence Kochard Chief Investment Officer, Makena Capital Management	65	2017	■	Compensation – Chair Nominating and Corporate Governance
Nelson Peltz Founding Partner, Trian Fund Management, L.P.	79	2022	■	Nominating and Corporate Governance
Angela Seymour-Jackson Former Managing Director of Workplace Solutions, Aegon UK	55	2017	■	Compensation Nominating and Corporate Governance

Board Nominee Composition and Diversity

The following are highlights of the composition of our Board nominees:

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	12

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Board Nominee Qualifications, Skills and Expertise

We believe that in order for the Board to effectively guide the Company to sustained, long-term success, it must be composed of individuals with expertise and experience in the many disciplines that strengthen our business. To best serve our clients and shareholders, we seek to ensure that the Board consists of directors who are highly knowledgeable in, among other disciplines, domestic and international investment and asset management, finance, economic policy, and the legal and accounting regulations that impact our business. We also believe that the Board should include directors with experience managing, overseeing or advising comparable companies in our industry at the CEO and/or the director level. Our Board nominees’ key skills and experience are shown below.

	Gillingwater	Davis	Desai	Diermeier	Dolan	Flood Jr	Garden	Kochard	Peltz	Seymour- Jackson
Asset Management Industry Experience working in the asset management industry
Executive Leadership Experience working as a CEO or other senior executive
Strategy Experience in the formulation, evaluation and implementation of company strategic plans
International Experience working in global organizations and assessing, prioritizing and executive business expansion into new countries
Financial & Audit Ability to understand and analyze financial statements and financial performance and to contribute to oversight of the integrity of financial reporting
Risk & Compliance Oversight Ability to identify key risks to the organization in a wide range of areas and monitor risk management frameworks and systems
Client Focus Commercial and business experience, including development of products and services and experience implementing changes to enhance the client experience
Marketing & Distribution Experience in formulating, executing or overseeing marketing and distribution strategies and plans
Public Company Governance Knowledgeable about public company corporate governance practices
Technology & Cyber Experience in digital technology, digital marketing, social media and cybersecurity
Human Resources / Talent Management Understanding of HR and personnel considerations for executive recruitment, compensation structure and performance review
Mergers & Acquisitions Experience in identification, assessment, valuation, negotiation and integration of mergers, acquisitions, joint ventures and divestments
Legal & Regulatory Experience dealing with government, regulatory and legal issues

Significant Experience	Moderate Experience	Limited Experience

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Board Nominee Biographies

Set forth below are biographies for each of the 10 directors nominated by the Board for election at the Annual General Meeting.

Age 65 Director since: 2017 INDEPENDENT CHAIRMAN OF THE BOARD Committees: ■ Compensation ■ Nominating and Corporate Governance (Chair)

RICHARD GILLINGWATER

Professional Background

Mr. Gillingwater retired as Chairman of European Investment Banking at Credit Suisse First Boston in 2003. Previously, he held a variety of executive roles, including Head of Corporate Finance at Barclays de Zoete Wedd, the investment banking arm of Barclays Bank plc. He started his career in investment banking in 1980 at Kleinwort Benson, where he spent 10 years. In 2003, Mr. Gillingwater was asked by the UK government to found and become the Chief Executive, and later Chairman, of the Shareholder Executive, an arm of the UK government responsible for managing the government’s financial interest in a range of state-owned businesses for commercial rather than political interests. He also served as Dean of Bayes Business School from 2007 to 2012.

Mr. Gillingwater currently serves as a senior independent director for both Whitbread plc, a UK-based multinational hotel and restaurant company, and Spirax-Sarco Engineering plc. He is also a Governor of the Wellcome Trust and a Visiting Fellow of Saïd Business School and on the Advisory Board of Chapter Zero. Mr. Gillingwater has served as a director on a number of other corporate boards, including as Chairman of CDC Group plc and SSE plc and as a non-executive director of P&O, Debenhams, Tomkins, Qinetiq Group, Kidde, Hiscox Ltd, Helical plc and Wm Morrison Supermarkets plc.

Education

Mr. Gillingwater received a Master of Arts in Jurisprudence from St Edmund Hall, Oxford University, an MBA from the International Institute for Management Development in Lausanne, Switzerland, and an Honorary Doctorate in Science from City University. He is a qualified solicitor and a Chevalier de l’Ordre des Palmes Académiques.

Relevant Skills and Experience

Mr. Gillingwater brings to the Board demonstrated investment management, financial, regulatory, strategic and business management experience gained through his many years in senior executive roles in the investment banking industry. In addition, he has substantial corporate governance expertise due to his extensive experience serving on the boards of a number of other high-profile publicly listed companies.

Age 60 Director since: 2021 INDEPENDENT Committees: ■ Audit ■ Nominating and Corporate Governance ■ Risk

ALISON DAVIS

Professional Background

Ms. Davis is the Managing Partner and Co-Founder of Blockchain Coinvestors, a venture firm in the blockchain industry. From 2004 to 2010, she was the Managing Partner of Belvedere Capital, a regulated bank holding company and private equity firm focused on investing in U.S. banks and financial services firms. From 2000 to 2003, Ms. Davis was the Chief Financial Officer of Barclays Global Investors (now BlackRock), the world’s largest institutional investment firm. Earlier in her career, Ms. Davis spent 14 years as a strategy consultant and advisor to Fortune 500 CEOs, boards and executive teams with McKinsey & Company, and as a practice leader with A.T. Kearney, where she built and led the global Financial Services Practice.

She is currently a non-executive director on two public company boards: SVB Financial Group, Inc., the parent company of Silicon Valley Bank, and Fiserv, Inc., a payments and financial technology company. She also serves on the boards, including as Chair of the Audit Committee, of two privately held companies: Collibra, Inc., a data intelligence company, and Pacaso, Inc., a company specializing in shared ownership of vacation homes. She is a Board Advisor to Bitwise, a cryptocurrency asset manager.

Education

Ms. Davis received a Bachelor of Arts (honors) and Master’s in economics from Cambridge University and an MBA from the Stanford Graduate School of Business.

Relevant Skills and Experience

Ms. Davis brings to the Board extensive experience in investment and capital management, accounting and financial matters, corporate governance and oversight, business management, strategy and operations gained through her many years as a corporate executive, a public company board director, an active investor in growth companies, and a best-selling author on the topics of technology and innovation.

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Age 54 Director since: 2017 INDEPENDENT Committees: ■ Audit ■ Nominating and Corporate Governance ■ Risk

KALPANA DESAI

Professional Background

Ms. Desai was Chief Executive of Macquarie Capital Asia, the investment banking division of Macquarie Group Limited, headquartered in Australia, from 2009 to 2013. Before joining Macquarie, she was Head of the Asia Pacific Mergers & Acquisitions Group and a Managing Director in the investment banking division of Bank of America Merrill Lynch in Hong Kong from 2001 to 2009, having joined the firm in 1997. Earlier in her career, Ms. Desai worked in the corporate finance divisions of Barclays de Zoete Wedd in London and Hong Kong and at J. Henry Schroder Wagg in London and in the financial services division of Coopers & Lybrand Consulting in London. She was a member of the Takeovers and Mergers Panel of the Securities and Futures Commission in Hong Kong from 2007 to 2014, and served as a non-executive director of Canaccord Genuity Group Inc., headquartered in Canada, from 2013 to 2019.

Education

Ms. Desai received a Bachelor of Science in economics from the London School of Economics and Political Science and qualified as a Chartered Accountant at PricewaterhouseCoopers in London in 1991.

Relevant Skills and Experience

Ms. Desai brings to the Board over 30 years of international advisory and investment banking experience, including extensive experience in mergers and acquisitions and broad exposure to global business markets. She also brings valuable experience and knowledge of risk management, compliance, accounting standards and financial reporting rules and regulations, as well as her qualifications as a Chartered Accountant and an audit committee financial expert.

Age 69 Director since: 2017 INDEPENDENT Committees: ■ Audit (Chair) ■ Nominating and Corporate Governance ■ Risk

JEFFREY DIERMEIER

Professional Background

Mr. Diermeier, CFA, has served as a director of the University of Wisconsin Foundation, a nonprofit fundraising and endowment management organization, since 1999 and is a former Chairman of its Investment Committee. In April 2021, Mr. Diermeier founded Canna Investment Management, LLC as a single family office. He has been a director of Adams Street Partners, a private equity firm located in Chicago, since 2011 and was a minority owner of Stairway Partners, LLC, a Chicago-based registered investment adviser, where he served as an Advisory Board member from 2005 to 2012. From 2010 to 2017, Mr. Diermeier was a co-owner and Chairman of L.B. White Company, a heating equipment manufacturer. He was a trustee of the board of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board and the Government Accounting Standards Board, from 2009 to 2015, and Chairman of the Trustees from 2012 to 2015. From 2005 until 2009, he served as President and Chief Executive Officer of the CFA Institute, a nonprofit educational organization for investment professionals. Earlier in his career, Mr. Diermeier served in a number of increasingly responsible positions in the global asset management division of UBS and its predecessor organizations, primarily Brinson Partners, Inc., beginning as an Equity Analyst and culminating as its Global Chief Investment Officer from 2000 to 2004.

Education

Mr. Diermeier holds the Chartered Financial Analyst® designation. He received a Bachelor of Business Administration and an MBA in finance and investments from the University of Wisconsin – Madison.

Relevant Skills and Experience

Mr. Diermeier brings to the Board a wealth of expertise related to accounting standards, financial analysis, financial reporting and corporate governance standards, and business management, as well as a deep understanding of the investment management business gained through his many years of experience in the mutual fund and asset management industry. He is also an audit committee financial expert.

Age 68 Director since: 2017 INDEPENDENT Committees: ■ Audit ■ Nominating and Corporate Governance ■ Risk

KEVIN DOLAN

Professional Background

Mr. Dolan has been in the financial services industry for 37 years and has held a number of senior executive positions, including as Chief Executive of La Fayette Investment Management in London from 2007 to 2009, Chief Executive of the Asset Management Division of Bank of Ireland Group from 2004 to 2007, and Chief Executive of Edmond de Rothschild Asset Management from 2001 to 2004. Earlier in his career, he spent nine years with the AXA Group, where he was Chief Executive Officer of AXA Investment Managers Paris and Global Deputy Chief Executive Officer of AXA Investment Management. Mr. Dolan was a director of Meeschaert Gestion Privée, is the Founding Partner of Anafin LLC, and is a Senior Advisor to One Peak Partners.

Education

Mr. Dolan received a Bachelor of Science in business administration from Georgetown University.

Relevant Skills and Experience

Mr. Dolan brings to the Board demonstrated strategic, financial, accounting, regulatory, business management, corporate finance and industry expertise gained through his many years of experience in senior executive roles, including as the former Chief Executive Officer of three investment management firms. He also has extensive experience in transformational corporate transactions, including mergers and acquisitions in Europe and the U.S.

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Age 66 Director since: 2017 INDEPENDENT Committees: ■ Audit ■ Nominating and Corporate Governance ■ Risk (Chair)

EUGENE FLOOD JR.

Professional Background

Mr. Flood was Executive Vice President of TIAA CREF from 2011 until his retirement in 2012, serving on the CREF Board of Trustees and the TIAA CREF Mutual Fund Board of Trustees for seven years, including as Chair of the Investment Committee. Prior to joining TIAA CREF in 2011, he spent 12 years with Smith Breeden Associates, a North Carolina-based fixed income asset manager, as President and Chief Executive Officer. Earlier in his career, Mr. Flood held a range of trading and investment positions with Morgan Stanley from 1987 to 1999 and was an Assistant Professor of Finance at Stanford Business School from 1982 to 1987.

Mr. Flood has served as Chairman of the Advisory Board for the Institute for Global Health and Infectious Diseases at the University of North Carolina Chapel Hill since 2014 and as a director of the Research Corporation for Science Advancement since 2015. Previously, he served as a trustee of the Financial Accounting Foundation from 2016 to 2020 and as a director of The Foundation for the Carolinas from 2012 to 2015.

Education

Mr. Flood received a Bachelor of Arts in economics from Harvard University and a Ph.D. in economics from the Massachusetts Institute of Technology.

Relevant Skills and Experience

Mr. Flood brings to the Board extensive investment management, mutual fund, investment adviser and financial expertise gained through his more than 31 years of experience in the asset management industry. He also has an academic background in economics, which enables him to provide valuable insights on economic trends, business strategy, global markets and financial matters.

Age 60 Director since: 2022 INDEPENDENT Committees: ■ Compensation ■ Nominating and Corporate Governance

EDWARD GARDEN

Professional Background

Mr. Garden has been Chief Investment Officer and a Founding Partner of Trian Fund Management, L.P., since 2005 and is also currently a director of General Electric Company, where he is a member of the Management Development & Compensation Committee. Mr. Garden previously served as a director of The Wendy’s Company, Family Dollar Stores, Inc., Pentair plc, The Bank of New York Mellon Corporation, Legg Mason, Inc., and Invesco Ltd. In 2014, he was named to CNBC’s Next List, composed of 100 next-generation trailblazers expected to change the face of business over the next 25 years.

Previously, Mr. Garden served as Vice Chairman and a director of Triarc Companies, Inc., where he was also Head of Corporate Development. Prior to joining Triarc, Mr. Garden was a Managing Director of Credit Suisse First Boston, where he served as a senior investment banker and BT Alex Brown, where he was Co-Head of Equity Capital Markets.

Education

Mr. Garden received a Bachelor of Arts from Harvard College.

Relevant Skills and Experience

Mr. Garden has over 25 years of experience in advising, financing, operating and investing in companies, including several in the asset management industry. Mr. Garden has worked with management teams and boards to implement growth initiatives as well as operational, strategic and corporate governance improvements. Mr. Garden brings a network of relationships with institutional investors and investment banking/capital markets experience to the Board.

Mr. Garden is the son-in-law of Nelson Peltz, a fellow non-executive director of the Company.

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Age 65 Director since: 2017 INDEPENDENT Committees: ■ Compensation (Chair) ■ Nominating and Corporate Governance

LAWRENCE KOCHARD

Professional Background

Mr. Kochard is Chief Investment Officer at Makena Capital Management. From 2011 to 2017, he was the Chief Executive Officer and Chief Investment Officer of the University of Virginia Investment Management Company. Mr. Kochard has served as a director of the Virginia Commonwealth University Investment Management Company since 2015, as a director and the Chair of the Investment Committee for the Virginia Environmental Endowment since 2013, and as a member of the Investment Advisory Committee of the Virginia Retirement System since 2011, serving as Chair since 2017. He previously served as the Chairman of the College of William & Mary Investment Committee from 2005 to 2011. From 2004 to 2010, he was the Chief Investment Officer of Georgetown University, and from 2001 to 2004 he was Managing Director of Equity and Hedge Fund Investments of the Virginia Retirement System. Mr. Kochard worked as an Assistant Professor of Finance at the McIntire School of Commerce at the University of Virginia from 1999 to 2001. He started his career in financial analysis and planning, corporate finance and capital markets for E.I. DuPont de Nemours and Company, Fannie Mae and The Goldman Sachs Group, Inc.

Education

Mr. Kochard holds the Chartered Financial Analyst® designation and a Ph.D. in economics from the University of Virginia.

Relevant Skills and Experience

Mr. Kochard brings to the Board a wealth of experience in investment management, investment adviser oversight, and general executive management gained through his many years serving in senior executive roles in the asset management industry. The Board also values his academic background in economics, which enables him to provide valuable insights on economic trends, strategy, global markets and financial matters.

Age 79 Director since: 2022 INDEPENDENT Committees: ■ Nominating and Corporate Governance

NELSON PELTZ

Professional Background

Mr. Peltz has been Chief Executive Officer and a Founding Partner of Trian Fund Management, L.P. since November 2005. He also serves as the non-executive Chairman of The Wendy’s Company, where he is Chairman, Executive Committee and Chairman, Corporate Social Responsibility Committee, and as a director of Madison Square Garden Sports Corp. (f/k/a The Madison Square Garden Company). Mr. Peltz previously served as a director of H. J. Heinz Company, Ingersoll-Rand plc, MSG Networks Inc., Mondelēz International, Inc., Sysco Corporation, The Procter & Gamble Company, Legg Mason, Inc. and Invesco Ltd. He was recognized by The National Association of Corporate Directors in 2010, 2011 and 2012 as among the most influential people in the global corporate governance arena. From 1993 until 2007, Mr. Peltz served as Chairman and Chief Executive Officer of Triarc Companies, Inc., which during that period of time owned Arby’s Restaurant Group, Inc. and the Snapple Beverage Group, as well as other consumer and industrial businesses.

Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., the largest packaging company in the world and a Fortune 100 industrial company, from 1983 until 1988, when Triangle was acquired by Pechiney, S.A., a leading international metals and packaging company. He began his business career in 1963 when he joined his family food business.

Mr. Peltz is Chairman of the Board of Governors of the Simon Wiesenthal Center. In addition, Mr. Peltz is a member of the Board of Overseers of the Weill Cornell Medical College and Graduate School of Medical Sciences, a member of the board and a trustee of the New York-Presbyterian Hospital, a member and Governor of the board of the New York-Presbyterian Foundation, Inc., a member of the Board of Overseers of The Milken Institute, a member of the Honorary Board of Directors of the Prostate Cancer Foundation, a member of the Intrepid Advisory Council, a member of the board of the Avon Old Farms School, and a former member of the Board of Trustees of the Intrepid Museum Foundation.

Education

Mr. Peltz attended The Wharton School of the University of Pennsylvania.

Relevant Skills and Experience

Mr. Peltz has over 40 years of business and investment experience and has served as the Chairman and Chief Executive Officer of public companies for over 20 years. Throughout his professional career, he has developed extensive experience working with management teams and boards, as well as acquiring, investing in, and building companies and implementing operational improvements, including at several companies in the asset management industry. Mr. Peltz also brings an institutional investor perspective to the Board.

Mr. Peltz is the father-in-law of Edward Garden, a fellow non-executive director of the Company.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	17

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Age 55 Director since: 2017 INDEPENDENT Committees: ■ Compensation ■ Nominating and Corporate Governance

ANGELA SEYMOUR-JACKSON

Professional Background

Ms. Seymour-Jackson has over 25 years of experience in retail financial services. Over the course of her career, she has held various executive leadership roles with Norwich Union Insurance, General Accident Insurance, CGU plc and Aviva plc. She was Chief Executive Officer of RAC Motoring Services Limited from 2010 until 2012. She joined Aegon UK in 2012 and worked as Managing Director of the Workplace Solutions Division from 2012 to 2016. Ms. Seymour-Jackson was a Senior Advisor to Lloyds Banking Group (insurance) from 2016 to 2017 and a non-executive director of Rentokil Initial plc. She is currently a non-executive director of Page Group plc and Future plc, a British media company, the senior independent director of Trustpilot Group plc, and an Investment Director at Pikl, a start-up insurance business.

Education

Ms. Seymour-Jackson received a Bachelor of Arts (honors) in French and European studies from the University of East Anglia, a diploma from the Chartered Institute of Marketing and an MSc in marketing.

Relevant Skills and Experience

Ms. Seymour-Jackson brings to the Board substantial expertise in retail financial services, risk management, regulatory matters, mergers and acquisitions, and business management gained through her many years in various senior marketing and distribution roles at large multinational insurance companies.

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PROPOSAL 1
ELECTION OF DIRECTORS

The Board has nominated 10 directors to serve on the Board until the 2023 Annual General Meeting of Shareholders and until their respective successors are duly elected and qualified or their earlier resignation or removal. Mr. Weil is retiring as Chief Executive Officer and a member of the Board, effective as of March 31, 2022. Mr. Schafer is not standing for re-election and his term will expire at the 2022 Annual General Meeting. The Board thanks both Mr. Weil and Mr. Schafer for their commitment and service to the Company.

If any nominee becomes unable to serve, proxies will be voted for the election of such other person as the Board may designate, unless the Board chooses to reduce the number of directors. Each of the nominees has consented to serve as a nominee, to be named in this proxy statement, and to serve on the Board if elected.

The text of the resolutions in respect of Proposal 1 (which are proposed as ordinary resolutions) is as follows:

RESOLVED,

■	That Alison Davis be elected as a director of the Company.
■	That Kalpana Desai be elected as a director of the Company.
■	That Jeffrey Diermeier be elected as a director of the Company.
■	That Kevin Dolan be elected as a director of the Company.
■	That Eugene Flood Jr. be elected as a director of the Company.
■	That Edward Garden be elected as a director of the Company.
■	That Richard Gillingwater be elected as a director of the Company.
■	That Lawrence Kochard be elected as a director of the Company.
■	That Nelson Peltz be elected as a director of the Company.
■	That Angela Seymour-Jackson be elected as a director of the Company.

Vote Required and Recommendation

As an ordinary resolution, a director will be elected if the number of votes cast “FOR” his or her election exceeds 50% of the total number of votes cast on this matter. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH DIRECTOR NOMINEE.

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CORPORATE GOVERNANCE

Our Board’s Leadership Structure

The Board is led by Mr. Gillingwater, an independent Chairman. The Board annually reviews its leadership structure — including whether the positions of Chairman and CEO should be combined or separated — and the responsibilities and composition of its standing committees. The structure and composition of the Board and its committees are intended to promote effective oversight and the best interests of our shareholders.

The Board believes at this time that its current leadership structure, in which the roles of Chairman and CEO are separated, best enables the Board to carry out its duties. However, the Board recognizes that the optimal leadership structure may change as circumstances evolve. Should the Board determine to combine the roles of Chairman and CEO, the Board’s independent directors will select an independent Lead Director, as required by the Company’s Corporate Governance Guidelines.

Director Independence

Our Corporate Governance Guidelines require that a majority of the Board consist of independent directors and include criteria for determining if a director is independent, consistent with the director independence requirements set forth in the NYSE listing standards. In determining the independence of the directors and director nominees, the Board reviewed and considered all relationships between each director (and any member of his or her immediate family) and the Company in light of these independence criteria. Based on that review, the Board affirmatively determined that, except for Mr. Weil, all of our current directors and director nominees are independent. In addition, all members of the Board’s four standing committees are independent.

Director Criteria and Nomination Process

The Company seeks a Board with an appropriate balance of skills, knowledge, experience, independence and diversity of background among its members to enable it to discharge its duties and responsibilities effectively. The Board has delegated the process for identifying and screening potential director candidates to the Nominating and Corporate Governance Committee. When the Nominating and Corporate Governance Committee determines it is desirable to add a director or fill a vacancy on the Board, it identifies one or more qualified individuals and recommends them to the Board. The Nominating and Corporate Governance Committee may engage a third-party search firm to help identify qualified candidates.

In evaluating candidates for potential membership on the Board, the Nominating and Corporate Governance Committee considers the qualifications of each candidate, the collective experience and expertise represented on the existing Board, and the following criteria set forth in our Corporate Governance Guidelines, among others:

■	Candidates should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.
■	Candidates should demonstrate notable or significant achievement and possess senior-level business, management or regulatory experience that would benefit the Company.
■	Candidates should be willing to spend the necessary time required to function effectively as a director.
■	Candidates’ other outside involvement and possible conflicts of interest.
■	Candidates should be able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director.
■	Candidates should represent a diversity of viewpoints, backgrounds, experiences and other demographics.
■	Candidates should be willing to form and articulate independent opinions in a constructive manner.

Based on that evaluation, the Nominating and Corporate Governance Committee recommends to the Board for nomination individuals whom it believes possess experience and expertise that will enhance the Board’s ability to serve our shareholders.

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Process for Shareholder Recommendation and Nomination of Directors

The Nominating and Corporate Governance Committee will utilize the same criteria to consider candidates recommended by shareholders as those nominees recommended by management or other Board members. Shareholder nominations for election at the 2023 Annual General Meeting must be submitted to the Company by the deadlines found on page [XX] of this proxy statement.

In February 2022, the Board welcomed two new members, Nelson Peltz and Edward Garden, each of whom was recommended for the Board by, and is a partner of, Trian Fund Management, L.P., the Company’s largest shareholder. The Board has agreed to include Mr. Peltz and Mr. Garden in the Company’s slate of director nominees for election at the 2022 Annual General Meeting and to allow for replacement directors of another Trian partner if either Mr. Peltz or Mr. Garden ceases to serve as a director of the Company before his term expires.

Board Refreshment and Tenure

We recognize the importance of Board refreshment to help ensure that our directors collectively possess the skills, experience and qualifications necessary for the Board to successfully carry out its duties. Our Board also recognizes the value of having directors with significant Company knowledge and experience. To help ensure the Board’s composition strikes an appropriate balance, our Corporate Governance Guidelines contain director tenure and age limits. In particular, a director may not stand for re-election after serving for 10 years (though any director who was a Board member on May 30, 2017, may serve for 15 years from the date of their original appointment to the board of Henderson Group plc or Janus Capital Group Inc., as applicable). In addition, a director typically may not stand for re-election after reaching age 72. Because Mr. Peltz’s experience as the CEO and Founding Partner of Trian Fund Management, L.P. is highly valuable to the Board and the Company, the Board determined that these were special circumstances that warranted an exception to the age limit. The Board has added three new independent directors, who currently make up 25% of the Board, since the Company was formed by the merger of Janus Capital Group Inc. and Henderson Group plc in 2017 (the “Merger”).

Committees and Membership

The Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Risk. Each committee is composed entirely of directors who meet the applicable independence requirements under the NYSE listing standards. The following table provides the current membership of each committee and the number of meetings each held in 2021.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Richard Gillingwater
Glenn Schafer
Richard Weil
Alison Davis
Kalpana Desai
Jeffrey Diermeier
Kevin Dolan
Eugene Flood Jr.
Edward Garden
Lawrence Kochard
Nelson Peltz
Angela Seymour-Jackson
Number of meetings each committee held in 2021	5	7	4	5
Chairperson	Member

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The functions performed by each committee, which are set forth in greater detail in their respective charters, are summarized below. The charter for each committee is available on our website at ir.janushenderson.com under “Corporate Governance – Governance Policies & Statements.”

The Audit Committee

The Audit Committee is responsible for assisting the Board in, among other things:

■	overseeing the integrity, reliability and appropriateness of our financial statements;

■	reviewing the qualifications, independence and performance of our independent auditor (as well as being responsible for its appointment, reappointment and removal);

■	assessing the performance and procedures of our internal audit function;

■	obtaining reports from management and the independent auditor concerning the Company’s compliance with legal and regulatory requirements and the requirements of our Code of Business Conduct;

■	reviewing and approving related party transactions in accordance with the Company’s policies and procedures;

■	overseeing our policies and procedures with respect to major financial risk exposures, coordinating with the Risk Committee, as appropriate; and

■	monitoring the appropriateness and effectiveness of our internal systems and controls.

The Board has determined that each member of the Audit Committee is financially literate and possesses accounting or related financial management expertise (as defined in the NYSE listing standards). The Board has also determined that each of Jeffrey Diermeier, Alison Davis and Kalpana Desai qualifies as an “audit committee financial expert” as defined under SEC rules.

The Compensation Committee

The Compensation Committee is responsible for assisting the Board in, among other things:

■	determining the compensation of our CEO and certain other executive officers;

■	reviewing and recommending to the Board the compensation of our non-executive directors;

■	reviewing the Company’s compensation philosophy, strategy and principles;

■	overseeing compliance with the compensation rules, regulations and guidelines of the NYSE, ASX and other applicable laws;

■	establishing, amending and, where appropriate, terminating incentive compensation plans, equity-based plans and other bonus arrangements; and

■	reviewing the Company’s stock ownership guidelines for non-executive directors and members of our Executive Committee, and monitoring compliance with such guidelines.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board in, among other things:

■	identifying individuals qualified to become Board members, consistent with the criteria approved by the Board;

■	recommending to the Board nominees for election and directors to serve on each standing Board committee;

■	shaping the Company’s corporate governance, including recommending to the Board any changes to our Corporate Governance Guidelines;

■	overseeing the annual evaluation of the Board; and

■	considering the size, composition, expertise and balance of the Board, as well as succession planning for non-executive directors and senior executives (including the CEO).

The Risk Committee

The Risk Committee is responsible for assisting the Board in its oversight of risk, including by:

■	helping ensure that the key risks facing the Company are covered and identified in a regular and timely fashion either by the committee, the Board or by one of the other Board committees;

■	advising on the Company’s risk profile and risk appetite in setting our future strategy;

■	anticipating forward-looking and emerging risks that relate to the industry or the Company specifically, and monitoring these risks and considering mitigating actions on an ongoing basis;

■	overseeing the effectiveness of the risk management procedures, and the principal risks and uncertainties relating to the Company and the steps being taken to mitigate them; and

■	reviewing reports prepared by the Company’s Chief Risk Officer.

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Board Meetings

During 2021, the Board held 10 meetings and approved three matters via unanimous written consent. Each of our directors who served on the Board in 2021 attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member, except for Tatsusaburo Yamamoto, who resigned from the Board, effective February 4, 2021, and missed the one meeting held in 2021 prior to his resignation.

The independent directors met in executive session, presided by the Chairman, at each of the Board’s regular meetings in 2021, consistent with the Company’s Corporate Governance Guidelines.

Our Corporate Governance Guidelines provide that all directors are expected to attend the Annual General Meeting of Shareholders. Nine of our 10 then-current directors attended our 2021 Annual General Meeting of Shareholders (the “2021 Annual General Meeting”) via teleconference due to local COVID-19 restrictions.

The Board’s Role in Risk Oversight

Audit Committee

■   Has primary responsibility for overseeing major financial risk exposures

■   Discusses the Company’s major financial risk exposures with management

■   Coordinates with the Risk Committee, as appropriate, in overseeing our risk assessment and risk management policies related to financial risks

■   Oversees the steps management has taken to monitor and control our major financial risk exposures

Risk Committee

■   Advises the Board regarding the establishment and maintenance of a supportive risk management culture throughout the Company

■   Evaluates whether the Company is effectively managing and monitoring its risks

■   Assists the Board in identifying forward-looking and emerging risks that relate to the industry or the Company specifically and monitors these risks on an ongoing basis

■   Reviews and approves the appointment of the Chief Risk Officer and oversees that executive’s effectiveness

Nominating and Corporate Governance Committee

■   Assists the Board in managing risks associated with corporate governance issues

■   Helps ensure that proper corporate governance standards are maintained, that the Board and its committees consist of qualified directors, and that appropriate succession plans for non-executive directors and senior executives (including the CEO) are in place

■   Reviews any proposed material amendments to the Company’s Code of Business Conduct and Officer Code of Ethics

Compensation Committee

■   Coordinating with the Risk Committee as appropriate, annually reviews our compensation policies and practices to determine whether any such policies or practices encourage excessive risk taking or are reasonably likely to have a material adverse effect on the Company

■   In conjunction with the Chair of the Risk Committee, oversees the compensation arrangements for our Chief Risk Officer

Chief Risk Officer	■ Communicates regularly with the Chair of the Risk Committee and is responsible for elevating issues to the Chair of the Risk Committee where appropriate

Board Evaluations

The Board believes that a constructive evaluation process is key for maintaining and improving the effectiveness of the Board and its committees. The Board and each of its committees conduct an annual evaluation to assess how they are functioning. Throughout the evaluation process, which is overseen by the Nominating and Corporate Governance Committee, each director is given substantial opportunity to provide feedback. In particular, each director completes a comprehensive annual questionnaire covering a range of topics, including Company strategy, management, Board materials and meeting practices, Board and committee composition, shareholder engagement, and other areas specific to each committee. A report is prepared for the Board and each committee summarizing the questionnaire responses, and the results of the performance evaluation are discussed with the full Board and each standing committee.

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Director Orientation and Continuing Education

When new directors join the Board, we provide an orientation program to familiarize them with the Company’s business; strategic plans; significant financial, accounting and risk management issues; compliance programs; conflicts policies; Code of Business Conduct; Corporate Governance Guidelines; principal officers; and internal and independent auditors. During Board meetings, the Company’s management team frequently presents on the Company’s goals and strategies and the current competitive environment. Further, at most meetings the Board receives presentations on various topics related to key industry trends, topical business issues, risk management, and governance. These presentations help our directors understand the Company and its industry and maintain and develop their expertise.

In addition, each director is expected to participate in continuing education programs, at the Company’s expense, to maintain the necessary level of expertise to perform his or her responsibilities.

Shareholder Engagement

We conduct an active investor relations program, maintaining open dialogue with shareholders across our two listings on the NYSE and the ASX. We proactively engage with shareholders on a range of topics, including corporate governance, our philosophy, and practices relating to ESG, executive compensation, strategic priorities, and financial and business performance.

In 2021, management and the Investor Relations team conducted over 100 individual or group meetings with existing shareholders, representing approximately 56% of our common stock outstanding, and potential investors in Australia, the UK and the U.S. The majority of our shareholder engagement meetings were conducted virtually during the year due to the ongoing global pandemic.

The Board regularly receives feedback on shareholder sentiment and sell-side analysts’ views of the Company and the wider industry. The Chairman of the Board also conducted a number of outreach meetings during the year with major shareholders representing approximately 35% of our common stock outstanding. Board members welcome the opportunity to learn more about shareholders’ interests in the Company. Equally, management receives updates on shareholder engagement, topics raised and key discussion points.

Trian Fund Management, L.P. is the Company’s largest shareholder and owns approximately 16.7% our outstanding common shares. In February 2022, Messrs. Garden and Peltz (each a Founding Partner of Trian) joined our Board. We are pleased to have Trian as a major shareholder and to have the opportunity to benefit from the deep industry experience, fresh perspectives and valuable insights that Messrs. Peltz and Garden bring to our Board as we continue to execute on our strategic plan of Simple Excellence.

The following table provides examples of our engagement efforts and topics discussed with our current and prospective shareholders:

Types of Engagement	Topics Covered

■   Quarterly earnings calls with updates to the market

■   Non-deal roadshows

■   Calls and meetings initiated by shareholders

■   Respond to inquiries concerning broad range of topics

■   Outreach, calls and meetings with investors’ corporate governance departments

■   Financial performance and goals

■   Corporate and business strategy

■   Board composition

■   Executive compensation (see “Compensation Discussion & Analysis – Shareholder Outreach” for more details)

■   Corporate governance, human capital, diversity, equity & inclusion, and other ESG considerations

■   Regulatory considerations

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Communications with the Board

Any interested party may communicate with the Chairman of our Board or our non-executive directors as a group at the following address:

Janus Henderson Group plc
151 Detroit Street
Denver, Colorado 80206
USA
Attention: Company Secretary and General Counsel

Communications will be distributed to the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. The Secretary and General Counsel will not forward communications that are unrelated to the duties and responsibilities of the Board or otherwise inappropriate.

Governance Documents

We offer many critical policies and other disclosures on our website at www.janushenderson.com/ir under “Corporate Governance — Governance Policies and Statements,” including:

■	Corporate Governance Guidelines;
■	Code of Business Conduct;
■	Officer Code of Ethics; and
■	Charters for each of the Board’s standing committees.

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BOARD COMPENSATION

Our Compensation Philosophy for Non-Executive Directors

The Compensation Committee of our Board is responsible for periodically reviewing non-executive director compensation and benefits and recommending changes, if appropriate, to the full Board. Our non-executive director compensation program is designed to accomplish several objectives:

■	Attract and retain a diverse mix of capable and highly qualified directors with the ability, integrity, experience and judgment required to serve on the board of a public company;

■	Provide competitive compensation commensurate with the scope of responsibilities and time commitment required by the Company’s directors, including service on board committees; and

■	Align the interests of our non-executive directors with those of our shareholders.

Fees and Other Compensation in 2021

In 2021, the Compensation Committee engaged its independent compensation consultant, McLagan AON (the “Independent Consultant”) to report on non-executive director compensation practices and levels as compared to the JHG Peer Group (as defined below). Based on this report, and with guidance from the Independent Consultant, the Compensation Committee decided to increase annual service and committee fees to bring them in line with the JHG Peer Group median for the 2021/2022 service period.

The table below shows the changes, which include increases in the stock component of the annual service fees for the Chairman, Deputy Chairman, and Board members, and increases in the cash fees for committee service.

Annual Service Fees(1)	2020/2021	2021/2022
Chairman of the Board(2)
Cash	$240,000	$240,000
Stock	$160,000	$220,000
TOTAL	$400,000	$460,000
Deputy Chairman of the Board(2)
Cash	$225,000	$225,000
Stock	$160,000	$175,000
TOTAL	$385,000	$400,000
Board Members
Cash	$100,000	$100,000
Stock	$130,000	$150,000
TOTAL	$230,000	$250,000
Cash per each Committee
Audit Chair	$25,000	$40,000
Other Committee Chair	$15,000	$20,000
Per Committee	$10,000	$15,000
(1)	Annual service fees are shown for the period commencing on the Annual General Meeting date in 2020 and 2021, respectively, and running until the following year’s Annual General Meeting.

(2)	The Chairman and Deputy Chairman do not receive separate committee fees.

The annual retainer and fees noted above are prorated for the period of time during the calendar year that each director held the position. Annual cash service fees are paid in arrears in quarterly increments. Stock awards are paid in fully vested shares of Company stock, though directors who have met the ownership requirement have the option to receive all or part of their stock awards in cash. Pursuant to the Director Deferred Fee Plan, non-executive directors can elect to defer payment of their director fees and certain stock awards made under our director compensation programs. Deferred stock awards earn dividend equivalents, which are paid in the form of fully-vested restricted stock units (“RSUs”) that are granted on each dividend payable date. The Company also reimburses travel expenses for Board meetings, which are not included in the compensation tables below.

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Stock Ownership Guidelines

To ensure that directors own a meaningful amount of Company stock to more closely align their economic interests with those of other shareholders, the Compensation Committee has set minimum stock ownership guidelines for non-executive directors, which were adopted by the Board in the Corporate Governance Guidelines. Non-executive directors are required to own shares or share equivalents of our common stock with a value of at least $300,000 within four years of joining the Board. All of our non-executive directors who served on the Board in 2021 have satisfied the ownership guidelines as of December 31, 2021, except for Alison Davis who joined the Board in February 2021. In addition, solely for purposes of satisfying the ownership guidelines, all of the shares of Company common stock beneficially owned by Trian Fund Management, L.P. are deemed to be owned directly by Nelson Peltz and Edward Garden, so Messrs. Peltz and Garden have each satisfied the ownership guidelines.

2021 Annual Compensation for Non-Executive Directors

The following chart shows the compensation that each non-executive director was paid for his or her services in fiscal year 2021:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Richard Gillingwater	240,000	220,000	—	460,000
Glenn S. Schafer	225,000	175,000	27,014	427,014
Alison Davis	123,208	150,000	—	273,208
Kalpana Desai	140,000	150,000	—	290,000
Jeffrey J. Diermeier	175,000	150,000	14,073	339,073
Kevin Dolan	140,000	150,000	—	290,000
Eugene Flood Jr.(4)	168,333	150,000	—	318,333
Lawrence E. Kochard	145,000	150,000	66,191	361,191
Angela Seymour-Jackson(5)	236,998	150,000	—	386,998
Tatsusaburo Yamamoto(6)	—	—	—	—
(1)	Amounts represent the annual cash fees for serving as members of the Board of Directors, including non-executive Chairman and committee membership fees. Mr. Kochard deferred all his cash fees in 2021 under the Director Deferred Fee Plan.

(2)	Amounts represent the value of the annual 2021/2022 stock award which was fully vested on grant. Company shares were awarded (after applicable taxes were deducted) using the closing price of shares on the NYSE on April 30, 2021, of $34.39. Mr. Schafer and Mr. Diermeier elected to receive the value of their stock awards in cash. Mr. Gillingwater elected to receive his stock award paid as $160,000 in stock and $60,000 in cash. None of our directors hold unvested stock awards.

(3)	“All Other Compensation” includes the following:

Name	Other ($)(a)	Dividends on restricted stock units ($)(b)	Total ($)
Richard Gillingwater	—	—	—
Glenn S. Schafer	510	26,504	27,014
Alison Davis	—	—	—
Kalpana Desai	—	—	—
Jeffrey J. Diermeier	—	14,073	14,073
Kevin Dolan	—	—	—
Eugene Flood Jr.	—	—	—
Lawrence E. Kochard	—	66,191	66,191
Angela Seymour-Jackson	—	—	—
Tatsusaburo Yamamoto	—	—	—
(a)	The amount includes the membership fee for identity theft protection services paid by the Company on behalf of the director.

(b)	This amount represents the value of dividend equivalents awarded in the form of fully-vested RSUs in 2021 on all grants deferred under the Director Deferred Fee Plan. The RSUs held by each independent director as of December 31, 2021, are as follows: Mr. Diermeier holds 9,543 RSUs; Mr. Kochard holds 45,075 RSUs; and Mr. Schafer holds 18,000 RSUs.

(4)	Mr. Flood earns an additional observation fee of $10,000 on the JH Group Holdings Asset Management Ltd board.

(5)	[Ms. Seymour-Jackson also earns additional annual board fees of $27,500 for serving on the JH Group Holdings Asset Management Ltd board and $82,500 for service on the Henderson Global Investors Ltd board.]

(6)	Mr. Yamamoto resigned from the Board, effective February 4, 2021.

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PROPOSAL 2
APPROVAL TO INCREASE THE CAP ON AGGREGATE ANNUAL COMPENSATION FOR NON-EXECUTIVE DIRECTORS

This Proposal seeks shareholder approval to increase the cap on the aggregate annual compensation that can be paid to the Company’s non-executive directors set forth in Article 140 of the Company’s Articles of Association (the “Cap”) from US$3 million to US$4 million per year. The proposed increase to the Cap, if approved, will not directly impact actual compensation payable to our non-executive directors, which is reviewed and approved by the Board on an annual basis.

Our Articles of Association include the Cap due to the requirements of the ASX listing rules, and the Cap has not been increased since 2017. Since we have added three new independent directors to the Board since February 2021, and recently increased our Board size to 12 members, and given routine increases to director compensation since the 2017 merger that created Janus Henderson, the compensation payable to non-executive directors currently serving on our Board has reached the Cap, leaving no capacity to accommodate any future increases. Accordingly, the Board believes it is necessary and in the best interests of shareholders to increase the Cap to ensure that we are able to continue to attract and retain highly qualified independent directors to our Board. All compensation payable to our non-executive directors as a group each year is counted toward the Cap, including Board fees, committee fees and the value of equity awards. The Company does not have any active or discontinued retirement benefits plans for non-executive directors.

In accordance with ASX Listing Rule 10.17 we are seeking shareholder approval to increase the Cap, and we specifically note the following required ASX disclosures in connection with the proposed increase:

■	The increase in the aggregate annual compensation is US$1 million per year.
■	The maximum aggregate annual compensation is US$4 million per year.
■	The Company has not issued any securities to non-executive directors that required shareholder approval under ASX Listing Rules 10.11 or 10.14.
■	A voting exclusion statement for this resolution is set out below under “Vote Required and Recommendation.”

The text of the resolution in respect of Proposal 2 (which is proposed as an ordinary resolution) is as follows:

RESOLVED, that, for the purposes of ASX Listing Rule 10.17 and all other purposes, the maximum aggregate ordinary remuneration of the directors who do not hold executive office for their services be increased from US$3,000,000 to US$4,000,000 per year.

Vote Required and Recommendation

As an ordinary resolution, this proposal will be approved if the number of votes cast “FOR” exceeds 50% of the total number of votes cast on this matter. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of this proposal.

As required under ASX Listing Rule 14.11, the Company will disregard any votes cast in favor of this Proposal 2 by or on behalf of:

■	a director of the Company (and/or his or her nominee); or
■	an associate of a director.

However, the Company will not disregard any votes cast in favor of Proposal 2 by any of the foregoing persons that are cast by:

■	a person as proxy holder for a person who is entitled to vote, in accordance with the instructions on the proxy card;
■	the Chairman as proxy holder for a person who is entitled to vote, in accordance with an instruction on the proxy card to vote as the proxy holder decides; or
■	a holder acting solely in a nominee, trustee, custodial or other fiduciary capacity on behalf of a beneficiary, provided:
■ the beneficiary provides written confirmation to the holder that the beneficiary is not excluded from voting, and is not an associate of a person excluded from voting, on the resolution; and
■ the holder votes on the resolution in accordance with instructions given by the beneficiary to the holder to vote in that way.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL TO INCREASE THE CAP ON AGGREGATE ANNUAL COMPENSATION FOR NON-EXECUTIVE DIRECTORS.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)

Being a global asset management organization comes with important responsibilities. As an active manager, integrating ESG factors into our investment decision-making practices is fundamental to delivering the results clients seek. ESG-focused investing demands active and ongoing engagement, and we are committed to maintaining focus on long-term sustainability and returns.

■	At a corporate level, ESG principles influence our people, our culture and our choices, helping to make us a better company.
■	At an investment level, we have integrated ESG factors into our analysis and processes, helping us to identify opportunities and risks, and influence positive change as we engage with companies.
■	Recognizing that there is a lack of consistency in ESG implementation and articulation across the industry, we seek to be clear in our communication and to provide insight and education for our clients.

To help ensure that strategic issues relating to ESG are appropriately identified and managed across the firm in the best interest of our clients, we established an ESG Steering Committee during 2021. This body, which is chaired by Enrique Chang, our Global Chief Investment Officer, consists of several members of our Executive Committee and senior representatives responsible for ESG activities within our Distribution and Investments teams. Under this ESG Steering Committee, individual initiatives have been created to ensure:

■	that the ESG operating model within Investments continues to evolve;
■	that our funds and mandates respect emerging regulation pertaining to ESG; and
■	there is sufficient awareness of the firm’s activities relating to corporate social responsibility.

Responsible Investing

ESG investing demands active and ongoing engagement, and our heritage and expertise allow us to target long-term sustainable returns and positive outcomes. We also recognize that the ESG investment world is evolving, and we seek to partner with clients and act as a guide on that journey.

ESG Investment Principles for Long-Term Investment Success
1.	Investment portfolios are built with the aim of maximizing long-term risk adjusted returns for our clients
2.	Evaluation of ESG factors is a material component to achieving investment success
3.	Corporate engagement is vital to understanding and promoting sustainable business practices
4.	Investment teams should have the freedom to interpret and implement ESG factors in the way best suited to their asset class and investment strategy objective

We believe our ability to have the greatest impact as active managers is through active engagement with the firms in which we invest. ESG considerations are a key component of the active investment processes employed by our investment teams. These teams operate and are structured in ways most suited to their respective asset classes. The investment teams apply their differentiated perspective, insight and experience to identify sustainable business practices that can generate long-term value for investors. Therefore, commitment and accountability for the execution of ESG factors rests with the relevant investment teams. Each team is responsible for articulating their specific objectives which means that the implementation of ESG criteria is carried out at the investment strategy level. At the corporate level, we encourage and support the investment teams in embedding ESG factors into their work. This support includes making available centralized resources, such as data management, research, investment platforms and risk management tools, including the following:

■	Internal Research Platform. Investment teams are responsible for sharing relevant ESG research produced in-house by analysts across a centralized platform.
■	ESG – Investments Team. A specialized team focused on governance and stewardship, ESG investment research, and ESG strategy and development. This team’s mission is to promote ESG integration across Janus Henderson and serve as a resource for all of our investment teams.

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■	ESG Risk Reporting. ESG data is incorporated into our risk reporting tools, covering issues such as exposure to companies with low ESG ratings, controversies, weak corporate governance, and climate risk.
■	ESG Research, Data, and Ratings. We subscribe to a broad range of external ESG information providers and make this information available directly to the investment teams.

Over the course of 2021, we made significant progress in embedding ESG at the heart of our investment proposition. Key accomplishments in 2021 include:

■	Created a dedicated ESG investments team to promote ESG integration across Janus Henderson and serve as a resource for all investment teams. We grew the size of this central ESG team within Investments from four people to a team of 15 people. The three pillars of the team comprise: Governance & Stewardship; ESG Research; and ESG Strategy & Development
■	Evolved our governance of ESG investment oversight through the formation of an ESG Investment Oversight Committee, chaired by our Global Head of ESG Investments. This committee is responsible for ensuring that the investments framework to manage ESG-related risks is adequate and effective.
■	Updated our ESG investment policy by enhancing our voting and stewardship process and adding engagement expectations and exclusions.
■	Strengthened our ESG data and tools by working with MSCI as a strategic ESG data partner alongside our existing ESG data providers and by building out our cloud-based infrastructure to automate and feed ESG data into front office and reporting systems.
■	Continued to participate in select ESG industry initiatives to advance sustainability across responsible investment, impact, stewardship, climate change, governance and disclosures and standards.
■	Launched a range of five sustainable ETFs in the U.S. and two funds in Europe that comply with Article 9 of the European Commission’s Sustainable Finance Disclosure Regulation (“SFDR”). We also continued to focus on the roll-out funds under Articles 8 and 9 of the SFDR with more to follow in 2022.
■	Shared our insights on ESG with clients by generating approximately 50 thought leadership pieces on ESG topics delivered via articles, white papers, podcasts, videos and panel debates.

ESG Investments Team

Governance & Stewardship	ESG Research	ESG Strategy & Development
This team was strengthened during the year and is focused on evolving Janus Henderson’s engagement and voting policy and process, as well as leading on collaborative and thematic engagements.	This is a newly created team supporting investment desks with ESG research and insights.	This is also a newly created team with a focus on ESG data, product design and ESG thought leadership.

The Janus Henderson Investors website (www.janushenderson.com) provides access to manager insights on how they see ESG issues reshaping the investment landscape, as well as to our ESG policies, voting records, and our annual ESG engagement and voting review.

Environmental Sustainability

Climate change, biodiversity loss and pollution are some of the greatest challenges we face today, and we recognize that urgent action is imperative to prevent irreversible consequences to the planet. We are committed to reducing our environmental impact and embedding sustainable practices throughout our business.

Our environmental highlights:

■	Committed to maintaining our CarbonNeutral® status, which we have maintained every year for the last 15 years. We see this as an important way of not only offsetting our unavoidable operational emissions, but also contributing to sustainable projects around the world.
■	Reached our target of reducing our carbon footprint by 15% per full-time employee over three years, based on 2018 consumption, based on both actual emissions (which were lowered significantly due to the impact of COVID-19) and business-as-usual modeling (which aims to normalize this reduction).
■ In 2022, we intend to set new targets using 2019 as a new baseline, as well as reviewing Science-Based Targets methodology and net zero targets across our business operations.
■	Improved our carbon data collection process by expanding its scope to include our water withdrawal and discharge, as well as waste and paper consumption.
■ In 2022, we will also be estimating our working-from-home emissions and reviewing employee commuting.
■	Procured 100% renewable electricity in our head offices in London and Luxembourg. We also switched our Melbourne and Sydney offices to renewable electricity in 2021.
■	Maintain a CDP Score of “B.” Our 2021 submission achieved a score of B-. We are committed to improving our score through reviewing our disclosures and practices.

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Through our carbon offsetting portfolio, we contributed to high quality, independently verified emission reduction and removal projects, and advanced the UN Sustainable Development Goals (“SDGs”).

Our 2021 Offset Portfolio:

■	Seneca Meadows Landfill Gas, USA
■	Truck Stop Electrification, USA
■	Solar Water Heating, India
■	Khalladi Wind Power, Morocco

SDGs advanced through our offset portfolio:

Community Involvement

We believe it is important to be actively engaged in the global community in which we operate. By contributing to communities through local initiatives, as well as through our investment activity and corporate engagement, we are fulfilling what we view as our civic responsibility to set a positive example.

Through financial donations, service projects and paid volunteer hours, employees are able to positively engage in the areas where we work and live, strengthening our communities and cultivating meaningful partnerships. In 2021, despite the COVID-19 pandemic, we were able to engage in some of our traditional philanthropic efforts on a limited basis, like participating in bike builds and community projects, serving meals at soup kitchens, and teaching financial literacy in the classroom. Our employees volunteered approximately 1,345 hours in the community and organized fundraising campaigns for those in need. Employees in Australia raised over AUD30,000 for 26 charities in their region. During our global month of service campaign, our employees:

■	Responded to the India COVID-19 crisis by donating more than $45,000 to charities working directly in the region.
■	Donated £3,180 to The Bike Project in the UK, which provides bikes to refugees, giving them access to food banks, education and vital services.
■	Built and donated 46 bikes and helmets for second grade students in Colorado through Wish for Wheels.
■	Supported Hermanos de la Calle and their efforts to help homeless individuals in Miami-Dade County, as well as to create awareness and motivate local communities and families to volunteer in different ways to help the homeless gain back their dignity and their place in society.
■	Volunteered at the Willing Hearts Soup Kitchen in Singapore, which prepares, cooks and distributes about 9,500 daily meals to over 40 locations island-wide, helping the elderly, disabled, low income and poverty stricken.

The Janus Henderson Foundation

The Janus Henderson Foundation is the primary charitable giving arm of Janus Henderson Group. The Foundation seeks to make a difference in our community by helping youth achieve their full potential through access to better educational opportunities. We invest in innovative programs that prepare our youth to achieve academic success and evolve to be the future leaders of tomorrow, including those described below.

Select 2021 Partnerships:

■	Denver Scholarship Foundation (DSF). Partnered with DSF to create the Janus Henderson Scholarship, which was awarded to 12 Denver public school students who were first-generation college students pursuing a degree or certification in science, technology, engineering, mathematics, business, economics, accounting, marketing, communication or journalism. In 2021, we were able to support five more scholars than in 2020.
■	Junior Achievement (JA) Titan Global. Prepares young people to succeed in a global economy through virtual business simulations and a comprehensive economic, business management and financial curriculum. We have made a multi-year commitment to Junior Achievement to redesign the JA Titan Program. This investment in innovation was recognized by LearnX Live! and was honored with a Gold Award for Best Educational Technology and a Diamond Award for Best Pandemic Response.
■	Innovations for Learning. In 2021, we finalized a grant of more than $182,000 to our long-term partner, Innovations for Learning, so they could expand their flagship TutorMate program in the U.S. and the UK, to combat learning loss caused by the global pandemic.

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COMMITMENT TO DIVERSITY, EQUITY AND INCLUSION (“DEI”)

We are committed to creating an inclusive environment that promotes equality, cultural awareness and respect by implementing equitable policies, benefits, training, recruiting and recognition practices to support our employees. Diversity, equity and inclusion are about valuing our differences, creating equal opportunities and continually identifying ways to improve our cultural intelligence, which ultimately leads to better decision-making and a more tailored client experience.

Increasing diversity in senior management positions is a DEI priority. In September 2021, we established goals to increase the number of women in senior management positions from 25% to 30% by 2023 and to increase the number of racial and ethnically diverse employees in senior management positions from 11% to 16% by 2023.

Our 2023 DEI Goals
30%	16%
Women in senior management positions	Racially and ethnically diverse employees in senior management positions

In addition, we established a global Diversity, Equity & Inclusion Committee in 2017, with representation from our Executive Committee and leaders across the business and adopted a Diversity, Equity and Inclusion Policy, which is available on our Investor Relations website (www.janushenderson.com/ir) under “Corporate Governance” in the “Corporate Social Responsibility” section.

In 2017, we signed on to the HM Treasury’s Women in Finance Charter, pledging our commitment to promote gender balance in the UK financial services industry. When we signed the charter, our female senior management percentage was 16%. In 2021, we met our 2022 Charter target goal of 25% senior management women representation in the UK ahead of schedule, and we are on track to achieve our new goal of 30% representation by 2023. In addition to disclosing this measurable objective for achieving gender diversity, we also disclose progress made towards achieving gender diversity in our Impact Report, including the percentage of women employed by the Company globally, and the percentage of women in management and senior leadership roles globally.

Employees value our Employee Resource Groups, which include the Gender Diversity Alliance, the Black Professional Network and Janus Henderson Pride, to name just a few.

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KEY DEI ACCOMPLISHMENTS IN 2021:

■	Enhanced COVID-19 related benefit coverage, including leave options, employee well-being and counselling services, and backup child and adult care.
■	Met our 2022 Women in Finance Charter target goal of 25% representation of women in senior management in the UK.
■	Introduced DEI performance objectives for all employees as part of our annual performance evaluation process.
■	Continued the #StrongerTogether initiative to educate employees on racial injustice, privilege, allyship and systemic racism.
■	Achieved a DEI employee engagement score of 83%, which is 3% higher than the 75th percentile industry benchmark set by Newmeasures, LLC, a nationally certified women-owned enterprise that designs and executes employee lifecycle survey tools and benchmark data.
■	Signed the CEO Action for Diversity & Inclusion pledge and committed to the Equity Collective, which represents 23 firms dedicated to educating, empowering, and developing the next generation of diverse leaders in the industry. As a member, we have entered into a multi-year commitment which includes exclusive sponsorships with Boys & Girls Clubs of America, HIVE Diversity, and Team IMPACT.
■	Recognized by Bloomberg Gender Equality and Human Rights Campaign Index for our transparent and inclusive practices.
■	Committed to the #10000Black Interns, CollegeTrack and Greenwood Project internship programs.
■	Improved our gender pay gap in 2021 versus 2020*.

*	We take a global approach to managing compensation and strive to ensure that our compensation and reward programs are externally competitive and internally equitable to support Company strategy and to attract, motivate and retain talented employees. We have a gender pay gap primarily due to a greater proportion of men than women in the highest paying positions.

Workforce Ethnic Diversity*	Workforce Gender Diversity*	Overall Diversity Within Janus Henderson**

*	Data as of December 31, 2021
**	Data includes overall representation of women, ethnically diverse, LGBTQ+, veterans and employees with disabilities

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The Compensation Discussion & Analysis (“CD&A”) provides an overview our executive compensation philosophy and the principal elements used to compensate our CEO and other Named Executive Officers (“other NEOs”) identified below. We also outline the 2021 compensation decisions taken by our Compensation Committee and describe how compensation for the CEO and our other NEOs aligns with the Company’s performance and strategic priorities.

Our 2021 Named Executive Officers include:

In November 2021, the Company announced Mr. Weil’s intention to retire as Chief Executive Officer and as a member of the Company’s Board of Directors, effective March 31, 2022. The Board has initiated an internal and external search process with the assistance of a leading executive search firm to identify a successor to lead the Company through its next phase of growth. To ensure a seamless transition, Mr. Weil will remain in his role until March 31, 2022 and assist with an orderly transfer of responsibilities, serving as an adviser to the Company through June 30, 2022.

Compensation Principles

Our Compensation Committee oversees our overall compensation program, including executive compensation. In terms of executive compensation, the Compensation Committee is responsible for the program’s overall design, the review and approval of goals and objectives relevant to our CEO’s performance assessment and compensation decisions, and approval of the compensation of our executive officers based on an evaluation of each executive’s performance. Our executive compensation practices are centered around the following principles:

■	Attract and retain individuals critical to our long-term success by providing total reward opportunities which, subject to performance, are competitive within our defined markets;
■	Fully align pay with our strategic priorities, reinforce a strong performance culture through rewards that reflect company-wide, department, team, and individual performance;
■	Align management, client and shareholder interests by deferring a significant portion of compensation into JHG stock awards and/or fund unit awards;
■	Manage risk-taking and conflicts of interest in our incentive plans, maintaining an appropriate balance between base salary, short-term cash incentives and long-term deferred incentives; and
■	Ensure that compensation processes and procedures comply with regulatory requirements, are consistent with market practice, and include effective risk management controls.

2021 Company Highlights

2021 was another uniquely challenging year, marked by volatile markets and unpredictable changes to our home and work lives, yet our strategic focus remained unchanged. While we are encouraged by our progress in a number of key areas, we appreciate that our potential is greater than our current results. This is most evident in our net flows, which, despite improving significantly in each of the past two years, remain negative overall. Our 2021 accomplishments and performance highlights are described below.

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Produce dependable investment outcomes

Investment performance remained solid despite elevated volatility in global markets with more than half of AUM outperforming benchmarks on a 1-, 3- and 5-year basis. We continued to invest in our employees and in technology to strengthen risk-adjusted returns for our clients.

Excel in distribution and client experience

During the year, we made key senior level appointments globally in sales, consultant relations and client experience that should deepen our relationships with our clients. In intermediary sales, which is our largest distribution channel, we saw good client demand particularly in the EMEA (Europe, Middle East and Africa), Latin America and Asia Pacific regions, all of which had net inflows for the year.

Focus and increase operational efficiency

Operational efficiency continues to be a key focus for our business. Throughout the year, we made substantial investments in technology and data architecture, including key front office technology, our customer relationship management system and our investment teams’ order management system. These transformational projects should significantly improve our efficiency in delivering for our clients.

We also continued to enhance, simplify and strengthen our platform to deliver future growth. During 2021:

■	We completed a review of our Perkins Investment Management (“Perkins”) subsidiary. To right-size our product portfolio and better align with the changing needs of clients, we closed certain Perkins strategies and liquidated certain Perkins funds during the year.
■	Work began on our strategic decision to sell our 97%-owned Quantitative Equities subsidiary, Intech Investment Management LLC (“Intech”), to a consortium comprised of Intech management and certain non-executive directors of Intech (“Management Buyout”), thereby further simplifying our operating model.

Proactive risk and control environment

We have continued to significantly enhance our risk and control environment, moving towards our best-in-class approach. The work we have been doing in this area is critical to building a long-term growth foundation and enabling us to actively pursue growth opportunities. Importantly, this year, some of our work has been evidenced by lower regulatory capital requirements, which assisted us in delivering increased capital returns to our shareholders.

Develop new growth initiatives

2021 was our most active year in launching new products. We successfully launched new products in our focus areas of growth, including active exchange traded funds (“ETFs”), ESG, Fixed Income and Alternatives. We launched over 20 new products globally, including a suite of five sustainable active equity and fixed income ETFs in the U.S. In Europe, we continued to focus on the roll out of sustainable funds under the EU Commission’s Sustainable Finance Disclosure Regulation. We launched two new funds with a principal objective of sustainability, including a U.S. sustainable equities strategy and a sustainable technology fund. In addition to these product launches, we had some early successes in expanding our distribution channels by growing relationships with model portfolio providers in the U.S.

2021 Investment and Financial Performance

Investment Performance

Solid investment performance with 54%, 58%, 76% and 84% of assets under management outperforming relevant benchmarks on a one-, three-, five- and 10-year basis, respectively.

% of AUM outperforming benchmark
As of December 31, 2021

Capability	1-year	3-year	5-year	10-year
Equities
Fixed Income
Multi-Asset
Quantitative Equities
Alternatives
Total

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Financial Results

2021 was a year of strong financial performance despite net flows, which remain negative overall. With the assistance of both markets and investment performance, AUM finished the year at a record high of US$432 billion. Financial highlights include:

Total Shareholder Return (“TSR”)

TSR for JHG in 2021 was +34.1%, compared to a median TSR of +34.7% for the JHG Peer Group, +47.6% for the S&P U.S. BMI Asset Management & Custody Banks Index and +28.7 for the S&P 500.

Revenue Growth

A 20% increase in average AUM and a higher net management fee margin led to a 21% increase in adjustment revenue for the year to $2,215 million from $1,834 million in 2020.

Adjusted Operating Margin* (%)

Adjusted operating margin of 43.5% increased from 5.5 percentage points from 38.0% in 2020.

Adjusted Diluted Earnings per Share ("EPS")* (US$)

On an adjusted diluted basis EPS was $[4.28, a record for the firm, up 42% on 2020.

Dividend per Share (US$)

Dividends of $256 million were paid out during 2021, increasing the dividend per share by 4% in 2021.

* In addition to financial results reported in accordance with GAAP, we report certain financial measures on a non-GAAP basis, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may differ from the non-GAAP financial measures used by other companies. For additional information, see Annex A, “Reconciliation of Non-GAAP Financial Measures.”

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Elements of Compensation

Our Compensation Committee emphasizes performance-based variable incentives as the primary element of compensation paid to the CEO and our other NEOs, reinforcing our strong pay-for-performance culture. In the 2021 performance year, 92% of the CEO’s total compensation and 91% of our other NEOs’ total compensation consisted of performance-based variable incentives. As shown in the charts below, a significant portion of variable compensation is deferred into JHG stock-based awards and/or fund unit awards, aligning management, client and shareholder interests, consistent with our compensation philosophy.

The charts below illustrate the mix of total compensation awarded in respect of the 2021 performance year. Total compensation includes base salary plus variable compensation delivered in the form of cash (Short Term Incentive, or “STI”) and deferrals into restricted stock units and/or fund unit awards (Long Term Incentive, or “LTI”). LTI includes one-time Transition Awards granted in February 2022.

We strive to maintain an appropriate balance between base salary and variable compensation without targeting a specific mix or ratio in the compensation framework for the CEO and the other NEOs. However, once the CEO’s total variable compensation is determined for a particular year, the percentage mix between cash and deferred awards, as well as the percentage mix between types of deferred awards, is fixed.

Component	Purpose	Pay Type	Pay Element	Details
Base Salary	• Provides fixed pay for performing day-to-day job responsibilities	Fixed	Cash

•  Constitutes a small portion of total annual compensation

•  Reviewed periodically to maintain market competitiveness

•  Provides market competitive base salary reflective of the responsibilities and scope of the position, as well as the experience and caliber of our executive talent.

Performance-Based Variable Compensation		Short-Term Incentive	Cash	The portion of total variable compensation paid in cash is intended to reward current year achievements.

•  Performance-based variable compensation reinforces our pay-for-performance culture

•  Recognizes current year achievement of goals and objectives

•  Total award amount determined and divided into short and long-term incentive based on standard deferral methodology

•  All long-term incentive awards are subject to malus and clawback provisions

		Long-Term Incentive	Restricted Stock Units (“RSUs”)	Total variable compensation is deferred into RSUs which are typically subject to a three-year ratable, time-based vesting schedule. Cash dividend equivalents are paid on unvested RSUs and are included in taxable compensation.
			Fund Unit Awards	Total variable compensation can also be deferred into fund units. These awards are typically subject to a three-year ratable, time-based vesting schedule.
			Performance-Based Share Units (“PSUs”)	25% of the CEO’s total variable compensation is deferred into PSUs. These PSU awards are subject to a three-year cliff vesting schedule based on a comparison of our TSR over the three-year deferral period to the TSR of the JHG Peer Group over the same period. PSU awards have a one-year holding period following vesting, and dividends are not paid on unvested PSU awards.

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Other Benefits	Provides market competitive employee benefits	Benefits	• Medical and dental insurance • Life and disability insurance • Employee stock purchase opportunities • Charitable matching gift programs	The Compensation Committee annually reviews other benefits provided to the NEOs. We generally provide benefits to our NEOs that are similar to (if not the same as) those offered to all Company employees.
Retirement Plans	Provides the opportunity for participant elected deferrals of compensation and certain Company discretionary and matching contributions	Varies by Country		We provide retirement plan benefits to all employees to assist them in their retirement planning. The contribution amounts vary geographically, and amounts are based on plan formulas that apply to all employees in those locations. Plans offered vary based on local market practices and regulations.

CEO Scorecard Approach and 2021 CEO Variable Compensation

CEO Scorecard Approach

For the CEO, the Compensation Committee uses a structured scorecard to evaluate performance and determine annual variable compensation. The scorecard is designed to align CEO compensation with JHG’s performance and reward the CEO for achieving goals that maximize long-term value creation for our shareholders and clients.

At the beginning of each year, the Compensation Committee establishes the CEO’s target incentive opportunity as well as the scorecard performance measures and weightings. In setting the target incentive opportunity, the Compensation Committee considers various factors based on feedback from our Independent Consultant, including the Company’s revenue and total assets under management, as well as business complexity, compared to the JHG Peer Group. The Compensation Committee determined that the CEO’s 2021 target incentive opportunity would increase to $8.5 million based on market pay practices of the other companies in the JHG Peer Group.

The performance categories, measures and weightings used in the 2021 scorecard were the following:

■	Investment Excellence (30% weighting). Deliver investment excellence for clients measured based on three-year investment performance relative to benchmark;

■	Financial Results (40% weighting). Deliver strong financial results for shareholders measured based on our one-year relative results for revenue growth, growth in net income before taxes and total net AUM flows; and

■	Strategic Results (30% weighting). Drive strategic results to achieve long-term success for clients and shareholders measured based on: executing the Company’s strategic vision and priorities, creating a diverse and inclusive culture that attracts and retains strong talent, reinforcing our commitment to ESG, excelling in client experience, and fostering a strong risk and control environment.

After the end of each year, the Compensation Committee uses the scorecard to evaluate the CEO’s performance relative to the specific investment, financial and strategic performance objectives.

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Using the chart below, the Compensation Committee selects a performance multiplier range between 0.0 and 2.0 for each performance category in the scorecard, as well as an overall performance ‘multiplier’ between 0.0 and 2.0.

Performance Multiplier Range	Ranges of the Compensation Committee’s Evaluation of Performance
0.0 to 0.5	Significant decline in absolute performance year-over-year
Bottom quartile performance relative to the applicable peer group or benchmarks
0.5 to 1.0	Slight decline to flat in absolute performance year-over-year
Slightly below median performance relative to the applicable peer group or benchmarks
1.0 to 1.5	Slight moderate increase in absolute performance year-over-year
Slightly above median performance relative to the applicable peer group or benchmarks
1.5 to 2.0	Significant increase in absolute performance year-over-year
First or high second quartile performance relative to the applicable peer group or benchmarks

The overall performance multiplier is applied to the CEO’s target incentive opportunity in order to calculate the CEO’s total variable compensation award. As shown below, once the amount of the CEO’s total variable compensation award is determined, 50% is paid in cash and 50% is deferred.

Given that Mr. Weil will retire in 2022:

■	No PSUs were granted in 2022 in respect of the 2021 performance year. The 2021 total variable compensation award was delivered 50% in cash and 50% was deferred. The deferral was delivered in a combination of time-vested RSUs and time-vested fund unit awards.
■	Time-based fund unit awards granted in 2020, 2021 and 2022 will continue to vest ratably over a three-year period notwithstanding Mr. Weil’s termination of employment, provided that Mr. Weil refrains from certain competitive services during the vesting period.
■	PSUs granted in 2020 and 2021 will cliff vest on the third anniversary of the grant date (notwithstanding Mr. Weil’s termination of employment, provided that Mr. Weil refrains from certain competitive services during the vesting period), with the level of vesting determined based on JHG’s three-year relative TSR ranking versus the JHG Peer Group. PSUs will be measured as of the last trading date prior to the termination of employment (determined using the average closing stock price for the shares of the Company’s common stock for the 90-day trading period immediately preceding the termination of employment). The potential payout for the PSUs ranges from 0% to 200% of the number of units initially granted, as follows:

0% payout	3-year relative TSR is at or below the 10th percentile ranking
100% of target payout	3-year relative TSR is at the 50th percentile ranking
200% of target payout	3-year relative TSR is at or above the 90th percentile ranking

Notes:

(a)	Regardless of JHG’s relative TSR ranking, the PSUs granted in 2020 and 2021 will be subject to a maximum value cap not to exceed 400% of the initial grant value.
(b)	Even if JHG’s three-year relative TSR exceeds the JHG Peer Group median, if JHG’s three-year absolute TSR is negative, payouts cannot exceed 100% of the number of PSUs initially granted.
(c)	Performance results that fall in between the target payout percentages stated in the table are interpolated using a straight-line method.

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The scorecard approach used to determine total variable compensation coupled with the PSU vesting conditions subjects the CEO’s total variable compensation award to two distinct performance hurdles:

■	Hurdle #1: To receive a variable compensation award, the CEO must first deliver results against the annual performance measures as outlined in the scorecard; and
■	Hurdle #2: To fully vest the deferred PSU portion of the CEO’s total variable compensation award, JHG’s three-year TSR relative to the JHG Peer Group must meet or exceed certain targets.

Subjecting the deferred PSUs to this double hurdle underscores the Compensation Committee’s dedication to pay for performance, establishing rigorous performance standards, and aligning the CEO’s pay with shareholder interests over the short- and long-term. As shown in the table below, the vesting percentage for the CEO’s 2016, 2017 and 2018 PSU grants averaged 89% of the total units granted.

CEO PSU Grants

	Units Granted	Units Vested	Vested (%)	Original Grant Value ($)	Vested Value ($)	Vested Value (%)
2016(a)(b)	63,549	23,831	38%	1,778,000	596,967	34%
2017(c)(d)	57,590	33,594	58%	1,988,000	1,003,117	51%
2018(e)(f)	83,863	125,795	150%	1,982,500	4,585,228	231%
ACTUAL VESTING RESULTS 2016-2018			89%	5,748,500	6,185,312	108%

Notes: For purposes of this illustration, grants shown represent awards related to the year of performance rather than the year in which they were granted.

(a)	The 2016 award was granted pre-Merger and vested based on the three-year relative TSR performance of JHG’s common stock.
(b)	2016 vested value as of February 4, 2020, based on the stock price of $25.05.
(c)	2017 vested value as of February 4, 2021, based on the stock price of $29.86.
(d)	Per the terms of the PSU award agreement, Legg Mason was excluded from the 2017 relative TSR calculation as a result of its acquisition by Franklin Templeton effective July 31, 2020.
(e)	2018 vested value as of February 4, 2022, based on the stock price of $36.45.
(f)	Eaton Vance, Waddell & Reed, Legg Mason were acquired during the performance period, and therefore are excluded from the 2018 relative TSR calculation of percentile rank per the award agreement.

2021 CEO Variable Compensation

Based on its evaluation of 2021 investment, financial and strategic results using the scorecard, the Compensation Committee determined an overall performance multiplier of 1.10 for the CEO as illustrated in the table below. The overall performance multiplier is applied to the CEO’s target incentive opportunity of $8.5 million in order to calculate the CEO’s 2021 total variable compensation incentive award shown below.

Performance Multiplier Ranges
Performance Category	0.0	0.5	1.0	1.5	2.0
Investment Excellence (30%)
Financial Results (40%)
Strategic Results (30%)
Overall Performance Multiplier
Committee’s assigned multiplier range

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Richard Weil  | Chief Executive Officer

2021 Compensation (in 000s) Base Salary	$725

Responsibilities

Prior to his retirement, Mr. Weil developed, articulated and executed the Company’s long-term strategic priorities to deliver value for clients and shareholders over the long-term in his role as CEO.

Mr. Weil was responsible for senior leadership development and succession planning, defining and reinforcing the Company’s purpose and engaging with key clients, industry leaders, regulators and policy makers.

Performance-Based Variable Compensation
Annual Cash Bonus	$4,675
JHG Restricted Stock	$1,000
Performance-Based Share Units	$ —
Fund Unit Awards	$3,675
Total Variable Compensation	$9,350
Total Annual Compensation	$10,075

Compensation Decisions

Mr. Weil’s base salary is reviewed periodically by the Compensation Committee. He did not receive a salary increase in 2021.

Mr. Weil’s total variable compensation was determined using the Overall Performance Multiplier of 1.10, calculated based on the performance multiplier ranges assigned by the Compensation Committee to Investment Excellence, Financial and Strategic Results based on their assessment of the 2021 CEO Scorecard outcomes. This multiplier was applied to the 2021 target incentive opportunity of $8.5 million, resulting in $9.350 million in total variable compensation. This represents a 20% increase in total variable compensation and an 18% increase in total compensation as compared to 2020.

2021 CEO Scorecard Assessment

Investment Excellence (30% weighting)

Investment performance is 100% formulaic.

■	While our multi-asset, fixed income, and alternatives investment performance remained strong over the prior year with more than 95% of assets beating benchmark over a 3- and 5-year basis, our equities investment performance modestly deteriorated. In Equities, our largest franchise, investment performance declined with 37% and 68% of AUM beating benchmark over a 3- and 5-year period as of December 31, 2021 compared to 54% and 67% in the preceding year.

Based on firm-wide fund performance, on an AUM-weighted basis, the % of assets outperforming respective benchmarks over the three-year investment period ending December 31, 2021 was 58%, resulting in a performance multiplier range of 1.0 to 1.5 for Investment Excellence.

Financial Results (40% weighting)

Financial performance is determined 50% formulaic and 50% subjective.

Formulaic financial results are determined based on the Company’s one-year relative financial performance for 2021 as compared to the JHG Peer Group over the same period. The formulaic component is calculated using a simple average of three multipliers: revenue growth, net income before taxes, and net flows.

■	Total adjusted revenue growth was up 21%, positioning the Company in the top quartile relative to the JHG Peer Group.
■	Adjusted net income growth up [32]% is near the JHG Peer Group median.
■	Net flows improved (excluding Intech) from net outflows of $17 billion and $15 billion per annum the past two years to $4.2 billion in 2021. While equities flows have improved materially from the preceding two years, the equities franchise recorded $9.2 billion of outflows in 2021, representing just over (4)% of organic decline. This decline in flows positioned the Company in the bottom quartile relative to the JHG Peer Group.

Subjective financial results reflect the Compensation Committee’s holistic assessment of results including, but not limited to: actual vs. budget year over year, shareholder return, balance sheet quality and other financial outcomes for 2021.

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■	Total shareholder return for JHG in 2021 was +34.1%, compared to a median TSR of +34.7% for the JHG Peer Group, +47.6% for the S&P U.S. BMI Asset Management & Custody Banks Index and +28.7% for the S&P 500.
■	Adjusted operating margin of 43.5% is up 5.5 percentage points as compared to 38.0% in 2020.
■	Adjusted operating income of $963.5 million is up 38% compared to $696.7 million in 2020.
■	Strong Balance sheet returning significant cash to shareholders.
■	Paid $256.0 million in dividends and $372.1 million in share repurchases.
■	Repurchased 11.4 million shares that returned $372.1 million of capital to shareholders, which will be 6% accretive to 2022 Earnings.

The Compensation Committee assigned a performance multiplier range of 0.5 to 1.0 for Financial Results based on the combined formulaic and subjective results described above.

Strategic Results (30% weighting)

Strategic performance is 100% subjective and the Compensation Committee assigned a performance multiplier range of 1.0 to 1.5 based for strategic results based on the following:

■	Built a strong and unified company culture with a shared purpose. Supported our people throughout the pandemic with consistent and transparent communications and online resources and tools to support wellbeing. Engaged employees on a journey toward a more agile way of working in the future. This contributed to our success in attracting and retaining exceptional talent at every level of the organization.
■	Driven numerous investments in people, technology and system improvements, which in turn has improved investment, distribution and compliance outcomes.
■	Made significant progress towards developing a comprehensive approach to ESG issues across the Company. Increased the size of our ESG teams in both Distribution and Investment. Made progress in our ESG data architecture systems to deliver a consistent central data standard by building a cloud-based approach to ESG data management.
■	Under Mr. Weil’s leadership, the Company has improved the risk and control environment and positioned regulatory relations on a positive footing.
■	Appointed James “JR” Lowry to the newly created role of Global Chief Operating Officer in October, who has already made significant contributions in strengthening our infrastructure.

2021 Compensation for Other NEOs

The Compensation Committee is responsible for oversight and approval of compensation paid to the NEOs who are eligible to receive discretionary total variable compensation awards based on Company, department and individual performance.

We pay annual variable compensation to the majority of employees from pools funded by Company profits (“profit pools”). These profit pools effectively create a “profit share” arrangement between our employees and shareholders. Total variable compensation paid to the other NEOs is fully discretionary and directionally consistent with the variable compensation paid to all employees funded from the profit pools.

In addition to profit pool outcomes, the Compensation Committee considers a number of factors in determining total variable compensation for our NEOs:

■	Overall Company performance and the performance of the departments led by each NEO,
■	The CEO’s assessment of individual performance, including the achievement of individual objectives and demonstration of certain behavioral competences, and
■	Competitive benchmarking data for similar roles as compared to the JHG Peer Group.

The other NEO’s total variable compensation awards are subject to our standard deferral methodology under which a portion of each NEO’s award is paid in cash and the remainder is deferred into RSUs and/ or fund unit awards. These long-term incentive awards vest in equal installments over a three-year period.

The Compensation Committee also considered the uncertainty caused by the CEO’s retirement, combined with an increase in shareholder activism, and decided to deliver transition awards to the other NEOs to reinforce leadership stability during this period of transition and change. The transition awards, as shown in the tables below, were delivered in time-based RSUs and will cliff vest at the end of two years.

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Roger Thompson  | Chief Financial Officer

2021 Compensation (in 000s)

Responsibilities

Mr. Thompson serves as Chief Financial Officer and is a member of the Executive Committee.

He is responsible for planning, implementing, managing and controlling all corporate financial-related activities of the Company, including forecasting, strategic planning, capital allocations and expense management. He also oversees Corporate Finance, Accounting, Tax, Investor Relations, Procurement, and Corporate Real Estate and Facilities.

Base Salary	$495
Performance-Based Variable Compensation
Annual Cash Bonus	$1,514
JHG Restricted Stock	$652
Fund Unit Awards	$652
Total Variable Compensation	$2,818
Total Annual Compensation	$3,313
Transition Award	$1,700

Compensation Decisions

The Compensation Committee approved $2.818 million in total variable compensation for Mr. Thompson which represents a 25% increase as compared to 2020. This increase recognizes his contributions toward a highly profitable, cash generative business capable of investing in new growth initiatives.

Mr. Thompson’s compensation is determined in Great British Pounds (“GBP”) and converted to USD using an annual average exchange rate between GBP and USD equal to 1.3746.

2021 Key Achievements

■	Under Mr. Thompson’s leadership, the Company continues to maintain a strong balance sheet and return capital to shareholders. He has executed on an accretive stock repurchase program and maintained a robust liquidity position. Operating leverage has increased, driven by revenue growth and supported by an ongoing focus on disciplined spending.
■	He sponsored a complex legal entity re-organization to simplify the corporate structure.
■	Mr. Thompson led a team which delivered important improvements in management information and critical improvements to the control environment.
■	Mr. Thompson led the Company’s efforts in respect of the continued pandemic response and chairs the steering committee evaluating the Company’s future working practices.
■	He champions the Corporate Social Responsibility program globally, an area of ESG where we perform very well relative to others in our industry. As the head of Corporate Real Estate and Facilities, a fundamental component of JHG’s commitment towards climate change is to maintain a carbon neutral emissions footprint for all our global operations.
■	As the outgoing Chair of the Diversity, Equity & Inclusion Committee, Mr. Thompson played an integral role in driving achievements that culminated in recognition and increased rankings for inclusive practices year-over-year from the Bloomberg Gender Equality Index and the Human Rights Campaign Index.

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Suzanne Cain  | Global Head of Distribution

2021 Compensation (in 000s)

Responsibilities

Ms. Cain serves as Global Head of Distribution and is a member of the Executive Committee. She has responsibilities for global sales and product marketing for both Institutional and Retail channels. She also oversees Global Marketing and Client Services worldwide.

Base Salary	$400
Performance-Based Variable Compensation
Annual Cash Bonus	$1,845
JHG Restricted Stock	$878
Fund Unit Awards	$877
Total Variable Compensation	$3,600
Total Annual Compensation	$4,000
Transition Award	$2,000

Compensation Decisions

The Compensation Committee approved $3.60 million in total variable compensation for Ms. Cain which represents a 31% increase as compared to 2020. This increase is largely driven by her contribution in advancing the strategic agenda of our distribution efforts, which improved our 2021 organic growth rate of (1.2)% as compared to (4.5)% in 2020. Ms. Cain did not receive a salary increase in 2021.

2021 Key Achievements

■	Ms. Cain oversaw a transformation and redesign of the Sales, Product and Marketing organization, including the establishment of a new Senior Leadership team with defined roles. Additionally, she has created a strategic roadmap and a global growth strategy that has led to an improvement in net flows through a focused, efficient and scalable coverage model across Intermediary and Institutional client channels.
■	Business momentum strengthened under her leadership, driven by the successful hiring of key senior leaders across the business and the execution of new strategic initiatives to enhance global product focus, client segmentation and new sales KPIs. This work helped to reduce redemptions and increased the diversity of products being sold across Equities, Fixed Income and Alternatives.
■	She partnered with the Investment team to create a more relevant product range for clients. She fostered a vehicle agnostic culture ensuring strong product capabilities are available in new vehicle types and geographies where there is client demand and growth opportunities. This included ETFs, Models, CITs, UCITs and Australian Master feeder funds. This year saw the extension of over 20 products, 15 new product launches, including 7 ETFs and 5 of those in the sustainable range, while identifying 12 products for Article 8 and 9 SFDR conversion.
■	Ms. Cain oversaw the globalization and rebuild of the Institutional platform promoting a new Head of Global Institutional Sales, a new multi-year growth strategy, including evidence of increased momentum in larger and more diversified product pipeline resulting in large scale mandate wins. In 2021, the top 10 inflows were across 10 different strategies with 10 different clients.
■	She championed a partnership with Technology to make meaningful progress improving the Company’s CRM platform, enhancing its client reporting capabilities, building out data mastering, including product master, and client master, and establishing a self-service dashboard to increase efficiencies across the organization.
■	Ms. Cain is a strong supporter of people and talent and, in 2021 she established a new leadership program across the Global Distribution team, investing in the future leaders of the business. She has supported various diversity, equity and inclusion efforts being a founding member of “Inclusive Economy” in Colorado, a statewide movement of design, intent and action lead by CEOs and C-Suite member firms. She has also pioneered new hiring targets and processes to increase gender and racial diversity within her organization.

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Michelle Rosenberg  | General Counsel and Company Secretary

2021 Compensation (in 000s)

Responsibilities

Ms. Rosenberg serves as General Counsel and Company Secretary. She is responsible for global oversight of Legal and Internal Audit teams. She is a member of the Executive Committee and represents the Company with global regulators and industry groups. In January 2022, she was appointed as Interim President and Chief Executive Officer of Janus Investment Fund and Janus Aspen Series.

Base Salary	$350
Performance-Based Variable Compensation
Annual Cash Bonus	$930
JHG Restricted Stock	$360
Fund Unit Awards	$360
Total Variable Compensation	$1,650
Total Annual Compensation	$2,000
Transition Award	$1,000

Compensation Decisions

The Compensation Committee approved $1.65 million in total variable compensation for Ms. Rosenberg which represents a 44% increase as compared to 2020. Ms. Rosenberg was promoted into the General Counsel role in 2018. This increase recognizes her competence in the role and increases her total variable compensation toward the market median as compared to the JHG Peer Group.

2021 Key Achievements

■	Ms. Rosenberg provided extensive support and counsel for the Company’s corporate activities, including execution of a registered secondary offering of common stock and establishment of a new strategic cooperation agreement with Dai-ichi Life Holdings Inc.
■	She provided legal and regulatory advice on various key governance initiatives including the Company’s exit from foreign private issuer status, board effectiveness across multiple jurisdictions, and the simplification of the Company’s existing legal entity structure.
■	She oversaw the provision of legal support to all businesses, including the launch of new products and vehicles bringing new mutual funds and ETFs to market across various jurisdictions.
■	She contributed to the delivery of an improved risk and control environment, and led adoption of various technology and operational improvements to drive efficiency and risk mitigation efforts within her department.
■	Ms. Rosenberg partnered with internal counterparts to facilitate SFDR implementation for ESG funds in Europe and IFDR implementation across various legal entities, drove enhanced and more efficient governance models for Luxembourg and evaluated the IAC regime requirements for Singapore.
■	She implemented an annual law firm evaluation process that includes a DEI component to encourage our partners to drive change through required reporting on diverse staffing.

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Georgina Fogo  | Chief Risk Officer

2021 Compensation (in 000s)

Responsibilities

Ms. Fogo serves as Chief Risk Officer and Chief Compliance Officer with responsibility for the Global Risk and Compliance functions. She is member of the Executive Committee and currently chairs the Diversity, Equity & Inclusion Committee. Ms. Fogo is an Executive Director of the Henderson Investment Funds Limited Board.

Base Salary	$412
Performance-Based Variable Compensation
Annual Cash Bonus	$998
JHG Restricted Stock	$395
Fund Unit Awards	$394
Total Variable Compensation	$1,787
Total Annual Compensation	$2,199
Transition Award	$1,100

Compensation Decisions

The Compensation Committee approved $1.787 million in total variable compensation for Ms. Fogo which represents a 25% increase as compared to 2020. Ms. Fogo is responsible for the Company’s enhanced risk and control environment and improved relationships with regulators. Ms. Fogo did not receive a salary increase in 2021.

Ms. Fogo’s compensation is determined in GBP and converted to USD using an annual average exchange rate between GBP and USD equal to 1.3746.

2021 Key Achievements

■	Under Ms. Fogo’s leadership, the Risk and Compliance team successfully delivered the Risk and Compliance program, key projects and objectives, and maintained strong regulatory relationships.
■	With the Risk team, she reformed the JHG Risk Program resulting in a capital reduction of over $125 million. She continued to enhance and create efficiencies in the Compliance department’s framework with a focus on further globalization and automation.
■	She partnered with business leaders to support key strategic initiatives including improving the client experience and ensuring appropriate ESG governance and continued coordination across functions.
■	The Compliance leadership team delivered strong regulatory exam results and ensured the successful delivery of key regulatory developments globally.
■	Ms. Fogo and her teams drove continued improvements in the Risk and Compliance management information and reporting to Boards and business leaders.
■	Collaborated with the Business Resilience team on the successful reopening of offices and ensured the safe return of employees as restrictions lifted in our various locations.
■	She was named Investment Industry Leader of the Year at Women in Investment Awards for her approach to leadership, willingness to mentor and support of important LGBT+ initiatives.
■	As the incoming Chair of the Diversity, Equity & Inclusion Committee, she engaged with senior stakeholders and the Board to help drive the Company’s DEI objectives while evaluating ways to improve connectivity with peers and regional councils.

The Compensation Process

JHG Peer Group

The Compensation Committee, with assistance from our Independent Consultant, periodically reviews the composition of our peer group to ensure that the group continues to serve as an appropriate market reference for executive compensation purposes. Recent industry consolidation necessitated a review and update to the JHG Peer Group during 2021. When reviewing the composition of our peer group, the Compensation Committee considered various factors, including our revenue and total AUM compared to the revenue and total AUM of a select group of companies, as well as our relative performance against the JHG Peer Group (as may change from time to time).

The Compensation Committee does not solely determine executive pay levels based on those of the JHG Peer Group. Instead, the Compensation Committee uses data from the JHG Peer Group as one of multiple reasonable reference points when determining NEO pay. The Compensation Committee believes that reference to the JHG Peer Group is useful to ensure that the NEO’s variable compensation is competitive relative to compensation levels at other asset management firms with which we compete for executive talent.

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Below is the compensation peer group that we will use for 2021 (the “JHG Peer Group”):

JHG PEER GROUP

• abrdn Plc • Affiliated Managers Group, Inc. • AllianceBernstein Holding LP • Ameriprise Financial, Inc.	• Artisan partners Asset Management, Inc. • Brightsphere Investment Group, Inc. • Federated Hermes, Inc. • Franklin Resources, Inc.	• Invesco Ltd. • M&G Plc • Schroders Plc • T. Rowe Price Group, Inc.

Role of the Independent Compensation Consultant

The Compensation Committee has the sole authority to retain and terminate any compensation consulting firm directly assisting it in the evaluation of director or executive compensation. The Compensation Committee also has the sole authority to approve fees and other retention terms for its consultant.

The Compensation Committee retains McLagan/Aon as its Independent Consultant to provide objective analyses of, and counsel on, our executive compensation program and practices. Throughout the year, the Independent Consultant is asked to review and comment objectively on management proposals and presentations to the Compensation Committee covering all elements of compensation paid to the NEOs, including an evaluation of the market competitiveness of our executive compensation packages, an assessment of pay in relation to performance and input into CEO and other executive pay designs. The Independent Consultant also provides counsel on general market trends and technical developments, as well as input on the amount and structure of pay for the non-executive directors serving on our Board. The Independent Consultant is required, on an annual basis and upon the reasonable request of the Compensation Committee, to report to the Compensation Committee on any consulting services performed for management and their related fees. There were no such services provided to management during fiscal year 2021.

The Compensation Committee recognizes that it is essential to receive objective advice from compensation consultants that are independent. The Compensation Committee selects its compensation consultant only after taking into consideration all factors relevant to the consultant’s independence, including the following:

■	Provision of other services to the Company by the consultant;
■	Aggregate fees paid by the Company and fees as a percentage of the total revenue of the consultant;
■	Policies and procedures of the consultant designed to prevent conflicts of interest;
■	Any business or personal relationships between the consultant or its personnel assigned to work on the Company’s account and any Compensation Committee member or executive officer of the Company; and
■	Whether the consultant holds shares of the Company’s stock.

During fiscal year 2021, the Company paid the Independent Consultant $151,733 in consulting fees directly related to services performed for the Compensation Committee.

Shareholder Outreach

In addition to the compensation principles and practices described above, our executive compensation and other governance matters are informed by shareholder feedback. We regularly engage with shareholders to understand their perspectives and, in 2021, we received the following feedback related to executive compensation:

■	Shareholders were complimentary of the engagement process and the opportunity to share their perspectives as the Company transitioned out of Foreign Private Issuer status;
■	They appreciated the level of performance-based compensation and the ownership requirements we apply to our senior executives; and
■	Shareholders were supportive of the scorecard approach we use to evaluate CEO performance and determine total variable compensation, as well as the double hurdle we apply to the vesting of PSUs.

Compensation Risk Assessment

On an annual basis, the Company undertakes an assessment of existing compensation programs and practices to include: the material terms of our compensation plans, design elements that could potentially encourage excessive risk taking or are reasonably likely to have a material adverse impact on the Company and any risk mitigation features in place. The Compensation Committee receives the results of this assessment for review and consideration. In 2021, the Compensation Committee concluded that the Company’s compensation programs and practices discourage excessive risk taking due to its mix of fixed and variable compensation, use of deferred incentives (including both in the form of RSUs and fund unit awards), and the Compensation Committee’s ability to claw back both deferred and previously paid awards.

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Other Compensation Policies

We are committed to ensuring that our executive compensation program and practices reflect principles of good governance as demonstrated by the following key aspects comprising our program and by those practices that we do not engage in.

What We Do
Incorporate sound risk management and risk avoidance in our incentive plan design, including robust Board and management processes to identify and monitor risk
Majority of NEO compensation is at risk (92% for the CEO, 91% for other NEOs)
At least 48% of our NEOs’ total variable compensation consists of long-term incentive awards
Half of CEO equity awards granted as PSUs, with vesting contingent on further three-year performance period
Robust stock ownership guidelines (10x base salary for CEO and 3x for other NEOs)
Require one-year, post-vesting holding period on earned PSUs
Regularly review the governance of our programs and make revisions to align with market best practices
Active shareholder engagement program to seek and incorporate feedback
Malus and clawback provisions allow us to recapture long-term incentive awards paid to an executive who engages in financial misconduct
What We Don’t Do
No change in control agreements or single-trigger vesting of award in connection with a change in control
No gross-ups for potential excise taxes
No dividends or dividend equivalents on unvested or unearned PSUs
No automatic acceleration of vesting on long-term incentive awards on termination of employment, except upon death
No short-selling, hedging or pledging of JHG shares
No special executive retirement pension benefits
No excessive perquisites

Stock Ownership and Retention Guidelines

To ensure our NEOs and other executive officers make a meaningful investment in our common stock to more closely align their economic interests with those of other shareholders, the Compensation Committee has set minimum stock ownership guidelines for non-executive directors and members of the Company’s Executive Committee. We believe this commitment to stock ownership will continue to play a significant role in driving our success and creating long-term value and further aligns our senior leaders interests with those of our shareholders. Each of our NEOs has satisfied the applicable stock ownership guidelines, which are set forth below.

Stock Ownership Guidelines

Shares that count towards this ownership guideline include shares of our common stock owned directly, common stock equivalents, and JHG fund holdings. Unearned PSUs do not count towards the ownership guideline. The CEO, NEOs and other Executive Committee members must meet these requirements within five years of becoming subject to the ownership requirement.

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Hedging and Pledging

Our Share Trading Policy prohibits our employees and directors from engaging in hedging designed to offset or reduce the risk of price fluctuations in our common stock or any other transactions that include the use of derivatives (including contracts for difference, spread betting, prepaid variable forward contracts, equity swaps, collars or exchange funds) in relation to our common stock or similar transactions with respect to our common stock that would allow them to continue to own the securities without the full risks and rewards of ownership.

In addition, our Share Trading Policy prohibits our employees and directors from trading in options, warrants, puts and calls or similar instruments linked to our securities. Given the relatively short term of publicly traded options, transactions in options may create the appearance that he or she is trading based on material non-public information and focus attention on short-term performance at the expense of the Company’s long-term objectives.

Our Share Trading Policy also prohibits our directors and employees from engaging in short sales of our common stock. Short sales may reduce a seller’s incentive to seek to improve the Company’s performance and often have the potential to signal to the market that the seller lacks confidence in our prospects. In addition, Section 16(c) of the Exchange Act prohibits officers and directors from engaging in short sales of our common stock.

Because a margin sale or foreclosure sale could occur at a time when the holder is aware of material non-public information or otherwise is not permitted to trade in JHG common stock, our Share Trading Policy prohibits employees and directors from holding shares of our common stock in a margin account or otherwise pledging our stock as collateral for a loan.

Certain aspects of this policy do not apply to Trian, our largest shareholder and an institutional investment manager of which Mr. Peltz is Chief Executive Officer and Mr. Garden is Chief Investment Officer, and its affiliates, including the funds and investment vehicles managed by Trian. However, our Share Trading Policy applies to each of Mr. Peltz and Mr. Garden in his individual capacity.

Clawback

CEO and NEO long-term incentive awards include clawback provisions that allow the Compensation Committee to cause deferred awards to be forfeited (referred to as malus) or previously paid awards to be recouped (referred to as clawbacks) if the executive is found to have engaged in certain types of material misconduct and/or for certain situations involving the Company’s material misrepresentation, material downturn in performance or material failure of risk management. These provisions are effective for any long-term incentive awards made to the CEO or NEOs on or after January 1, 2020 (to the extent they were NEOs at the time of grant in the case of the clawback restrictions).

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management the CD&A included in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted by the Compensation Committee:

Lawrence Kochard (Chair)
Richard Gillingwater
Glenn Schafer
Angela Seymour-Jackson

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Summary Compensation Table for Fiscal Year 2021

The following table provides information regarding the compensation earned during the years ended December 31, 2019, 2020 and 2021 by each of our Named Executive Officers. The information presented below may be different from compensation information presented in this proxy statement under the Compensation Discussion & Analysis above, as such section describes compensation decisions made in respect of the 2021 performance year, regardless of when such compensation was actually paid or granted.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Richard Weil Chief Executive Officer	2021	725,000	4,675,000	1,950,007	1,908,765	159,414	9,418,186
	2020	725,000	3,900,000	1,856,267	1,231,497	1,265,303	8,978,067
	2019	725,000	3,712,500	1,982,521	505,667	1,865,361	8,791,049
Roger Thompson Chief Financial Officer	2021	494,856	1,509,016	519,546	620,102	56,142	3,199,662
	2020	461,412	1,151,380	483,022	452,707	48,728	2,597,249
	2019	459,396	961,774	473,947	339,686	47,693	2,282,496
Suzanne Cain Global Head of Distribution	2021	400,000	1,845,000	635,019	178,486	16,821	3,075,326
	2020	400,000	1,480,000	835,026	—	15,604	2,730,630
	2019	247,223	1,280,000	1,394,895	—	63,354	2,985,472
Georgina Fogo Chief Risk Officer	2021	412,380	993,541	560,355	237,285	49,466	2,253,027
	2020	384,510	766,869	271,251	88,325	43,956	1,554,911
	2019	319,025	738,456	536,115	41,888	36,168	1,671,652
Michelle Rosenberg General Counsel & Company Secretary	2021	350,000	930,000	485,035	117,511	40,525	1,923,071
	2020	350,000	680,000	197,502	28,927	38,440	1,294,869
	2019	330,000	605,000	243,863	—	31,370	1,210,233
(1)	Compensation for Mr. Thompson and Ms. Fogo was paid in British pounds and has been converted to US dollars using the average annual exchange rate for the applicable year (for 2021, 1 British pound = [1.3746] U. S. dollars). Exchange rate differences account for the varying salaries shown for Mr. Thompson and Ms. Fogo from year to year, except for Ms. Fogo’s actual salary increase in 2020. 2019 Salary amount for Ms. Cain (hired in May of 2019) reflects actual salary earnings for the partial year.

(2)	Amounts in this column represent the portion of the annual performance-year bonus paid in cash for the respective fiscal year, as reported in the CEO and NEO performance descriptions in the section entitled Compensation Discussion and Analysis above. [net of Free Share Elections (UK election to have a portion [max of 3,600 GBP = $4,949 USD at 2021 fx] of cash bonus delivered into a tax-efficient scheme as JHG shares) for RT & GF]. ]

(3)	In accordance with SEC rules, the amounts in this column for 2021 are the aggregate grant date fair values of the Restricted Stock Units (and, in the case of Mr. Weil, the Performance Stock Units) awarded during 2021, even where performance related to 2020. SEC rules require the presentation of equity awards granted during calendar year 2021, not equity awards made in respect of performance in 2021. The aggregate grant date fair values of the awards shown in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The assumptions made, if any, when calculating the amounts in this column are found in Note [•] to the Consolidated Financial Statements, [as filed with the SEC on Form 10-K for 2021]. For 2021 Stock Awards to Mr. Thompson and Ms. Fogo, the values will differ slightly from those shown in the Grant of Plan-Based Awards table below, as Free Shares (see footnote 2) are, in accordance with SEC rules, included here and excluded in the Grant of Plan-Based Awards table. The amounts reported in the Summary Compensation Table for the Performance Share Units are the values at the grant date as determined in accordance with ASC 718, [which take into account the probable outcome of the performance conditions]. Consequently, these values differ from the nominal amounts of the awards made by the Compensation Committee, which are divided by the Company’s common stock price as determined on the grant date to yield a target number of Performance Share Units. The value of the Performance Share Units at the 2021 grant date awarded to Mr. Weil for 2020 performance and shown in the 2021 Summary Compensation Table, assuming that the highest levels of performance conditions are achieved, are $3,900,014.

(4)	In accordance with SEC rules, the amounts in this column for 2021 represent fund unit awards vesting in 2021 based on the cash value of such awards at the time of vesting (which includes any appreciation in the funds in which the awards were nominally invested following the grant date) even where performance related to prior years. SEC rules require the presentation of such awards that vested during calendar year 2021, not awards made in respect of performance in 2021.

(5)	The table below reflects the items that are included in the “All Other Compensation” column for 2021.

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	Contributions to Retirement and 401(k) Plans(a)	Insurance Premiums	401(k) ESOP Dividends(b)	Relocation & Other(c)	Total
Richard Weil	$14,500	$26,196	$845	$117,873	$159,414
Roger Thompson	$44,537	$5,737	$—	$5,868	$56,142
Suzanne Cain	$14,500	$2,321	$—	$—	$16,821
Georgina Fogo	$43,300	$5,106	$—	$1,060	$49,466
Michelle Rosenberg	$14,500	$24,515	$156	$1,354	$40,525
(a)	Amounts of contributions paid by the Company vary by jurisdiction. In the U.S., this represents 401(k) match contributions up to 5% of eligible compensation (capped at $290,000 per the IRS annual compensation limit). In the U.K., this represents employer contributions to the Company’s defined contribution pension plan at 10.5% of eligible compensation, or a taxable cash alternative of 9%.

(b)	Amounts in this column represent dividends on unvested stock options.

(c)	Amounts in this column represent, where applicable, mark to market on mutual fund retained units distributed during the year and Company matching charitable contributions under the “Give as You Earn” program. For Mr. Weil, amounts shown also include Tax Equalization and other relocation benefits, wire fees and identity theft protection premiums.

Grants of Plan-Based Awards for Fiscal Year 2021

The table below shows the non-equity incentive and equity award opportunities granted to our Named Executive Officers in 2021. These awards were based on 2020 performance and funded from the 2020 total incentive pool.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Target (#)	Maximum (#)
Richard Weil	02/26/2021		1,950,000
	02/26/2021				77,228	154,456			1,950,007	(4)
Roger Thompson	02/26/2021		514,600
	02/26/2021						17,515		514,591
Suzanne Cain	02/26/2021		635,000
	02/26/2021						21,614		635,019
Georgina Fogo	02/26/2021		305,400
	02/26/2021						10,395		305,405
	02/26/2021						8,509	(5)	249,994
Michelle Rosenberg	02/26/2021		235,000
	02/26/2021						7,999		235,011
	02/26/2021						8,510	(5)	250,024
(1)	The amounts represent the total grant date value of Fund Unit Awards granted in 2021 based on the nominal amount of the awards made by the Compensation Committee on the grant date. The 2021 Fund Unit Awards were granted in respect of 2020 performance and are eligible to vest ratably over the three-year period after the grant date, generally subject to continued service. More detailed information about the terms of these awards appears on page [29].

(2)	Represents the number of RSUs granted in 2021 in respect of 2020 performance. The 2021 RSUs are eligible to vest ratably over the three-year period after the grant date, generally subject to continued service. More detailed information about the terms of these awards appears on page [29].

(3)	The assumptions used in determining grant date fair value are the same as those set forth in footnote [•] to the 2021 Summary Compensation Table. These amounts do not necessarily represent the actual value that may be realized by the Named Executive Officer.

(4)	The amounts reported in the 2021 Grants of Plan-Based Awards Table for the PSUs are the values at the grant date under [applicable accounting principles, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the nominal amount of the awards made by the Compensation Committee, to yield a target number of PSUs.] The threshold level of performance for 2021 PSUs is stated as the target level. The 2021 PSUs were granted in respect of 2020 performance and are eligible to cliff vest after a three-year performance period, subject to certain conditions described along with additional detail about these PSUs on page [32].

(5)	Represents a discretionary grant of RSUs that is eligible to vest ratably over the three-year period after the grant date, generally subject to continued service.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table contains information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard Weil				299,956	(1)	12,580,155
Roger Thompson	39,154	(2)	1,642,119
Suzanne Cain	76,741	(3)	3,218,518
Georgina Fogo	56,019	(4)	2,349,437
Michelle Rosenberg	27,310	(5)	1,145,381
(1)	[Includes the 2019 PSU award of 125,795 (adjusted for the TSR performance measurement of 150%), the 2020 PSU award of 96,933, and the 2021 PSU award of 77,228.

(2)	Includes the following RSU awards: 6,343 from 2019, 15,296 from 2020 and 17,515 in 2021.

(3)	Includes the following RSU awards: 28,306 from a 2019 new hire buyout award, 17,185 from 2020 plus a discretionary award of 9,636 also in 2020, and 21,614 in 2021.

(4)	Includes the following RSU awards: 21,403 from a new hire buyout award in 2018, 7,184 from 2019, 8,528 from 2020, 10,395 from 2021, plus an additional discretionary award of 8,509 in 2021.

(5)	Includes the following RSU awards: 1,018 from 2018, 3,363 from 2019, 6,344 from 2020, and 7,999 from 2021. Also included is a discretionary RSU award of 8,510 from 2021.]

Stock Vested for Fiscal Year 2021

The following table reflects vesting of stock awards held by our Named Executive Officers during fiscal year 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard Weil			38,165	1,140,750
Roger Thompson			26,370	868,748
Suzanne Cain			40,857	1,263,382
Georgina Fogo			39,703	1,298,490
Michelle Rosenberg			11,395	369,420

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Service Agreements and Settlement Arrangements with Executive Officers

We entered into a service agreement with Mr. Weil effective August 1, 2018, at the time of his appointment as our sole CEO, which superseded the change in control agreement to which Mr. Weil was previously subject. The service agreement provides for 12 months’ notice or certain payments in lieu of 12 months’ notice upon termination and other benefits. In connection with Mr. Weil’s announced retirement from the role of Chief Executive Officer effective March 31, 2022, Janus Capital Management LLC entered into a settlement agreement with Mr. Weil on November 18, 2021, which provides that, from the period commencing on March 31, 2022, and ending on June 30, 2022, Mr. Weil will remain an employee of the Company and serve as non-executive special advisor to the Company assisting in the transition of the chief executive officer duties. During this period, Mr. Weil will continue to receive his base salary and be eligible for employee benefits as well as a pro-rata bonus for the first quarter of 2022. Subject to the execution of a release of claims and adhering to certain limitations on the types of services that Mr. Weil may provide during the one-year period following his termination date, Mr. Weil will be entitled to continued vesting of any PSUs, RSUs and fund unit awards held by him under the Company’s variable compensation program. The Compensation Committee has determined that Mr. Weil is entitled to such treatment under the existing terms of such awards applicable to terminations other than for cause. The settlement agreement includes covenants not to solicit, not to disparage, to maintain confidentiality and to cooperate with the Company and its affiliates.

In addition to the arrangements with Mr. Weil, we remain party to a service agreement with Mr. Thompson that was entered into prior to the Merger, and we entered into a service agreement with Ms. Fogo on March 15, 2018, at the time of hire. These agreements also include provisions for 12 months’ notice or certain payments in lieu of 12 months’ notice upon termination and other benefits.

The foregoing is a summary only and does not propose to be a complete description of the terms and provisions of these service agreements. This description is subject to and qualified in its entirety by reference to the full text of the previously filed service agreements of Mr. Weil and Mr. Thompson and the current filing of the service agreement with Ms. Fogo.

Potential Payments Upon Termination or Change-in-Control

The tables below describe the potential termination payments for the NEOs under various termination of employment scenarios. Post-termination compensation and benefits paid to our NEOs are typically addressed by the plan or award agreement relating to each element of compensation. For purposes of estimating the compensation and benefits that would apply to NEOs other than Mr. Weil, these amounts have been calculated as if each NEO’s employment had been terminated as of December 31, 2021, using the closing value of our common stock on December 31, 2021 ($[41.94] per share). For purposes of estimating the compensation and benefits that would apply to Mr. Weil, these amounts have been calculated based on the terms and conditions set forth in his settlement agreement (described above), using the closing value of our common stock on December 31, 2021 ($[41.94] per share).

The numbers disclosed in the tables are calculated in USD and are subject to other estimates and assumptions, therefore, the actual amounts the NEO may receive may differ materially from those shown in these tables. Additional information on the calculations for any payments are outlined in the footnotes of each table.

Voluntary Resignation

Upon a voluntary resignation (not constituting a retirement), no NEO is entitled to any compensation or benefit, the NEO will forfeit any unvested LTI awards, including fund unit awards, and will have three months following termination to exercise any vested stock options.

Involuntary Termination

Upon an involuntary termination of employment without cause, unvested LTI awards, including fund unit awards, held by our NEOs will remain outstanding and continue to vest in accordance with their terms (provided that the level of achievement of the performance criteria applicable to the PSUs held by Mr. Weil is measured as of the last trading date prior to the termination of employment (determined using the average closing stock price for the shares of the Company’s common stock for the 90-day trading period immediately preceding the termination of employment).

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Except with respect to Mr. Weil, Mr. Thompson and Ms. Fogo as described above, our NEOs will not be entitled to severance in the event of an involuntary termination of employment that is not the result of a role elimination. In the unlikely event that the Company were to eliminate the role of a NEO, he or she would be entitled to the severance benefits in place at the time of the role elimination, and consistent with the severance benefits offered to all other employees in the event of a role elimination. If the termination had occurred on December 31, 2021, severance payments would include:

■	A cash payment equal to a number of months of base salary (determined by tenure), and subject to a minimum of three and a maximum of 12 months.

■	A payment in lieu of notice, if applicable, as described in the service agreements with certain NEOs.

■	A pro-rata portion of total variable compensation based on the previous year’s actual variable compensation (assuming termination after July 1).

■	Any unvested LTI awards including fund unit awards would continue to vest, and he or she will have three months following termination of employment to exercise any vested stock options.

■	A cash payment equal to the value of continued benefits (determined by tenure), and subject to a minimum of three and a maximum of 12 months.

Elimination of Position	R. Thompson	S. Cain	G. Fogo	M. Rosenberg
Severance Payment ($)(1)	3,168,453	3,686,111	1,907,257	2,000,000
Payment in Lieu of Notice ($)(2)	494,856	—	412,380	—
Long-term Incentive Vesting ($)(3)	2,843,266	3,023,346	3,070,386	1,418,012
Benefits ($)(4)	—	580	—	24,514
TOTAL ($)	6,506,575	6,710,037	5,390,023	3,442,526
(1)	Includes a cash payment equal to a number of months of base salary determined as described above and a pro-rata portion of total variable compensation assuming a December 31, 2021 termination date. The variable compensation payment is subject to deferral in accordance with the terms of the plan rules.

(2)	Mr. Thompson and Ms. Fogo are entitled to payment of lieu of a notice period as outlined in their service agreements.

(3)	Long term incentive award vesting reflects acceleration of RSUs and fund unit awards (as applicable to each participant).

(4)	Benefits include medical, dental and vision premiums typically paid on behalf of active employees.

Death, Disability, or Retirement

If a NEO’s employment is terminated due to death or disability, unvested LTI awards will vest. Mr. Weil’s unvested PSU Awards would vest in the same manner as described above for an involuntary termination without cause.

If a NEO meets the age and service requirements of retirement or qualifies for retirement following an assessment of the Company’s retirement criteria, his or her unvested LTI awards including fund unit awards (other than Mr. Weil’s unvested PSU Awards) shall continue to vest subject to certification of the terms of the award agreements. Unvested LTI awards granted for retention purposes forfeit upon retirement.

Death or Disability	R. Thompson	S. Cain	G. Fogo	M. Rosenberg
Bonus Payment ($)(1)	2,817,930	3,600,000	1,786,980	1,650,000
Payment in Lieu of Notice ($)(2)	494,856	—	412,380	—
Long-term Incentive Vesting ($)(3)	2,843,266	4,210,500	3,070,386	1,637,524
Benefits ($)	—	—	—	—
TOTAL ($)	6,156,052	7,810,500	5,269,746	3,287,524
(1)	Includes a pro-rata portion of total variable compensation assuming a December 31, 2021 termination date. The variable compensation payment is [subject to deferral] in accordance with the terms of the plan rules.

(2)	Mr. Thompson and Ms. Fogo are entitled to payment of lieu of a notice period as outlined in their service agreements.

(3)	Long term incentive award vesting reflects acceleration of RSUs and fund unit awards (as applicable to each participant).

Retirement	Weil	R. Thompson	S. Cain	G. Fogo	M. Rosenberg
Bonus Payment ($)(1)	9,350,000	2,817,930	3,600,000	1,786,980	1,650,000
Payment in Lieu of Notice ($)	—	—	—	—	—
Long-term Incentive Vesting ($)(2)	12,580,155	2,843,266	2,619,212	3,070,386	1,280,615
Benefits ($)	6,549	—	—	—	—
TOTAL ($)	21,936,704	5,661,196	6,219,212	4,857,366	2,930,615
(1)	Includes the full 2021 total variable compensation. The variable compensation payment is subject to deferral in accordance with the terms of the plan rules.

(2)	Long term incentive award vesting reflects continued vesting of RSUs, fund unit awards, and, in the case of Mr. Weil, PSUs, subject to complying with limitations on the types of services that may be provided to competitors during the vesting period. The amounts included for Mr. Weil reflect amounts payable to him under his Settlement Agreement, described above, and which the Compensation Committee has determined Mr. Weil is entitled to pursuant to the terms of his pre-existing agreements.

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Change in Control

The Company is not party to any individual change in control agreements with any of the NEOs. In addition, beginning with LTI incentive grants made in 2020, LTI incentive awards including fund unit awards do not contain change in control provisions.

CEO Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of Mr. Richard Weil, our CEO, and our employees (other than our CEO):

For 2021, the median employee was identified by calculating 2021 compensation for all employees, excluding our CEO, who were employed on December 31, 2021. All active employees were included, whether employed on a full-time or part-time basis. 2021 total compensation included base salary plus variable compensation (including sales commissions if applicable) before deferral. Variable compensation was annualized for employees who were hired after the start of the 2021 fiscal year. Compensation to our non-U.S. employees was converted to U.S. dollars based on the average monthly exchange rates for the 2021 fiscal year.

Upon identifying the median employee, total compensation was calculated for this individual using the same methodology as used for the CEO (and other NEOs) in the 2021 Summary Compensation Table. Accordingly, our median employee’s 2021 annual total compensation was $161,199. In 2021, Mr. Weil had an annual total compensation of $9,418,186 as reflected in the Summary Compensation Table.

As a result for 2021, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (other than our CEO) was 58 to 1.

Compensation Committee Interlocks and Insider Participation

None of our executive officer currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board or our Compensation Committee. None of the individuals who served on our Compensation Committee during 2021, and none of our current Compensation Committee members, are current or former officers or employees of the Company. Additionally, none of the individuals who currently serve as members of our Compensation Committee or who served as members of our Compensation Committee during 2021 has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Equity Compensation Plan Information

The following table presents information, determined as of December 31, 2021, about outstanding awards and shares remaining available for issuance under our equity-based LTI plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)		Weighted-average exercise price of outstanding options, warrants and rights ($)(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by shareholders	17,355	(1)	—	(2)	5,284,909	(3)(4)
TOTAL	17,355		—		5,284,909
(1)	[Includes the legacy Henderson Group plc Long Term Incentive Plan (“LTIP”); however, we do not intend to issue any further awards under this compensation plan.

(2)	There is no exercise price associated with the outstanding LTIP.

(3)	Includes the Janus Henderson Group plc Third Amended and Restated 2010 Deferred Incentive Plan (the “2010 Deferred Incentive Plan”) and the Second Amended and Restated 2012 Employment Inducement Award Plan (the “2012 Employment Inducement Plan”). As of December 31, 2021, approximately 4,852,412 shares of restricted stock were available for future issuance under the Janus Henderson Group plc Deferred Incentive Plan (includes 348,222 reserved shares representing 200% of Dick Weil’s 2020 and 2021 PSU awards). Also, as of December 31, 2021, approximately 432,497 shares were available for future issuance under the 2021 Employment Inducement Plan.]

(4)	As of March 7, 2022, there were [1,652,412] shares available for future issuance under the Janus Henderson Group plc Deferred Incentive Plan, but no more than [100,000] will be used for grants prior to the date of the Annual General Meeting. Also, as of March 7, 2022, there were approximately [432,797] shares available for further issuance under the 2021 Employee Inducement Plan, though no shares will be granted on or after [March 7, 2022]. As of March 7, 2022, there were [435,974] stock options outstanding under the Company’s equity compensation plans, with a weighted average exercise price of $[20.83] and a weighted average remaining term of [1.58] years, and [6,113,191] non-vested restricted stock, restricted stock, restricted stock units, performance share units, and other stock-settled awards other than stock options.

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PROPOSAL 3
ADVISORY SAY-ON-PAY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related SEC rules promulgated thereunder, we are asking our shareholders to cast a non-binding advisory vote to approve the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers.

As described in the “Compensation Discussion & Analysis” section of this proxy statement, the primary objectives of our executive compensation program are to attract and retain individuals critical to our long-term success by providing total reward opportunities that, subject to performance:

■	are competitive within our defined markets;

■	fully align pay with our strategic priorities and reinforce a strong performance culture through rewards that reflect Company-wide, department, team, and individual performance;

■	align management, client and shareholder interests by deferring a significant portion of compensation into Company stock awards and/or fund unit awards;

■	manage risk-taking and conflicts of interest in our incentive plans, maintaining an appropriate balance between base salary, short-term cash incentives and long-term deferred incentives; and

■	ensure that compensation processes and procedures comply with regulatory requirements, are consistent with market practice, and include effective risk management controls.

We urge our shareholders to review the “Executive Compensation” section of this proxy statement, including the compensation tables and related narrative discussion included therein for more information.

The text of the resolution in respect of Proposal 3 (which is proposed as an ordinary resolution) is as follows:

RESOLVED, that the shareholders of the Company hereby approve, on a nonbinding basis, the compensation of our named executive officers as described in the Compensation Discussion & Analysis and in the other tabular and narrative executive compensation disclosures in this proxy statement.

Vote Required and Recommendation

As an advisory vote, this proposal is not binding upon us. However, our Compensation Committee values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. This proposal will be approved, on an advisory basis, if the number of votes cast “FOR” exceeds 50% of the total number of votes cast on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4
ADVISORY VOTE ON FREQUENCY OF FUTURE SAY-ON-PAY VOTES

We are seeking an advisory vote from our shareholders on how often we should hold future advisory votes to approve our Named Executive Officer compensation. Under this proposal, commonly known as a “say-on-frequency” proposal, you may express your view on whether we should hold an advisory “say-on-pay” vote every one, two, or three years, or you may abstain from voting.

After considering the benefits and consequences of each alternative, our Board recommends that the advisory vote on the compensation of our Named Executive Officers be held annually. In formulating its recommendation, our Board considered that compensation decisions are made annually and that an annual advisory say-on-pay vote will allow shareholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

While the Board believes that its recommendation is appropriate at this time, we are not asking shareholders to approve or disapprove that recommendation, but are instead asking shareholders to indicate their preference, on an advisory basis, as to whether future non-binding shareholder advisory votes on the compensation of our Named Executive Officers should be held every one, two or three years.

Our Board and Compensation Committee value the opinions of our shareholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory say-on-pay votes. However, because this is an advisory vote that is not binding on the Board or the Company, the Board may decide that it is in the best interests of our shareholders that we hold an advisory say-on-pay vote more or less frequently than the option preferred by our shareholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of the Board.

The text of the resolution in respect of Proposal 4 (which is proposed as an ordinary resolution) is as follows:

RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast will be considered the preferred choice of shareholders as to the frequency with which the Company is to hold a shareholder advisory vote to approve the compensation of our named executive officers.

Vote Required and Recommendation

The alternative among one year, two years or three years that receives the highest number of votes cast will be deemed to be the frequency preferred by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR “ONE YEAR” AS THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Related Party Transaction Policy provides that related party transactions must be approved in advance by the Audit Committee. Related party transactions include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons may include the Company’s directors, executive officers, significant shareholders, and immediate family members and affiliates of such persons.

Although the Audit Committee does not have detailed written procedures concerning the approval of related party transactions, our Related Party Transaction Policy provides that the Audit Committee will consider all relevant facts and circumstances in reviewing transactions subject to the policy, including:

■	whether the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders;

■	the terms of the transaction and the terms of similar transactions available to unrelated parties or employees generally;

■	the availability of other sources for comparable products or services;

■	the benefits to the Company;

■	the impact on the director’s independence, if the transaction is with a director or an affiliate of a director; and

■	the possibility that the transaction may raise questions about the Company’s honesty, impartiality or reputation.

Related Party Transactions

Certain of our directors and executive officers, as well as their immediate family members, from time to time may personally invest in Janus Henderson funds on substantially the same terms and conditions as other similarly situated investors who are not our directors, officers or employees.

Except as described below, none of our directors, executive officers or their immediate family members has or has had any material interest in any transaction in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K. There are no outstanding loans or guarantees provided by us or any of our subsidiaries for the benefit of our directors or executive officers.

In the ordinary course of their asset management businesses, subsidiaries of the Company may from time to time (i) invest client assets in companies for which one or both of Mr. Garden and Mr. Peltz serves as a director or in which Mr. Garden, Mr. Peltz, their affiliates or investment funds managed by Trian and/or its affiliates may be significant stockholders or (ii) invest client assets in investment funds or other investment vehicles managed by Trian and/or its affiliates.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Shareholders

The table below sets forth information regarding beneficial ownership of our outstanding common stock as of March 7, 2022, or as otherwise noted, by beneficial owners of more than 5% of our outstanding common stock who have publicly disclosed their ownership. We have no knowledge of any arrangement that would at a subsequent date result in a change in control of the Company.

	Shares of Common Stock Beneficially Owned(1)
Name	Number	Percentage
Trian Fund Management, L.P.(1)	28,272,648	16.7%
BlackRock, Inc.(2)	18,681,516	11.0%
The Vanguard Group Inc.(3)	16,674,485	9.7%
(1)	Information is based on a Schedule 13D/A filed with the SEC on February 1, 2022, by Trian Fund Management, L.P. and its affiliates, including Nelson Peltz and Edward Garden. All shares are directly held by Trian Partners AM Holdco II, Ltd. (“Trian AM Holdco”), of which Trian serves as the management company and therefore shares dispositive power and voting power with respect to such shares. Nelson Peltz and Edward P. Garden, among others, by virtue of their relationships to Trian AM Holdco described in the Schedule 13D/A, may be deemed to have shared voting power and shared dispositive power with regard to such shares. The address of Trian is 280 Park Avenue, 41st Floor, New York, NY 10017.

(2)	Information is based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 28, 2022, relating to such shares beneficially owned as of December 31, 2021. Such report provides that BlackRock has (i) sole voting power with respect to 17,828,612 shares, (ii) shared voting power with respect to 0 shares, (iii) sole dispositive power with respect to 18,681,516 shares and (iv) shared dispositive power with respect to 0 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(3)	Information is based on a Schedule 13G/A filed by The Vanguard Group Inc. (“Vanguard”) with the SEC on February 10, 2022, relating to such shares beneficially owned as of December 31, 2021. Such report provides that Vanguard has (i) sole voting power with respect to 0 shares, (ii) shared voting power with respect to 474,362 shares, (iii) sole dispositive power with respect to 16,061,879 shares and (iv) shared dispositive power with respect to 612,606 shares. Vanguard’s address is 100 Vanguard Blvd. Malvern, PA 19355.

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Security Ownership of Management

The tables below set forth information regarding beneficial ownership of our outstanding common stock as of March 7, 2022, by (i) each Named Executive Officer (as defined above) (ii) each member of our Board of Directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated below, the principal address of each person is c/o Janus Henderson Group plc, 201 Bishopsgate, London EC2M 3AE, United Kingdom.

Shares of Common Stock Beneficially Owned(1)
Name	Number	Percentage
Richard Gillingwater, Chairman of the Board of Directors	[19,309]	*
Glenn S. Schafer, Deputy Chairman of the Board of Directors(2)	[34,617]	*
Richard Weil, CEO and Director	[300,147]	*
Alison Davis, Director	[4,632]	*
Kalpana Desai, Director	[18,935]	*
Jeffrey Diermeier, Director(2)	[92,909]	*
Kevin Dolan, Director	[13,684]	*
Eugene Flood Jr., Director	[7,692]	*
Edward Garden, Director(3)	[28,272,648]	*
Lawrence Kochard, Director(2)	[64,403]	*
Nelson Peltz, Director(3)	[28,272,648]	*
Angela Seymour-Jackson, Director	[13,432]	*
Roger Thompson, Chief Financial Officer	[53,088]	*
Suzanne Cain, Global Head of Distribution	[20,222]	*
Georgina Fogo, Chief Risk Officer	[57,019]	*
Michelle Rosenberg, General Counsel & Company Secretary	[21,543]	*
All Directors and Executive Officers as a Group (18 Persons)	[721,632]	%
*	Less than 1% of the outstanding shares.

(1)	Ownership, both direct and indirect, is based on the number of shares outstanding as of March 7, 2022. [Unvested PSUs and RSUs are excluded from this table, but unvested RSUs that will vest within 60 days of March 7, 2022, and any shares that may be acquired upon the exercise of options within 60 days of March 7, 2022 are included.]

(2)	Includes RSUs held by certain directors. Such RSUs do not have any voting rights, are entitled to dividend equivalents, and will be paid in shares of Company common stock upon voluntary termination of service as a director, all in accordance with the Director Deferred Fee Plan and the Company’s long-term incentive plans. The RSUs represented in the amounts shown are as follows: Mr. Diermeier – [9,543] units; Mr. Kochard – [43,354] units; and Mr. Schafer – [18,000] units.

(3)	Includes all shares beneficially owned by Trian and affiliates, as described in footnote (1) to the table under “Security Ownership of Principal Shareholders.”

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PROPOSAL 5
APPROVAL OF THE GLOBAL EMPLOYEE STOCK PURCHASE PLAN

Summary

As an integral part of our compensation programs, we are proposing to adopt the Janus Henderson Group plc Global Employee Stock Purchase Plan (“ESPP”), which is being adopted to expand eligibility to non-U.S. participants and which will replace our U.S. existing stock purchase plan and International Buy As You Earn Plan. To ensure that we have the ability to allow employees to purchase shares under our employee stock purchase plan, we are asking shareholders to approve the ESPP, as described below. The ESPP aligns the interests of employees with those of our shareholders and clients and provides a means for employees globally to participate in our success by becoming employee-owners (other than employees in the United Kingdom, who participate in the Buy As You Earn Share Plan and Saveshare Plan, which provide comparable benefits). Upon adoption of the ESPP, the ESPP will supersede the Second Amended and Restated Employee Stock Purchase Plan and the International Buy As You Earn Plan, which will terminate.

The text of the resolution in respect of Proposal 5 (which is proposed as an ordinary resolution) is as follows:

RESOLVED, that the shareholders of the Company hereby approve the Global Employee Stock Purchase Plan.

Terms and Provisions

The material terms and provisions of the ESPP are summarized below. This description is not intended to be complete and is qualified in its entirety by reference to the ESPP plan document, a copy of which is attached as Annex C to this proxy statement. In the event of a conflict between the summary below and the ESPP plan document, the terms of the ESPP plan document will control. References in this summary to “shares” or “share” means shares of our common stock.

General Description of the ESPP

The following is a summary of the material terms of the ESPP, assuming the ESPP is approved by our shareholders. The ESPP will become effective upon the approval of the shareholders of the Company and will continue in effect until terminated by the Board, except as noted below. The ESPP offers the Company the ability to implement offerings that are not intended to be compliant with Section 423 of the U.S. tax code.

Shares Reserved for the Plan

On or prior to the last trading day of each offering period, the Company will purchase the shares purchased under the ESPP on the open market on behalf of eligible employees, in accordance with the terms of the Plan. The Company will pay any fees, commissions or similar expenses for transactions related to the purchase of shares under the ESPP.

The maximum number of shares which will be made available for sale under the ESPP will be [•] shares, which shall be subject to adjustment as set forth in the ESPP. If on a given purchase date, the number of shares with respect to Awards which are to be exercised exceeds the number of available shares, then the Company will make a pro rata allocation of the available remaining shares in as uniform manner as practicable and as it determines will be equitable.

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ESPP Administration

The ESPP will be administered by the Board, or a committee appointed by the Board (“ESPP Plan Committee”), consisting of at least three Board members who are not eligible to participate in the ESPP and one of whom will be designated Chairman of this committee. The Board or ESPP Plan Committee will have the discretionary authority to make, administer and interpret rules and regulations relating to the ESPP, to make amendments to the ESPP and to implement minimum and maximum contribution rates. The Board or ESPP Plan Committee may appoint and delegate authority to a management committee to administer the ESPP as it deems appropriate, subject to the express limitations set forth in the ESPP. The Compensation Committee will be initially designated as the ESPP Plan Committee.

Offering Periods; Awards

The ESPP grants rights to eligible employees to purchase shares pursuant to an offering (each option representing such a right, an “Award”). The offering periods under the ESPP will consist of each calendar quarter, commencing on the first day of each calendar quarter and ending on the last calendar day of such quarter. For each Offering Period, the Board or ESPP Plan Committee will specify an offering date, which is the first trading day of the New York Stock Exchange of each offering period.

On each offering date, the ESPP will be deemed to have granted to each eligible employee an Award to purchase as many shares as the employee will be able to purchase with the after-tax payroll deductions credited to the employee’s ESPP account during the employee’s participation in the respective offering period, subject to any limitations on the number of shares an employee may elect to purchase that may have been announced prior to the beginning of that offering period. At the end of an offering period, shares will be purchased for employees participating in the offering period using their contributions to the ESPP for that offering period. The Board or ESPP Plan Committee may terminate the ESPP at any time and may make such changes in the ESPP and include such terms in any Offering under this Plan as may be necessary or desirable, including, but not limited to, such changes as may be necessary or desirable, in the opinion of counsel for the Company, to comply with the any applicable federal, state, local or foreign laws or rules or regulations of any governmental authority, or to be eligible for tax benefits under the U.S. tax code or any other applicable federal, state, local or foreign laws.

Eligibility

All employees of the Company and any of its subsidiaries that may be designated by the Board or ESPP Plan Committee as a participating company, who are regularly employed and are so employed on the date designated by the Board or ESPP Plan Committee for an offering, are eligible to participate in the ESPP. Employees in the United Kingdom may participate in the Buy As You Earn Share Plan and Saveshare Plan providing comparable benefits and are not expected to become eligible to participate in the ESPP. As of December 31, 2021 the Company had 1,491 full-time and part-time employees eligible to participate in the ESPP (which does not include employees in the United Kingdom).

Participation

Eligible employees may elect to contribute, through after-tax payroll deductions, at least $25 for semi-monthly payroll periods and at least $50 for monthly payroll periods, up to a maximum of $20,040 annually for the purchase of shares under the ESPP with respect to an offering period, subject to limitations on percentage of base pay that may be eligible for ESPP contributions as may be designated by the Board or ESPP Plan Committee for any offering.

Participants may elect to increase or decrease their rate of after-tax payroll deduction during an offering period at any time prior to the first day of the last month of such offering period. Participants may withdraw from an offering after the offering date, in whole but not in part, at any time prior to the first day of the last calendar month of such offering period. Generally, a participant who has discontinued employee contributions may not resume contributions until the next offering period, the award for such offering would be terminated and the Company would refund in cash the employee’s account balance for such offering, without interest. At the termination of each offering, each participant who continues to be eligible will be automatically re-enrolled in the next offering, unless the employee has withdrawn from the ESPP.

If an employee’s employment terminates (by reason of resignation, dismissal, death, or other termination) before he or she has completed payment for shares under the ESPP, the employee’s participation in the ESPP will generally be terminated. However, if the employee’s employment is terminated by reason of transfer to another entity or his/her employing entity ceasing to be a subsidiary or affiliated entity of the Company, and certain criteria are met, the Board or ESPP Plan Committee may specify, in its sole discretion that there will be a substitution or assumption of that employee’s election to purchase shares. In the case of such substitution or assumption, the employee’s rights, if any, to his or her account or to purchase any property in lieu of shares will be governed by the arrangements of the substituting or assuming entity.

Rights under the ESPP are not transferrable.

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Purchasing of Shares

On the offering date for each offering period, each participant’s contributions to the ESPP during that period will be used to grant to that employee an Award to purchase a number of shares (which may include a fractional share), with a purchase price per share of 85% of the fair market value of a share on the last date of the offering period. Fair market value under the ESPP is generally the average trading price for shares on the NYSE on the date of determination.

An employee will become a shareholder with respect to shares that are purchased pursuant to awards granted under the Plan only at the point when such shares are transferred into an employee’s name on the books and records of the Company. Ownership of shares purchased under the ESPP will be entered on the books and records of the Company as soon as administratively practicable after payment for the shares has been received in full by the Company. Shares purchased under the ESPP will be issued as soon as practicable after an employee becomes a shareholder, and may be subject to certain holding periods.

Adjustments Upon Changes in Capitalization; Dissolution

Subject to any required Company shareholder action, the shares reserved for issuance under the ESPP as well as the number and price of shares covered by each Award which has not yet been exercised, and the maximum number of shares that may be purchased by a participant, will be equitably adjusted as determined by the ESPP Plan Committee for any increase or decrease in the number of issued shares resulting from certain corporate transactions involving the Company, including any stock split, reverse stock split, dividend, combination or reclassification of shares or other increase or decrease in the number of shares effected without receipt of consideration by the Company.

The ESPP Plan Committee may, if it determines in its discretion, adjust the shares reserved for issuance and underlying Awards, and the maximum number of shares that may be purchased, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares.

In the event of the proposed dissolution or liquidation of the Company, the offering periods will terminate immediately prior to the consummation of such proposed action, unless otherwise determined by the ESPP Plan Committee.

Plan Termination; Amendment

The Board or ESPP Plan Committee has the authority to terminate or amend the ESPP at any time, subject to Company shareholder approval where required. The Company will obtain shareholder approval of any amendment to the ESPP as required by applicable law, rule or regulation. No amendment or termination of the ESPP will require the consent of any participant unless otherwise required by applicable law or listing requirements. Various terms of the ESPP may be amended in their application to participating employees in certain jurisdictions, as set out in the Appendix to the ESPP document.

Summary of U.S. Federal Income Tax Consequences

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the ESPP. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that might apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE ESPP, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.

The ESPP is intended to be administered as an employee stock purchase plan that is not intended to qualify under Section 423 of the U.S. tax code. A participant recognizes ordinary income equal to the difference between the fair market value of the shares acquired on the date of acquisition and the amount paid for such shares, and subject to Section 162(m) of the U.S. tax code, the Company or a subsidiary is entitled to a corresponding deduction for federal income tax purposes. The participant’s holding period in such shares begins on the date of such acquisition, and the participant’s tax basis in such shares will equal the fair market value of such shares on the date of such acquisition. Any gain or less recognized on a subsequent sale of such shares will be short-term or long-term, depending on the holding period of such shares.

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New Plan Benefits

It is not currently possible to determine the dollar value and number of any additional plan benefits which will be received under the ESPP because participation in the ESPP and the rate of withholding is voluntary and determined by each eligible person in his or her sole discretion.

Vote Required and Recommendation

As an ordinary resolution, this proposal will be approved if the number of votes cast “FOR” exceeds 50% of the total number of votes cast on this matter. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE GLOBAL EMPLOYEE STOCK PURCHASE PLAN.

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PROPOSAL 6
APPROVAL OF THE 2022 DEFERRED INCENTIVE PLAN

Summary

As an integral part of our compensation programs, our Compensation Committee adopted, subject to shareholder approval, the Janus Henderson Group plc 2022 Deferred Incentive Plan (the “DIP”), which will replace the Third Amended and Restated 2010 Deferred Incentive Plan (the “2010 Deferred Incentive Plan”) (which will be terminated upon shareholder approval of the DIP) and the Employment Inducement Award Plan (the “2012 Employment Inducement Plan”) (which has already been terminated). Following the date hereof, no additional awards may be granted under the Employment Inducement Award Plan (the “2012 Employment Inducement Plan”). In addition, a maximum of 100,000 shares may be subject to awards granted under the Third Amended and Restated 2010 Deferred Incentive Plan (the “2010 Deferred Incentive Plan”) between the date hereof and the date of the Annual General Meeting. To ensure that we have the ability to grant equity and fund unit awards under the DIP to our employees, we are asking shareholders to approve the DIP. As proposed, the DIP will reserve [13,000,000] shares for future grant.

Long-term equity awards are a key element of our compensation programs and accomplish the following objectives:

■	Align the interests of key employees with those of our shareholders and clients through increased employee ownership of the Company;

■	Attract, motivate and retain key employees who will contribute to our long-term financial success; and

■	Provide incentive compensation opportunities in a highly competitive industry to encourage top talent to remain dedicated to our long-term objectives.

While equity incentive awards are an important part of our pay-for-performance compensation program, the Board and the Compensation Committee are mindful of their responsibility to our shareholders to exercise judgment in granting equity-based awards. We review a number of metrics to assess the cumulative impact of our equity compensation programs, including burn rate and overhang.

The annual share usage under the Third Amended and Restated 2010 Deferred Incentive Plan (the “2010 Deferred Incentive Plan”), which is being superseded by the DIP, for the last three fiscal years and the overhang for 2021 was as follows:

	2019	2020	2021
Burn Rate(1)	1.7%	1.7%	1.5%
Overhang(2)	—	—	6.2%

(1)	Burn rate represents (a) (i) restricted stock and RSUs granted plus (ii) PSUs granted (at the target level) plus (iii) directors’ shares granted divided by (b) the basic weighted average common shares outstanding for the applicable fiscal year.
(2)	Overhang represents (a) total plan shares divided by (b) (i) total plan shares plus (ii) common shares outstanding, where (a) total plan shares equals the sum of (i) the number of shares available for future grants plus (ii) the number of restricted stock and RSUs outstanding plus (iii) PSU awards outstanding (at the target level) plus (v) any unvested directors’ shares outstanding.

The text of the resolution in respect of Proposal 6 (which is proposed as an ordinary resolution) is as follows:

RESOLVED, that the shareholders of the Company hereby approve, the 2022 Deferred Incentive Plan.

Terms and Provisions

The material terms and provisions of the DIP are summarized below. This description is not intended to be complete and is qualified in its entirety by reference to the DIP plan document, a copy of which is attached as Annex C to this proxy statement.

General Description of the DIP

The following is a summary of the material terms of the DIP, assuming the DIP is approved by our shareholders. The DIP will become effective as of the date approved by the shareholders of the Company, and will continue in effect until terminated by the Board, except as noted below.

No awards may be granted under the DIP after the tenth anniversary of the effective date. Any awards that are outstanding after the termination of the DIP, however, will remain subject to the terms of the DIP.

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The DIP permits the grant of restricted stock, RSUs, PSUs, stock awards, stock options, SARs and other awards, including fund unit awards. The Compensation Committee generally determines who will be granted awards, the type of award to be granted, the number of shares subject to such grants, any vesting schedules and all other terms of the awards, though the Plan Committee may delegate certain authority to a management committee, as described in “DIP Administration” below.

The DIP prohibits:

■	Repricing of stock options or SARs;
■	Granting of stock options with reload features;
■	Granting of stock options with an exercise price below fair market value on the date of grant; or
■	Granting of awards under the DIP that are subject to a vesting period of less than one year (other than awards which will not exceed 5% of the share reserve).

Shares Authorized

A maximum of [13,000,000] shares of our common stock will be reserved for issuance under the DIP. Such shares may be issued pursuant to grants of restricted stock, RSUs, PSUs, stock awards, stock options, SARs and other share-based awards during the term of the DIP. A participant may receive multiple awards under the DIP, and there is no limit on the number of shares granted to a single individual during any calendar year or the number of fund unit awards that may be granted under the plan.

Shares delivered under the DIP will be authorized but unissued shares of Janus common stock, treasury shares, shares issued from a trust, or shares purchased in the open market or otherwise. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will be returned to the pool of shares available for issuance under the DIP. Notwithstanding the foregoing, shares surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying a SAR award that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an award will not be available for grant under the DIP.

Eligibility and Participation

All employees of the Company and its subsidiaries (2,235 employees as of December 31, 2021) are eligible to receive awards under the DIP, but awards are generally limited to executive and management-level employees. The DIP also provides flexibility to grant equity-based awards to the Company’s independent contractors and non-executive directors. Any awards granted to non-executive directors will only be granted from shares purchase on the market. Ten directors and all of the Company’s consultants are eligible to receive grants under the DIP, but it is not the Company’s practice to make grants to consultants.

DIP Administration

The DIP is administered by the Compensation Committee or a committee of independent directors appointed by the Board, which determines and approves the eligible participants, the aggregate value of the awards per grant date, the types of awards, the applicable vesting schedule (if any), and the terms and conditions of all awards and award agreements. The Compensation Committee is the current administrator of the DIP. The Compensation Committee will have the discretionary authority to:

■	interpret the DIP;
■	make, amend and rescind rules and regulations relating to the DIP;
■	cancel (with consent of participant) outstanding awards; accelerate exercisability or vesting of any award or group or awards for any reason and at any time;
■	extend time during which any award may be exercised;
■	make adjustments or modifications to awards granted to participants in order to comply with local law;
■	impose additional terms and conditions upon grant, exercise, or retention of awards (including limiting percentage of awards which may be exercised); and
■	to take any other action with respect to any matters relating to the DIP for which it is responsible.

The Compensation Committee may appoint and delegate authority to a management committee to administer the DIP as it deems appropriate, subject to the express limitations set forth in the DIP and with respect to awards to participants other than those who are Company directors and officers subject to Section 16 of the Exchange Act.

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Types of Awards

As described in the “Compensation Discussion & Analysis” section beginning on page [•], our current equity compensation awards to employees are generally composed of RSUs, PSUs and fund unit awards. The DIP also permits the Compensation Committee to grant other equity awards, including restricted stock, stock options and SARs. Awards that may be issued under the DIP are described in the table below.

Award Type	Features
Restricted Stock
■ Represents shares of JHG common stock that are issued subject to restrictions on transfer and vesting requirements	■ Recipient has the same rights as a JHG shareholder ■ Subject to a minimum vesting period of at least 12 months, with an exception for awards up to 5% of the share cap
Restricted Stock Units
■ Provides the participant the right to receive a payment based on the value of a share of JHG common stock

■  Payable in shares of JHG common stock, cash or a combination of both

■  May be granted with related dividend equivalent rights

■  The Compensation Committee determines vesting requirements, restrictions and conditions to payment

■  Subject to a minimum vesting period of at least 12 months, with an exception for awards up to 5% of the share cap

Performance-Based Share Units
■ Provides the participant the right to receive a payment based on the value of a share of JHG common stock

■  Payable in shares of JHG common stock, cash or a combination of both

■  Granted with performance hurdles to vesting

■  The Compensation Committee determines vesting requirements, restrictions and conditions to payment

■  No dividends on unvested units

■  Subject to a minimum vesting period of at least 12 months, with an exception for awards up to 5% of the share cap

Stock Options

■  Entitles the participant, upon exercise and payment of the applicable exercise price, to receive the number of shares of JHG common stock underlying the portion of the stock option so exercised

■  Either non-qualified stock options or incentive stock options can be awarded

■  Exercise price of any stock option granted may not be less than the fair market value of JHG common stock on the date the option is granted

■  The exercise price may be paid in cash, in shares of JHG common stock, through a cashless exercise or as otherwise permitted by the Compensation Committee

■  The Compensation Committee can determine the terms (including vesting and forfeiture) of each stock option grant at the time of the grant

■  Generally, options terminate seven years after date of grant

■  Subject to a minimum vesting period of at least 12 months, with an exception for awards up to 5% of the share cap

Stock Appreciation Rights (each, a “SAR”)

■  Entitles the participant, upon settlement, to receive a payment (in cash or in shares of JHG common stock) based on the excess of the fair market value of a share of JHG common stock over the base price of the SAR

■  Base price may not be less than the fair market value of a share of JHG common stock on the date of grant

■  Strike price may be less than fair market value of a share of JHG common stock on the date of grant if the SAR is granted in connection with an acquisition, associated with SARs in the acquired entity, and the SAR is intended to preserve the value of the acquired entity

■  Payable in cash, shares of JHG common stock or a combination of both

■  May be granted on a stand-alone basis or in tandem with a related stock option grant

■  The Compensation Committee determines vesting requirements, payment and other terms

■  Generally terminate seven years after date of grant

■  Subject to a minimum vesting period of at least 12 months, with an exception for awards up to 5% of the share cap

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Award Type	Features
Stock Awards
■ Represents shares of JHG common stock that are issued free of transfer restrictions and forfeiture conditions	■ Participant is entitled to all the rights of a shareholder ■ May be granted for past services in lieu of bonus or other cash compensation, with an exception for awards up to 5% of the share cap
Fund Unit Awards
■ Provides the participant the right to receive a cash payment based on the performance of the JHG fund investments selected by the participant	■ Upon vesting, participant is entitled to cash value of the award adjusted for earnings or losses attributed to the funds to which the award was indexed

Performance Criteria

The Compensation Committee may impose on an award granted under the DIP conditions and/or restrictions which must be met during a certain performance period as a condition of the participant’s receipt of payment with respect to an award, including restrictions based on the attainment of any or all (or any combination thereof) of the following specified business performance goals:

■	stock price;
■	market share;
■	sales (gross or net);
■	asset quality;
■	non-performing assets;
■	earnings per share;
■	return on equity;
■	costs;
■	operating income;
■	net income;
■	marketing-spending efficiency;
■	return on operating assets;
■	return on assets;
■	core non-interest income;
■	fund performance;
■	pre-tax margin;
■	pre-tax income;
■	levels of cost savings;
■	operating margin;
■	flows into Company products (net or gross);
■	earnings;
■	earnings before interest, taxes, depreciation and amortization;
■	improvements in productivity and objective operating goals; and/or
■	other performance metrics as determined by the Compensation Committee.

Any of the foregoing performance measures may be applied, as determined by the Compensation Committee, in respect of the Company or any of its subsidiaries, affiliates, business units or divisions and/or their related worldwide, regional or country-specific operations (or any combination of the foregoing). Performance goals shall specify whether they are to be measured relative to budgeted or other internal goals, operations, performance or results of the Company and/or any of its subsidiaries, affiliates, business units or divisions, or relative to the performance of one or more peer groups of the Company and/or any of the Company’s subsidiaries, affiliates, business units or divisions, with the composition of any such peer group to be determined by the Compensation Committee at the time the performance goal is established. Performance goals may be stated in the alternative or in combination.

Transferability

No awards granted under the DIP may be assigned, transferred, pledged or otherwise disposed, except upon death through the participant’s will, the laws of descent and distribution or through a beneficiary designation, or in the case of awards other than incentive stock options, during the participant’s lifetime to immediate family members of the participant and others as may be approved by the Compensation Committee.

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Changes in Capitalization

In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of Janus common stock, appropriate and equitable adjustments may be made to the number and kind of shares of Janus common stock available for grant, as well as to other maximum limitations established under the awards granted under the DIP; and equitable adjustments may be made to the number and kind of shares of Janus common stock subject to outstanding awards and the exercise price of outstanding awards (including canceling awards in exchange for cash or other property).

Term, Amendment and Termination

The DIP has a term of 10 years from the date it is approved by our shareholders, unless earlier terminated by the Board or until all shares subject to the awards granted under the DIP have been purchased or acquired. The Board or the Compensation Committee may from time to time amend or modify the awards granted under the DIP, subject to certain restrictions including potential shareholder approval. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with the terms of the DIP, Section 409A or 422 of the U.S. tax code, NYSE or other exchange or securities market listing requirements, or for any other purpose. It is intended that no amendment or modification of the awards granted under the DIP will adversely affect any outstanding award without the consent of the grantee.

New DIP Benefits

The dollar value and number of awards to be granted in the future to our employees and non-executive directors under the DIP are not currently determinable because the value and number of such awards are subject to the discretion of the Compensation Committee.

U.S. Federal Income Tax Consequences

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the DIP. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that might apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.

Restricted Stock Units (“RSUs”)

A participant will recognize no taxable income when RSUs are granted, and the Company or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives cash or shares, the participant will recognize compensation taxable as ordinary income equal to the amount of cash received or the fair market value of the shares at that time (as applicable) and, subject to Section 162(m) of the U.S. tax code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares received at the end of a restriction period will be equal to the fair market value of such shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the U.S. tax code, the Company or a subsidiary, as applicable, will receive a corresponding deduction. The federal tax treatment of PSUs is the same as RSUs.

Fund Unit Awards

A participant will recognize no taxable income when fund unit awards are granted, and the Company or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives cash, the participant will recognize compensation taxable as ordinary income equal to the amount of cash received and, subject to Section 162(m) of the U.S. tax code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	69

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Incentive Stock Options

Upon the grant of an incentive stock option, the option holder will not recognize any income. In addition, no income for regular income tax purposes will be recognized by an option holder upon the exercise of an incentive stock option if the requirements of the DIP and the U.S. tax code are satisfied, including the requirement that the option holder remain employed by the Company or a qualifying subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the Company or a qualifying subsidiary during the period beginning on the date of grant of an incentive stock option and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option and will have the tax consequences described below in the section entitled “Non-Qualified Stock Options.”

The federal income tax consequences of a subsequent disposition of the shares acquired pursuant to the exercise of an incentive stock option depends upon when the disposition of such shares occurs and the type of such disposition.

■	If the disposition of such shares occurs more than two years after the date of grant of the incentive stock option and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and the Company or a subsidiary, as applicable, will not be entitled to any income tax deduction with respect to such incentive stock option.
■	If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise (a “disqualifying disposition”), the excess, if any, of the amount realized over the option price will be treated as taxable income to the option holder and, subject to Section 162(m) of the U.S. tax code, the Company or a subsidiary, as applicable, will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder on such disposition. The amount of ordinary income recognized by the option holder in a disqualifying disposition (and the corresponding deduction to the Company or a subsidiary, as applicable) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

Except as provided in the paragraph immediately below, if an option holder elects to tender shares in partial or full payment of the option price for shares to be acquired upon the exercise of an incentive stock option, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder with respect to the shares received by the option holder upon the exercise of the incentive stock option if the requirements of the DIP and the U.S. tax code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a disqualifying disposition has occurred with respect to such shares received upon the exercise of the incentive stock option, all shares are deemed to have a holding period beginning on the date of exercise.

If an option holder tenders shares that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option price for shares to be acquired upon the exercise of another incentive stock option, and such exercise occurs within two years after the date of grant of such first incentive stock option or within one year after such shares were transferred to the option holder, the tender of such shares will be a disqualifying disposition with the tax consequences described above regarding disqualifying dispositions. The shares acquired upon such exercise will be treated as shares acquired upon the exercise of an incentive stock option.

Non-Qualified Stock Options

An option holder will not recognize taxable income, and the Company or a subsidiary, as applicable, is not entitled to a deduction, when a non-qualified stock option is granted. Upon the exercise of a non-qualified stock option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option price of the non-qualified stock option and, subject to Section 162(m) of the U.S. tax code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. An option holder’s tax basis in the shares received upon the exercise of a non-qualified stock option will be equal to the fair market value of such shares on the exercise date, and the option holder’s holding period for such shares will begin at that time. Upon the subsequent sale of the shares received in exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the option holder’s tax basis in such shares.

If a non-qualified stock option is exercised in whole or in part with shares held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The shares received by the option holder in excess of the number of shares used to pay the exercise price of the option will have a basis equal to the fair market value on the date of exercise and their holding period will begin on such date. However, if the shares tendered to pay the exercise price of a non-qualified option were acquired upon the exercise of an incentive stock option, such tendering may be a “disqualifying disposition” (as described above) and will be treated as described above.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	70

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Other Awards

The tax treatment of other stock-based awards, as well as any shares received in connection with another stock-based award, generally will be the same as set forth above with respect to the most comparable type of award (e.g., other stock-based awards that are in the form of deferred stock or other instruments where the award is not settled until some future date after grant will be taxed similar to RSUs, and other stock-based awards that result in the immediate issuance of shares will be taxed similar to restricted stock).

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the U.S. tax code generally limits the deductible amount of total annual U.S. compensation paid by a public company to each “covered employee” (the chief executive officer, chief financial officer and the three other most highly compensated executive officers of the Company) to no more than $1 million.

Tax Treatment of Awards Granted to Non-Executive Directors and Non-U.S. Employees

The grant and exercise of options and awards under the awards granted under the DIP to non-executive directors and to employees outside the United States may be taxed on a different basis.

Registration with the SEC

We intend to file with the SEC a registration statement on Form S-8 covering the common stock reserved for issuance under the DIP.

Vote Required and Recommendation

A majority of the votes cast “FOR” will be required to approval this proposal, which is proposed as an ordinary resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2022 DEFERRED INCENTIVE PLAN.

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PROPOSAL 7
RENEWAL OF THE BOARD’S AUTHORITY TO REPURCHASE COMMON STOCK

The Board believes that it is advantageous to renew the authority for the Company to repurchase its own shares in certain circumstances. Under our Articles of Association, the Company may repurchase its own shares subject to and in accordance with the Companies (Jersey) Law 1991, which generally requires authorization by a special resolution approved by shareholders. Accordingly, the Board proposes to seek this authority in a form consistent with the Jersey Companies Law, U.S. securities laws, and the listing standards of the ASX.

Proposal 7, which will be proposed as a special resolution in accordance with Jersey law, seeks shareholders’ approval of the purchase by the Company of a maximum number of shares which, taken together with the number of underlying shares represented by CDIs that are purchased pursuant to the special resolution in Proposal 8, is [17,234,998], representing approximately [10%] of the issued share capital of the Company as of [February 24, 2022].

The authority sought by this resolution will expire the earlier of (i) the conclusion of the Company’s 2023 Annual General Meeting of Shareholders or (ii) November 1, 2023.

The Board will continuously review a possible repurchase of shares and CDIs, taking into account the Company’s financial position, share/ CDI price and other investment opportunities. The Board would use this authority only if it believes at the time that such purchase would be in the best interests of shareholders generally.

Any purchases of common stock would be by means of market purchases. The special resolution below sets the maximum and minimum prices for any such purchases. Common stock purchased under this authority may be held as treasury shares. The Jersey Companies Law allows the Company to purchase and hold treasury shares in its issued capital rather than cancelling those shares. Treasury shares do not carry voting rights and have no entitlement to dividends. Treasury shares may be cancelled, sold or used to meet the Company’s obligations under its employee share plans. Any shares of common stock purchased, but not held as treasury shares, would be cancelled.

As of [February 24, 2022], pursuant to the authority approved by shareholders at the 2021 Annual General Meeting, the Company repurchased on the open market and cancelled [XX] shares of common stock since the 2021 Annual General Meeting. Such authority will expire at the close of the Annual General Meeting, unless renewed by shareholders.

The text of the resolution in respect of Proposal 7 (which is proposed as a special resolution) is as follows:

RESOLVED, that, pursuant to Article 57 of the Companies (Jersey) Law 1991, the Company be and is hereby generally and unconditionally authorized to make purchases on a stock exchange of its common stock, subject to the following conditions:

■	the maximum number of shares of common stock authorized to be purchased is [17,234,998], minus the number of underlying shares represented by CDIs that are purchased pursuant to Proposal 8;
■	the minimum price (exclusive of expenses) that may be paid for a share of common stock is US$1.50 par value per share;
■	the maximum price (exclusive of expenses) that may be paid for each share of common stock is an amount that is equal to 105% of the average closing stock price of the preceding five trading days on the New York Stock Exchange;
■	this authority shall expire the earlier of (i) the conclusion of the Company’s 2023 Annual General Meeting of Shareholders or (ii) November 1, 2023;
■	a contract to purchase shares under this authority may be made before this authority expires, and concluded in whole or in part after this authority expires; and
■	pursuant to Article 58A of the Companies (Jersey) Law 1991, the Company may hold as treasury shares any shares of common stock of the Company purchased pursuant to the authority conferred in this resolution.

Vote Required and Recommendation

As a special resolution, this proposal will be approved if the number of votes cast “FOR” equals or exceeds two-thirds of the total number of votes cast on this matter. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SPECIAL RESOLUTION GRANTING AUTHORITY TO REPURCHASE COMMON STOCK.

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PROPOSAL 8
RENEWAL OF THE BOARD’S AUTHORITY TO REPURCHASE CDIs

As discussed in Proposal 7, the Company is required to seek authorization by a special resolution approved by shareholders to repurchase its own shares, which also applies to repurchases of CDIs.

Proposal 8, which will be proposed as a special resolution in accordance with Jersey law, seeks shareholders’ approval of the purchase by the Company of a maximum number of CDIs that the underlying common stock are represented by which, taken together with any shares of common stock purchased by the Company pursuant to Proposal 7, is [17,234,998], representing approximately [10%] of the issued share capital of the Company as of [February 24, 2022].

The authority sought by this resolution will expire the earlier of (i) the conclusion of the Company’s 2023 Annual General Meeting of Shareholders or (ii) November 1, 2023.

The Board will continuously review a possible repurchase of shares and CDIs, taking into account the Company’s financial position, share/ CDI price and other investment opportunities. The Board would use this authority only if it believes at the time that such purchase would be in the best interests of shareholders generally.

Any purchases of CDIs would be by means of purchases on the open market. Any CDIs purchased in Australia will then be converted into common stock (“Converted Shares”). The special resolution below sets the maximum and minimum prices for any such purchases. Shares represented by CDIs purchased under this authority may be held as treasury shares. The Jersey Companies Law allows the Company to purchase and hold treasury shares in its issued capital rather than cancelling those shares. Treasury shares do not carry voting rights and have no entitlement to dividends. Treasury shares may be cancelled, sold or used to meet the Company’s obligations under its employee share plans. Any Converted Shares purchased, but not held as treasury shares, would be cancelled.

As of [February 24, 2022], pursuant to the authority approved by shareholders at the 2021 Annual General Meeting, the Company repurchased on the open market and cancelled [XX] shares of common stock, of which [904,450] were CDIs that were converted to common stock before being cancelled, since the 2021 Annual General Meeting. Such authority will expire at the close of the Annual General Meeting, unless renewed by shareholders.

The text of the resolution in respect of Proposal 8 (which is proposed as a special resolution) is as follows:

RESOLVED, that the Company be and is hereby generally and unconditionally authorized (pursuant to Article 57 of the Companies (Jersey) Law 1991) to make purchases on a stock exchange of its CDIs, subject to the following conditions:

■	the maximum number of CDIs authorized to be purchased is [17,234,998], minus the number of shares purchased pursuant to Proposal 7;
■	the minimum price (exclusive of expenses) that may be paid for each CDI is the Australian dollar equivalent of US$1.50;
■	the maximum price (exclusive of expenses) that may be paid for each CDI is an amount equal to 105% of the average closing CDI price of the preceding five trading days on the Australian Securities Exchange;
■	this authority shall expire the earlier of (i) the conclusion of the Company’s 2023 Annual General Meeting of Shareholders or (ii) November 1, 2023;
■	a contract to purchase CDIs under this authority may be made before this authority expires, and concluded in whole or in part after this authority expires; and
■	pursuant to Article 58A of the Companies (Jersey) Law 1991, the Company may hold as treasury shares any shares of common stock represented by the CDIs purchased pursuant to the authority conferred in this resolution.

Vote Required and Recommendation

As a special resolution, this proposal will be approved if the number of votes cast “FOR” equals or exceeds two-thirds of the total number of votes cast on this matter. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SPECIAL RESOLUTION GRANTING AUTHORITY TO PURCHASE CDIs.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	73

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PROPOSAL 9
REAPPOINTMENT AND REMUNERATION OF AUDITORS

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s auditors. The Audit Committee evaluates the selection of the Company’s auditors each year and determines whether to reappoint the current auditors or consider other firms. Certain key factors that the Audit Committee considers as part of this evaluation include the quality or service provided, the benefits of tenure versus fresh perspective, business acumen, auditor independence, and the appropriateness of fees relative to both efficiency and audit quality. Based on its annual review, the Audit Committee believes that the continued retention of PricewaterhouseCoopers LLP (“PwC”) as our auditors is in the best interests of the Company and our shareholders. Therefore, the Audit Committee has reappointed PwC, which has served as the Company’s auditors since 2019, to serve as the Company’s auditors.

Pursuant to the Jersey Companies Law, shareholders are required to approve the reappointment of the Company’s auditors each year, and the appointment runs until the conclusion of the next Annual General Meeting (unless the auditors are removed by resolution of shareholders in a general meeting). Shareholders are also requested to ratify the appointment of PwC as the Company’s independent registered public accounting firm for purposes of U.S. securities laws for the fiscal year ending December 31, 2022, and to authorize the directors to determine the fees to be paid to the auditors.

The text of the resolution in respect of Proposal 9 (which is proposed as an ordinary resolution) is as follows:

RESOLVED, that PricewaterhouseCoopers LLP be appointed as the auditors of the Company from the conclusion of this meeting until the conclusion of the Annual General Meeting of the Company to be held in 2023, that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2022, be ratified, and that the directors be authorized to determine the fees to be paid to the auditors.

Representatives of PwC are expected to be present at the Annual General Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Vote Required and Recommendation

As an ordinary resolution, this proposal will be approved if the number of votes cast “FOR” exceeds 50% of the total number of votes cast on this matter. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR AUDITORS, TO RATIFY THEIR APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND TO AUTHORIZE THE DIRECTORS TO DETERMINE THE FEES TO BE PAID TO THE AUDITORS.

Pre-Approval Policy

All services performed by PwC were approved in accordance with the approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax and other services that our independent auditor may perform. Under the policy, any service to be provided to the Company by its independent auditor must be pre-approved by the Audit Committee. Generally, pre-approval is provided at regularly scheduled committee meetings. However, the authority to grant specific pre-approval between committee meetings, as necessary, has been delegated to the Audit Committee Chair. The Audit Committee Chair must update the Audit Committee at the next regularly scheduled committee meeting of any services that were granted specific approval.

The Audit Committee generally approves a narrow range of fees associated with each proposed service to incorporate appropriate oversight and control of the independent auditor relationship.

At each meeting, the Audit Committee reviews the status of services and fees incurred year-to-date against the original approved services and the forecast of remaining services and fees for the fiscal year.

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Fees Incurred for Auditor

The following table shows the fees paid or accrued by the Company and its consolidated funds for audit and other services provided by PwC for fiscal years ended December 31, 2021, and 2020:

	2021	2020
Audit fees(1)	$4,446,684	$3,783,313
Audit-related fees(2)	320,520	825,130
Tax fees(3)	54,377	9,167
All other fees(4)	976,221	599,935
TOTAL	$5,797,802	$5,217,545

(1)	Audit services consisted of the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, reviews of the condensed consolidated financial statements included in its quarterly reports on Form 10-Q, attestation work required by Section 404 of the Sarbanes-Oxley Act of 2002, and other audit services that are normally provided in connection with statutory or regulatory filings.
(2)	Audit-related fees consisted of financial accounting and SEC reporting consultations, issuance of consent letters, audit of the Company’s benefit plans and other audit services not required by statute or regulation.
(3)	Tax compliance fees consisted of tax return filings for certain foreign jurisdictions and assistance with tax audits and miscellaneous state and federal income tax-related issues.
(4)	All other fees associated with our ETFs and fees associated with the Finance Conduct Authority (FCA) Client Assets Sourcebook (CASS) audit.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of PwC.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	75

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AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the Company’s financial reporting process. The Audit Committee’s responsibilities include, among others: (i) overseeing the integrity of the Company’s financial statements; (ii) evaluating the qualifications, independence and performance of the Company’s independent auditors; (iii) reviewing the organizational structure and qualifications of the members of the Company’s internal audit department; and (iv) obtaining reports from management and the independent auditors concerning the Company’s compliance with applicable legal and regulatory standards. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. For more information about our Audit Committee’s responsibilities, see our Audit Committee Charter, which is available on the Company’s website.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the year ended December 31, 2021. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

The Audit Committee

Jeffrey Diermeier (Chair)

Alison Davis
Kalpana Desai
Kevin Dolan
Eugene Flood Jr.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	76

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QUESTIONS & ANSWERS ABOUT THE ANNUAL GENERAL MEETING

When and where will the Annual General Meeting be held?

The Annual General Meeting will be held on Wednesday, May 4, 2022, at 3:00 p.m. (Denver time) at our Denver office, located at 151 Detroit Street, Denver, Colorado 80206, USA.

How do I attend?

To attend the Annual General Meeting in person, you must be entitled to vote, as described below. If you cannot attend the Annual General Meeting in person, you can listen to the meeting via a listen-only webcast. A link to the webcast will be accessible from www.investorvote.com/JHG prior to the Annual General Meeting.

Shareholders also can listen to the meeting via a listen-only dial-in by calling:

United States and Canada	888 204-4368 (toll free)
United Kingdom	0800 358 6377 (toll free)
Australia	1 800 573 793 (toll free)
All other countries	+1 323 994 2093
Conference ID	2063435

Because the webcast and dial-in will be listen-only, listening to the webcast or dial-in will not constitute formal attendance at the Annual General Meeting and you will not be able to vote or ask questions through the webcast or dial-in. Please submit your proxy voting instructions as soon as possible through one of the methods described below to ensure your votes are counted at the Annual General Meeting.

Please note that we are taking a number of safety-related steps in light of COVID-19 to help safeguard in-person attendees and our personnel, including requiring all attendees to be fully vaccinated, complete a health attestation form upon arriving at our Denver office, and wear a mask while inside our office.

When is the Record Date?

The record date is March 7, 2022. On that date, the Company had [169,046,154] shares of common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote.

Who may vote?

You are entitled to vote or direct the voting of your shares if, on the record date, you were a:

■	shareholder of record or a beneficial owner of shares in “street name” as of 5:00 p.m. (New York time);
■	holder of CHESS Depositary Interests (“CDIs”) as of 5:00 p.m. (Sydney time);
■	holder of Janus Henderson Depository Interests (“UK DIs”) through CREST as of 5:00 p.m. (London time); or
■	holder of UK DIs via the Janus Henderson Corporate Sponsored Nominee Facility (“CSN”) as of 5:00 p.m. (London time).

How do I vote?

There are different voting procedures depending on whether you hold your Company shares as:

■	common stock listed on the NYSE;
■	CDIs quoted on the ASX; or
■	UK DIs held through CREST or via the CSN.

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Please read the instructions below carefully to ensure you understand the voting arrangements that apply to you.

Holders of Common Stock Listed on NYSE

Shareholders of Record. You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare, our transfer agent.

By Internet. You may submit your proxy by internet at www.investorvote.com/JHG. You will need your Control Number, which is provided on your proxy card or the Notice of Internet Availability of Proxy Materials. You may submit your proxy by internet 24 hours a day, seven days a week, through 11:59 p.m. (Denver time) on Tuesday, May 3, 2022.
By Telephone. To submit your proxy by telephone, please call 1-800-652-8683. You may submit your proxy by telephone 24 hours a day, seven days a week, through 11:59 p.m. (Denver time) on Tuesday, May 3, 2022.
By Mail. If you received your proxy materials by mail, you may submit your proxy card by mail using the enclosed postage-paid envelope or by mailing it to: Janus Henderson Group Share Registry, Proxy Services, c/o Computershare Investor Services, PO Box 505008, Louisville, KY 40233-9814. Submissions by mail must be received by 11:59 p.m. (Denver time) on Tuesday, May 3, 2022.
At the Meeting. Submitting a proxy now will not limit your right to change your vote at the meeting if you attend the meeting in person. For information about attending the Annual General Meeting, please see “How do I attend?” above.

Beneficial Owners. If your shares of common stock are held in an account with a broker, bank, or other nominee, you are considered the beneficial owner of those shares, which are held in “street name.” As the beneficial owner, you have the right to instruct the broker on how to vote your shares. To do so, you must provide voting instructions to your broker by the deadline provided in the proxy materials you receive from your broker. If you do not provide voting instructions to your broker by the applicable deadline, your broker may vote your shares on your behalf only with respect to Proposal 9 – Reappointment and Remuneration of Auditors. Your broker is not permitted to vote on Proposals 1 through 8 if you do not provide voting instructions.

Holders of CHESS Depositary Interests Quoted on ASX

By Internet. You may submit your voting instructions by the internet via our website at janushenderson.com/AGM2022. You will need your Control Number, unique PIN and your Shareholder Reference Number (“SRN”), which are provided on your voting instruction form, and your registered postcode or country of residence if outside Australia. You may submit your voting instructions by internet 24 hours a day, seven days a week, until 5:00 p.m. (Sydney time) on Sunday, May 1, 2022.
By Mail. If you received your proxy materials by mail, you may submit your voting instruction form by mail using the enclosed-postage-paid envelope or by mailing it to: Computershare Investor Services Pty Limited, GPO Box 4578, Melbourne, VIC 3001, Australia; or Private Bag 92119, Auckland 1142, New Zealand. Submissions by mail must be received by 5:00 p.m. (Sydney time) on Sunday, May 1, 2022.
By facsimile. You may submit your voting instructions by faxing them to 03 9473 2555 in Australia or 09 488 8787 in New Zealand by 5:00 p.m. (Sydney time) on Sunday, May 1, 2022.
At the Meeting. If you would like to attend and vote at the meeting, you may instruct CHESS Depositary Nominees Pty Limited to nominate you as its proxy by submitting the voting instruction form via one of the above methods. Voting at the meeting is on Wednesday, May 4, 2022, before the meeting commences at 3:00 p.m. (Denver time). If your voting instruction form (and any necessary supporting documents) is not received by 5:00 p.m. (Sydney time) on Sunday, May 1, 2022, your proxy appointment will not be effective. For information about attending the Annual General Meeting, please see “How do I attend?” above.

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Holders of UK Depositary Interests

By Internet. You may direct Computershare to vote the common stock underlying your UK DIs via a Form of Instruction accessible via the internet on Computershare’s website by visiting www.investorcentre.co.uk/eproxy. You will be asked to enter the Control Number, your SRN and your unique PIN, which are detailed on the accompanying Form of Instruction. Alternatively, UK DI holders who wish to submit an instruction through the CREST electronic voting appointment service may do so by using the procedures described in the CREST manual (available from euroclear.com). Instructions must be validly returned and received by 9:00 a.m. (London time) on Friday, April 29, 2022.
By Mail. If you received your proxy materials by mail, you may submit your Form of Instruction by mail using the enclosed postage-paid envelope or by mailing it to: Janus Henderson Group Share Registry, Computershare, The Pavilions, Bridgwater Road, Bristol BS99 6ZY. To be effective, all Forms of Instruction must be lodged with Computershare by 9:00 a.m. (London time) on Friday, April 29, 2022. Computershare, as your proxy, will then make arrangements to vote your underlying shares according to your instructions.
At the Meeting. If you would like to attend, speak and vote in person at the Annual General Meeting, please inform Computershare at csnditeam@computershare.co.uk, who will provide you with a Letter of Representation with respect to your UK DI holding that will enable you to attend, speak and vote the shares underlying your interests at the Annual General Meeting on Computershare’s behalf. Your completed Letter of Representation must be delivered to a Computershare representative on Wednesday, May 4, 2022, before the meeting commences at 3:00 p.m. (Denver time).

Holders of UK Depositary Interests via the Corporate Sponsored Nominee Facility

By Internet. You may direct Computershare, as provider of the Corporate Sponsored Nominee Service in which your UK DIs are held, how to vote the ordinary shares underlying your DIs via the internet on Computershare’s website by visiting www.investorcentre. co.uk/eproxy. You will be asked to enter the Control Number, your SRN and your unique PIN, which are detailed on the accompanying Form of Direction. Instructions must be validly returned and received by 9:00 a.m. (London time) on Thursday, April 28, 2022.
By Mail. If you received your proxy materials by mail, you may submit your Form of Direction by mail using the enclosed postage-paid envelope or by mailing it to: Janus Henderson Group Share Registry, Computershare, The Pavilions, Bridgwater Road, Bristol BS99 6ZY. To be effective, all Forms of Direction must be lodged with Computershare by 9:00 a.m. (London time) on Thursday, April 28, 2022. Computershare, as your Custodian, will then make arrangements to vote the shares underlying your interests according to your instructions.
At the Meeting. If you would like to attend, speak and vote in person at the Annual General Meeting, please inform Computershare at csnditeam@computershare.co.uk, who will provide you with a Letter of Representation with respect to your UK DI holding that will enable you to attend, speak and vote the shares underlying your interests at the Annual General Meeting on Computershare’s behalf. Your completed Letter of Representation must be delivered to a Computershare representative on Wednesday, May 4, 2022, before the meeting commences at 3:00 p.m. (Denver time).

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What are the voting deadlines?

Holding Type	Voting via internet	Voting via telephone	Voting via mail
Common Stock	11:59 p.m. (Denver time) on Tuesday, May 3, 2022	11:59 p.m. (Denver time) on Tuesday, May 3, 2022	11:59 p.m. (Denver time) on Tuesday, May 3, 2022
CDIs^	5:00 p.m. (Sydney time) on Sunday, May 1, 2022	N/A	5:00 p.m. (Sydney time) on Sunday, May 1, 2022
UK DIs*	9:00 a.m. (London time) on Friday, April 29, 2022	N/A	9:00 a.m. (London time) on Friday, April 29, 2022
CSN (UK DIs via CSN)	9:00 a.m. (London time) on Thursday, April 28, 2022	N/A	9:00 a.m. (London time) on Thursday, April 28, 2022

^	CDI holders may also return their instructions via facsimile by this time
*	UK DI holders may also return their instructions via CREST by this time

What happens if I do not give specific voting instructions?

If you are a shareholder of record, holder of CDIs, holder of UK DIs, or holder of UK DIs via the CSN, your proxy may vote in his or her discretion with respect to any proposal for which you fail to provide voting instructions on. In addition, if you appoint the Chairman of the meeting as your proxy and fail to provide voting instructions, the Chairman intends to vote your shares in accordance with the Board’s recommendations.

If you are a beneficial owner of common stock and fail to provide voting instructions to your broker, then your broker may vote your shares on your behalf only with respect to Proposal 9 – Reappointment and Remuneration of Auditors. Your broker is not permitted to vote on Proposals 1 through 8 if you do not provide voting instructions, which will result in a so-called “broker non-vote.”

What if I change my mind after I vote?

You can revoke your proxy at any time before your shares are voted if you:

■	submit a timely later-dated proxy or voting instruction form;
■	provide timely subsequent telephone or internet voting instructions; or
■	vote in-person at the meeting.

What happens if other matters come up at the Annual General Meeting?

If you are a shareholder of record, holder of CDIs, holder of UK DIs, or holder of UK DIs via the CSN, your proxy will have discretion to vote as he or she thinks fit on any other business that may properly come before the meeting, including amendments to any resolution, and at any adjourned or postponed meeting.

If you are a beneficial owner of common stock, your broker may vote your shares on your behalf only on “routine” matters that may properly come up at the meeting.

We do not expect any other matters to come up at the meeting.

What constitutes a quorum?

The presence, in person or represented by proxy, of at least one-third of the Company’s issued and outstanding shares of common stock (excluding any shares held in treasury) entitled to vote at the Annual General Meeting as of the record date constitutes a quorum.

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How is it determined whether a matter has been approved?

In tabulating the voting results, only FOR and AGAINST votes are counted. Broker non-votes and abstentions are counted only for purposes of determining whether a quorum is present.

Proposal		Vote required to elect directors and adopt the other proposals	Board Vote Recommendation
1	Election of Directors	A nominee must receive the affirmative vote of a majority of the votes cast (ordinary resolution for each nominee)	“FOR” each director nominee
2	Approval to Increase Maximum Aggregate Annual Compensation for Non-Executive Directors	The affirmative vote of a majority of the votes cast (ordinary resolution)	“FOR”
3	Advisory Say-on-Pay Vote on Executive Compensation	The affirmative vote of a majority of the votes cast (ordinary resolution)	“FOR”
4	Advisory Vote on Frequency of Future Say-on-Pay Votes	Frequency (1, 2, or 3 years) receiving the highest number of votes cast	“ONE YEAR”
5	Approval of the Global Employee Stock Purchase Plan	The affirmative vote of a majority of the votes cast (ordinary resolution)	“FOR”
6	Approval of the 2022 Deferred Incentive Plan	The affirmative vote of a majority of the votes cast (ordinary resolution)	“FOR”
7	Renewal of the Board’s Authority to Repurchase Common Stock	The affirmative vote of two-thirds of the votes cast (special resolution)	“FOR”
8	Renewal of the Board’s Authority to Purchase CDIs	The affirmative vote of two-thirds of the votes cast (special resolution)	“FOR”
9	Reappointment and Remuneration of Auditors	The affirmative vote of a majority of the votes cast (ordinary resolution)	“FOR”

Who pays to prepare, mail and solicit the proxies?

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone and electronic transmission on our behalf by directors, officers or employees of the Company or its subsidiaries, without additional compensation. We will reimburse brokers and other nominees that are requested to forward soliciting materials to the beneficial owners of the shares they hold of record.

Where can I find the voting results of the Annual General Meeting?

The preliminary voting results will be announced at the Annual General Meeting. The final voting results will be disclosed by the Company via an announcement to the ASX following the conclusion of the meeting, in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual General Meeting, and made available on the Company’s website at www.janushenderson.com/AGM2022.

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OTHER INFORMATION

Forward Looking Statements

Certain statements in this proxy statement not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this proxy statement include, but are not limited to, risks, uncertainties, assumptions and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other filings or furnishings made by the Company with the SEC from time to time.

Shareholder Proposals for 2023 Annual General Meeting

Shareholders who wish to present a proposal in accordance with SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials to be distributed in connection with our 2023 Annual General Meeting of Shareholders must submit their proposals in accordance with that rule so they are received by the Company Secretary at the address set forth below no later than the close of business on November 24, 2022. If the date of our 2023 Annual General Meeting is more than 30 days before or after May 4, 2023, then the deadline to timely receive such material will be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Our Articles of Association require that shareholders who intend to propose, outside of Rule 14a-8 under the Exchange Act, any resolution, including nominating candidates for election as directors, at our 2023 Annual General Meeting of Shareholders must provide notice of such proposals in writing to our Company Secretary between the close of business on January 4, 2023, and the close of business on February 3, 2023. However, if the date of our 2023 Annual General Meeting of Shareholders is more than 30 days before or more than 60 days after May 4, 2023, the shareholder’s notice must be delivered in writing (i) no earlier than the close of business on the 120th day prior to the 2023 Annual General Meeting and (ii) no later than the close of business on the later of (x) the 90th day prior to such Annual General Meeting or (y) the 10th day after public announcement of the date of such Annual General Meeting is first made by the Company. The notice must set forth the information required by our Articles of Association.

Such proposals should be sent to our Company Secretary in writing to Janus Henderson Group, plc, Attn: Company Secretary, 151 Detroit Street, Denver, Colorado 80206 USA. To be included in the Company’s proxy materials, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association, and must be a proper subject for shareholder action under Jersey law.

Householding

SEC rules permit companies and intermediaries (such as banks and brokers) to send a single copy of the proxy materials or notice of internet availability of proxy materials, as applicable, to two or more shareholders who share the same address, subject to certain conditions. This “householding” rule benefits both the shareholders and the Company by reducing the volume of duplicate information shareholders receive and reducing the Company’s printing and mailing costs, and reducing the environmental impact of our meeting. Accordingly, a single copy of the Notice of Internet Availability of Proxy Materials (or proxy materials) will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders.

If one set of these documents was sent to your household for the use of all the Company’s shareholders in your household and one or more of you would prefer to receive additional sets, or if multiple copies of these documents were sent to your household and you want to receive one set, please contact our transfer agent, Computershare, P.O. Box 505005, Louisville, KY 40233; toll-free 866-638-5573; or www.computershare.com/investor.

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IF A BROKER, BANK, OR OTHER NOMINEE HOLDS YOUR SHARES, PLEASE CONTACT YOUR BROKER, BANK, OR OTHER NOMINEE DIRECTLY IF YOU HAVE QUESTIONS ABOUT DELIVERY OF MATERIALS, REQUIRE ADDITIONAL COPIES OF THE PROXY MATERIALS, OR WISH TO RECEIVE MULTIPLE COPIES OF THE PROXY MATERIALS, WHICH WOULD REQUIRE YOU TO STATE THAT YOU DO NOT CONSENT TO HOUSEHOLDING.

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the auditors before shareholders at a general meeting. Therefore, the accounts of the Company for the fiscal year ended December 31, 2021, will be presented to the shareholders at the Annual General Meeting.

Shareholder Inquiries

For shareholder inquiries, please contact the Janus Henderson Group Share Registry.

United States	Australia

Janus Henderson Group Transfer Agent P.O. Box 505000 Louisville, KY, 40233-5000	Janus Henderson Group Share Registry GPO Box 4578 Melbourne, Victoria 3001

T: (Toll-free): 866 638 5573 T: +1 781 575 2374	T: 1300 137 981 T: +61 (0) 3 9415 4081 F: +61 (0) 3 9473 2555
web.queries@computershare.com
web.queries@computershare.com.au

United Kingdom	New Zealand

Janus Henderson Group Depositary Computershare Investor Services The Pavilions Bridgwater Road Bristol BS13 8AE T: +44 (0)370 703 0109 web.queries@computershare.co.uk	Janus Henderson Group Share Registry Private Bag 92119 Auckland 1142 T: 0800 888 017 F: +64 (0) 9 488 8787 web.queries@computershare.com.nz

Janus Henderson Group plc	Company registration number: 101484	ABN: 67 133 992 766
Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES

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ANNEX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The Company presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management evaluates our profitability and our ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation below of our non-GAAP financial measures to the most directly comparable GAAP measures.

	Year ended December 31, 2021	Year ended December 31, 2020	Year ended December 31, 2019
RECONCILIATION OF REVENUE TO ADJUSTED REVENUE
Revenue	$2,767.0	$2,298.6	$2,192.4
Management fees	(205.9)	(183.8)	(189.6)
Shareowner servicing fees	(214.7)	(170.3)	(149.4)
Other revenue	(131.0)	(110.3)	(105.3)
ADJUSTED REVENUE(1)	$2,215.4	$1,834.2	$1,748.1
RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
Operating expenses	$1,943.6	$2,140.8	$1,651.5
Employee compensation and benefits(2)	—	(2.3)	(19.1)
Long-term incentive plans(2)	0.4	0.5	0.8
Distribution expenses(1)	(551.6)	(464.4)	(444.3)
General, administrative and occupancy(2)	(10.8)	(11.0)	(20.0)
Impairment of goodwill and intangible assets(3)	(121.9)	(513.7)	(18.0)
Depreciation and amortization(3)	(7.8)	(12.4)	(29.4)
ADJUSTED OPERATING EXPENSES	$1,251.9	$1,137.5	$1,121.5
Adjusted operating income	963.5	696.7	626.6
Operating margin(4)	29.8%	6.9%	24.7%
Adjusted operating margin(5)	43.5%	38.0%	35.8%
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO JHG TO ADJUSTED NET INCOME ATTRIBUTABLE TO JHG
Net income (loss) attributable to JHG	$622.1	$161.6	$427.6
Employee compensation and benefits(2)	—	2.3	19.1
Long-term incentive plans(2)	(0.4)	(0.5)	(0.8)
General, administrative and occupancy(2)	10.8	11.0	20.0
Impairment of goodwill and intangible assets(3)	121.9	513.7	18.0
Depreciation and amortization(3)	7.8	12.4	29.4
Interest expense(6)	—	0.1	2.5
Investment gains (losses), net(6)	0.2	(1.4)	—
Other non-operating income (expenses), net(6)	(14.2)	(28.7)	(24.3)
Income tax provision(7)	(6.6)	(112.6)	(13.2)

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	Year ended December 31, 2021	Year ended December 31, 2020	Year ended December 31, 2019
Adjusted net income attributable to JHG	741.6	557.9	478.3
Less: allocation of earnings to participating stock-based awards	(21.1)	(16.4)	(13.1)
ADJUSTED NET INCOME ATTRIBUTABLE TO JHG COMMON SHAREHOLDERS	$720.5	$541.5	$465.2
Weighted-average common shares outstanding — diluted (two class)	168.5	179.9	188.6
Diluted earnings per share (two class)(8)	$3.59	$0.87	$2.21
Adjusted diluted earnings per share (two class)(9)	$4.28	$3.01	$2.47

(1)	We contract with third-party intermediaries to distribute and service certain of our investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by us and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees we collect are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and service fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, we perform the distribution and servicing activities and retain the applicable fees. Revenues for distribution and servicing activities performed by us are not deducted from GAAP revenue.
(2)	Adjustments for all periods primarily represent rent expense for subleased office space. In addition, the adjustment for the year ended December 31, 2021, includes a one-time charge related to the employee benefits trust and adjustments for the year ended December 31, 2019 include integration costs related to the merger. JHG management believes these costs do not represent our ongoing operations.
(3)	Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognized at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortized on a straight-line basis over the expected life of the contracts. Adjustments also include impairment charges of our goodwill, certain mutual fund investment management contracts, client relationships and trademarks. JHG management believes these non-cash and acquisition related costs do not represent our ongoing operations.
(4)	Operating margin is operating income divided by revenue.
(5)	Adjusted operating margin is adjusted operating income divided by adjusted revenue.
(6)	Adjustments primarily represent contingent consideration adjustments associated with prior acquisitions. JHG management believes these expenses do not represent our ongoing operations.
(7)	The tax impact of the adjustments is calculated based on the U.S. or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax deductible. The impairment of goodwill and intangible assets impacted all periods but the impact was more significant in 2020. In addition, the 2021 adjustment includes non-cash deferred tax expense resulting from the revaluation of certain UK deferred tax assets and liabilities due to the enactment of the Finance Act 2021, which increased the UK corporation tax rate from 19% to 25% beginning in April 2023.
(8)	Diluted earnings per share is net income attributable to JHG common shareholders divided by weighted average diluted common shares outstanding.
(9)	Adjusted diluted earnings per share is adjusted net income attributable to JHG common shareholders divided by weighted average diluted common shares outstanding.

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ANNEX B
2022 GLOBAL EMPLOYEE STOCK PURCHASE PLAN

1. History; Purpose of the Plan.

(a)	The name of the Plan is the Janus Henderson Group plc 2022 Global Employee Stock Purchase Plan (as may be amended from time to time, the “Plan”). The Plan became effective as of the date it was approved by Company shareholders (the “Effective Date”).
(b)	The purpose of the Plan is to encourage and enable Employees (as defined below) to acquire proprietary interests in the Company through the ownership of Common Stock in order to establish a closer identification of their interests with those of the Company by providing them with a more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating Employees to remain with and to give greater effort on behalf of the Company.
(c)	Employees participate in the Plan subject to its terms, as may be amended (in accordance with Section 17) in their application to participating Employees in certain jurisdictions, as set out in the Appendix to the Plan.

2. Definitions.

The following words or terms, when used herein, shall have the following respective meanings:

(a)	“Account” shall mean and refer to the funds accumulated during the Offering Period with respect to an individual Employee as a result of deductions from such Employee’s paycheck during the Offering Period for the purpose of purchasing Shares under this Plan.
(b)	“Active Service” shall mean and refer to the state of being paid for services performed or paid while absent for sickness, vacation, holidays or paid leave of absence, but shall not include termination or severance payments.
(c)	Award” or “Awards” shall mean and refer to an option or options representing the right or rights granted to Employees to purchase Shares pursuant to an Offering.
(d)	“Board” shall mean the Board of Directors of the Company.
(e)	“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
(f)	“Committee” shall have the meaning set forth in Section 4.
(g)	“Common Stock” shall mean and refer to ordinary shares, $1.50 par value per share, of the Company.
(h)	“Company” shall mean Janus Henderson Group plc, a company incorporated and registered in Jersey, Channel Islands.
(i)	“Eligible Compensation” shall mean and refer to the Employee’s annual rate of base pay as determined from the payroll records on such date as shall be designated by the Board or the Committee for any Offering. Base pay includes gross straight time, sick pay, vacation pay or holiday pay, as the case may be, after any other payroll deductions, but excludes overtime, commissions, bonuses and other forms of variable compensation.
(j)	“Employee” shall mean, with respect to any Offering, a natural person who is regularly employed by the Company or a Subsidiary or Affiliated Entity designated by the Committee, in each case, who is so employed on the date designated by the Committee for the Offering.
(k)	“Enrollment Agreement” means an agreement between the Company and an Employee, in such form as may be established by the Company from time to time (which form may be electronic), pursuant to which the Employee elects to participate in this Plan, or elects changes with respect to such participation as permitted under this Plan.
(l)	“Enrollment Period” shall mean and refer to that period of time prescribed in any Offering beginning on the first day Employees may elect to participate in the Offering Period to purchase Shares and ending on the last day such elections to participate are authorized to be received and accepted.
(m)	“Fair Market Value” shall mean and refer to the average of the high and low trading prices for Shares on the date of determination on the New York Stock Exchange (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported).
(n)	“Offering” shall mean an offering of Shares made under this Plan.
(o)	“Offering Date” shall mean the first Trading Day of each Offering Period as designated by the Committee.
(p)	“Offering Period” shall mean the period commencing on the first day of each calendar quarter and ending on the last calendar day of such quarter; provided, that the first Offering Period shall commence on April 1, 2022 and shall end on June 30, 2022.
(q)	“Outstanding Election” shall mean the then-current election to purchase Shares in an Offering, or that part of such an election, which has not been cancelled (including voluntary cancellation by the Employee under Section 9 and deemed cancellations under Section 14) prior to the close of business on the Purchase Date.
(r)	“Purchase Date” shall mean the last Trading Day of each Offering Period.

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(s)	“Purchase Price Per Share” shall be eighty-five percent (85%) of the Fair Market Value on the Purchase Date; provided, however, the Purchase Price Per Share will in no event be less than the par value of the Shares.
(t)	“Reserves” shall mean the number of Shares covered by Awards under the Plan which have not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but not yet placed under an Award.
(u)	“Shares” shall mean and refer to a share of Common Stock.
(v)	“Subsidiary” or “Affiliated Entity” shall mean a United States or foreign corporation or limited liability company, partnership or other similar entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then-outstanding securities or interests of such corporation, limited liability company, partnership or other similar entity.
(w)	“Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.

3. Shares Reserved for the Plan.

(a)	The Shares purchased under the Plan shall be purchased on the open market by the Company on behalf of Employees on the Purchase Date in accordance with the terms of the Plan. The Company shall pay any fees, commissions or similar expenses for transactions related to the purchase of Shares under the Plan.
(b)	The maximum number of Shares which shall be made available for sale under the Plan shall be 500,000 Shares. The share reserve shall be subject to adjustment as provided in Section 17. If on a given Purchase Date the number of Shares with respect to which Awards are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
(c)	Each participating Employee shall have no interest or voting rights in Shares covered an Award until the Award has been exercised and the Employee has become a holder of record of the purchased Shares.

4. Administration of the Plan.

This Plan shall be administered by the Board, or a committee appointed by the Board (consisting of not less than three members of the Board who are not eligible to participate in this Plan and one of whom shall be designated as Chairman of such committee) to administer the Plan (the “Committee”). The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding this Plan, to make amendments to the Plan itself, as it may deem advisable, delegate its administrative authority subject to applicable law, and implement minimum and maximum contribution rates. Its determinations as to the interpretation and operation of this Plan shall be final and conclusive. If no Committee is appointed by the Board to administer the Plan, or if the Board exercises its discretion to administer any aspect of the Plan, any references herein to “Committee” shall be deemed to also refer to the Board, as applicable. The Committee may appoint and delegate to a management committee consisting of one or more persons designated by resolution of the Committee any or all of the authority of the Committee, as applicable, with respect to Awards to Employees other than Employees who are Section 16 Persons at the time any such delegated authority is exercised.

5. Grant of Awards; Limitations.

On each Offering Date, this Plan shall be deemed to have granted to the Employee an Award to purchase as many Shares (which may include a fractional Share) as the Employee will be able to purchase with the after-tax payroll deductions credited to the Employee’s Account during Employee’s participation in that Offering Period (subject to the limitations set forth below and Section 3). The Committee in its sole discretion may establish limits on the number of Shares an Employee may elect to purchase with respect to any Offering Period.

6. Participation in the Plan.

An Employee may become a participant by completing the prescribed Enrollment Agreement and submitting such form to the Company, or with such other entity designated by the Company for this purpose, prior to the commencement of the Offering to which it relates. The Enrollment Agreement may be completed at any time after the Employee becomes eligible to participate in the Plan, and will be effective as of the Offering Date next following the receipt of a properly completed Enrollment Agreement by the Company (or the Company’s designee).

7. Automatic Re-Enrollment.

At the termination of each Offering, each participating Employee who continues to be eligible to participate shall be automatically re-enrolled in the next Offering, unless the Employee has withdrawn from the Plan in accordance with Section 9 or is otherwise ineligible to participate in the next Offering. Upon a termination of the Plan as a whole, any balance in Employee’s Account shall be refunded to him or her as soon as practicable thereafter. The Company may require current participants to complete and submit a new Enrollment Agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

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8. Payroll Deductions and Adjustments to Deductions.

(a)	At the time an Employee submits his or her authorization for an after-tax payroll deduction, he or she shall elect to have a designated percentage or dollar amount of Eligible Compensation deducted on an after tax basis on each payday during the time Employee is a participant in an Offering. Employee may withdraw his or her initial Enrollment Agreement before the Offering Period commences by submitting the prescribed withdrawal notice to the Company (or the Company’s designee) prior to the Offering Date for such Offering Period.
(b)	With respect to any Offering, the minimum after-tax payroll deduction shall be twenty-five dollars ($25) per semi-monthly payroll period and fifty dollars ($50) per monthly payroll period. The maximum after-tax payroll deduction shall not exceed twenty thousand and forty dollars ($20,040) per calendar year or such other amount as may be designated by the Committee.
(c)	After-tax payroll deductions for an Employee shall commence on the Offering Date (or as soon as administratively practicable thereafter) and shall continue through subsequent Offerings pursuant to Section 7. All after-tax payroll deductions made by an Employee shall be credited to Employee’s Account under the Plan. An Employee may not make any separate cash payment into such Account.
(d)	An Employee may elect to increase or decrease the rate of his or her after-tax payroll deduction during an Offering Period by submitting the prescribed notification form to the Company (or the Company’s designee) at any time prior to the first day of the last calendar month of such Offering Period. Such adjustment to Employee’s after-tax payroll deduction will be effective as soon as administratively practicable thereafter and will remain in effect for successive Offerings unless participation is earlier withdrawn by Employee as provided in Section 9 or until Employee’s termination of employment or Employee is otherwise ineligible to participate in the next Offering Period.
(e)	Notwithstanding the foregoing, the Company may adjust Employee’s after-tax payroll deductions at any time during an Offering Period to the extent necessary to comply with any limitations established in accordance with Section 5 or any other specific country limitation. To the extent any such limitations are established and the Company adjusts Employee’s after-tax payroll deductions, beginning with the next calendar year’s first Offering, after-tax payroll deductions will recommence and be made in accordance with the Outstanding Election prior to such Company adjustment, unless the Employee withdraws in accordance with Section 9 or is otherwise ineligible to participate in such Offering.

9. Withdrawal from Offering Period After Offering Date.

(a)	An Employee may withdraw from an Offering after the applicable Offering Date, in whole but not in part, at any time prior to the first day of the last calendar month of such Offering Period by submitting the prescribed withdrawal notice to the Company (or the Company’s designee). If an Employee withdraws from an Offering, the Employee’s Award for such Offering will automatically be terminated, and the Company will refund in cash the Employee’s entire Account balance for such Offering as soon as practicable thereafter.
(b)	The Employee’s withdrawal from a particular Offering shall be irrevocable. If an Employee wishes to participate in a subsequent Offering, he or she will be required to re-enroll in the Plan by making a timely filing of a new Enrollment Agreement in accordance with Section 6.

10. Method of Payment.

(a)	Payment for Shares purchased pursuant to the Plan shall be made in installments through periodic after-tax payroll deductions, with no right of prepayment. Each Employee electing to purchase Shares shall authorize the withholding from his or her pay on an after-tax basis for each payroll period during the Offering Period the percentage or dollar amount of Eligible Compensation. Such deductions shall be in uniform periodic amounts in conformity with his or her employer’s payroll deduction schedule (subject to adjustments made in accordance with this Plan). The amount of each Employee’s after-tax payroll deductions shall be credited to such Employee’s Account.
(b)	If in any payroll period, an Employee has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her installment payment, then (i) the installment payment for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the percentage or dollar amount of Eligible Compensation shall be deemed to have been reduced by the amount of the reduction in the installment payment for such payroll period. Deductions of the full amount originally elected by Employee will recommence when his or her pay is sufficient to permit such deductible amount; provided, however, no additional amounts will be deducted to satisfy the Outstanding Election.

11. Interest on Payments.

No interest shall be paid on sums withheld from an Employee’s pay for purchase of Shares under this Plan.

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12. Rights as Stockholder.

An Employee will become a stockholder with respect to Shares that are purchased pursuant to Awards granted under the Plan when such Shares are transferred into an Employee’s name on the books and records of the Company. Ownership of Shares purchased under the Plan will be entered on the books and records of the Company as soon as administratively practicable after payment for the Shares has been received in full by the Company. Shares purchased under the Plan will be issued as soon as practicable after an Employee becomes a stockholder. An Employee will have no rights as a stockholder with respect to Shares for which an election to purchase has been made under the Plan until such Employee becomes a stockholder as provided above.

13. Rights to Purchase Shares Not Transferable.

An Employee’s rights under his or her election to purchase Shares under this Plan may not be sold, pledged, assigned, or transferred in any manner. If an Employee’s rights are sold, pledged, assigned, or transferred in violation of this Section 13, the right to purchase Shares of the Employee guilty of such violation shall terminate, and the only right remaining under such Employee’s election to purchase will be to receive a refund of the amount then credited to the Employee’s Account.

14. Deemed Cancellations.

(a)	Events Constituting a Deemed Cancellation.
	(i)	Leave of Absence, Layoff or Temporarily Out of Active Service. An Employee purchasing Shares under the Plan who is granted an unpaid leave of absence, is laid off, or otherwise temporarily out of Active Service during the Offering Period without terminating employment shall be eligible to remain a participant in the Plan during such absence, for a period of no longer than ninety (90) days or, if longer, so long as the Employee’s right to reemployment with his or her employer is guaranteed either by statute or contract (but not beyond the last day of the Offering Period). The provisions of Section 10 shall apply if the Employee has no pay or his or her pay is insufficient (after other authorized deductions) to cover the required installment payments during such absence. If an Employee does not return to Active Service upon the expiration of his or her leave of absence or lay-off or, in any event, within ninety (90) days from the date of his or her leaving Active Service (unless the Employee’s right to reemployment with his or her employer is guaranteed either by statute or contract), his or her election to purchase shall be deemed to have been cancelled on the ninety-first (91st) day after such Employee’s leaving Active Service.
	(ii)	Termination of Employment. If, before an Employee has completed payment for Shares under the Plan, (a) he or she resigns, is dismissed or transferred to an entity other than the Company or a Subsidiary or Affiliated Entity thereof, or (b) if the entity by which he or she is employed should cease to be a Subsidiary or Affiliated Entity of the Company, then his or her election to purchase shall be deemed to have been cancelled at that time. Notwithstanding the foregoing, the Committee in its sole discretion may in lieu of such deemed cancellation specify that there shall be a “Substitution or Assumption” (and not a deemed cancellation) of an election to purchase if the Committee determines that a company or entity and the Company have made satisfactory arrangements for such company or entity to substitute a new option for the Award under such election to purchase, or to assume such Award under such election to purchase, by reason of a transaction (A) that is a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, as defined in Section 424(a) of the Code and regulations thereunder (including a spin-off, split-up or similar transaction), (B) pursuant to which the excess of the aggregate fair market value of the shares subject to the new option immediately after the Substitution or Assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all Shares subject to the Award immediately before the Substitution or Assumption over the aggregate option price of such Shares, and (C) pursuant to which the new option or the assumption of the Award does not give the Employee additional benefits which he or she did not have under the Award or otherwise delay the Purchase Date beyond the end of the applicable Offering Period then in effect.
	(iii)	Death of a Participant. If an Employee dies before he or she has completed payment for Shares under the Plan, his or her election to purchase Shares shall be deemed to have been cancelled on the date of death. As soon as administratively practicable after the death of an Employee, the amount then credited to the Employee’s Account shall be paid in cash to the beneficiary or beneficiaries designated by the Employee on a beneficiary designation form filed with the Company before such Employee’s death or, in the absence of an effective beneficiary designation, to the executor, administrator or other legal representative of the Employee’s estate.
(b)	Terms and Conditions of a Deemed Cancellation. In the event that an Employee’s election to purchase Shares is deemed to be cancelled as defined above in this Section 14, the Employee shall be withdrawn from Plan participation and cease to be a participant, and the Company will refund in cash the Employee’s entire Account balance for such Offering as soon as administratively practicable thereafter.

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(c)	Terms and Conditions of a Substitution or Assumption. If the Committee determines under Section 14(a)(ii) of the Plan to provide a Substitution or Assumption of Awards granted hereunder, the Employee shall have no further rights under this Plan and the Employee’s rights, if any, to his or her Account or to purchase any property in lieu of Shares shall be governed exclusively by the arrangements effecting such Substitution or Assumption including any stock purchase plan of the company or entity substituting a new option for an Award or assuming an existing Award.

15. Application of Funds.

All funds received by the Company in payment for Shares purchased under this Plan and held by the Company at any time may be used for any valid corporate purpose.

16. No Employment/Service Rights.

Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the employ of the Company or any Subsidiary or Affiliated Entity thereof for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

Except where prohibited by law, the Awards and (the value of) any Shares issuable under the Plan are not to be considered a part of the participating Employee’s normal or expected compensation or salary for any purpose, including, but not limited to, calculation of severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, or damages related to termination (including wrongful dismissal or the manner of dismissal).

17. Adjustments Upon Changes in Capitalization, Dissolution.

(a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the number of Shares and price per Share covered by each Award under the Plan which has not yet been exercised and the maximum number of Shares that may be purchased per Employee on any Purchase Date, shall be equitably adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. The Committee may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves as well as the price per share of Common Stock covered by each outstanding Award and the maximum number of shares that may be purchased per participant on any Purchase Date, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.
(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

18. Government Approvals or Consents; Plan Termination; Amendment.

This Plan and any Offering and sales to Employees under it are subject to, and contingent upon, any governmental or regulatory approvals or consents that may be or become applicable in connection therewith. The Committee may terminate or amend the plan the Plan at any time, subject to Company stockholder approval where required, and may make such amendments to the Plan and include such terms in any Offering under this Plan as may be necessary or desirable, including, but not limited to, such changes as may be necessary or desirable, in the opinion of counsel for the Company, to comply with the any applicable federal, state, local or foreign laws or rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or any other applicable federal, state, local or foreign laws. The Company will obtain Company stockholder approval of any amendment to the Plan as required by applicable law, rule or regulation. No amendment or termination of the Plan will require the consent of any Employee unless otherwise required by applicable law or listing requirements.

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19. Withholding Taxes.

The Company shall be entitled to withhold (or to cause the withholding of) from any cash amount payable to Employee by the Company or a Subsidiary or Affiliated Entity thereof the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by the Company or a Subsidiary or Affiliated Entity thereof with respect to the difference between the Purchase Price Per Share and the Fair Market Value as of the Purchase Date.

The participating Employee agrees to indemnify and keep indemnified the Company and Subsidiary or Affiliated Entity, as applicable, against all taxes of any applicable jurisdiction required to be withheld by the Company or a Subsidiary or Affiliated Entity thereof with respect to the difference between the Purchase Price Per Share and the Fair Market Value as of the Purchase Date. The Company shall have no liability in respect of any tax payment and reporting obligations of the Participant in any applicable jurisdiction.

20. Section 409A.

The intent of the Company is that benefits under this Plan be exempt from, or comply with, Section 409A of the Code, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in accordance therewith. Any payments described in this Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six (6)-month period immediately following an Employee’s separation from service shall instead be paid on the first business day after the date that is six (6) months following Employee’s separation from service (or, if earlier, death). The Company makes no representation that any or all of the payments described in this Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Employee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

21. Governing Law.

This Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

APPENDIX

GLOBAL EMPLOYEE STOCK PURCHASE PLAN

Jurisdiction-Specific Terms

All capitalized terms used in this Appendix that are not defined herein shall have the meanings given under the Plan.

This Appendix sets out amendments or additional terms which apply to Awards granted under the Plan to a participating Employee resident in the jurisdictions listed below. The participating Employee acknowledges that if the participating Employee is working or transfers employment or residency while participating in the Plan, the Company will in its discretion determine to what extent the terms set out in this Appendix for each relevant jurisdiction shall apply.

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AUSTRALIA

1.	Consent to deductions

	1.1	By participating in the Plan, the participating Employee consents to deductions from the participating Employee’s after-tax payroll in accordance with the Plan terms.

2.	Right to withdraw

	2.1	The participating Employee may discontinue participation in the Plan at any time in accordance with Section 9 of the Plan (including in the last month of the quarter), which will take effect no more than 45 days after the giving of notice.

3.	Data Protection

	3.1	The participating Employee consents to the collection of personal information for the purpose of administering and managing the participating Employee’s participation in the plan and facilitating compliance with applicable legal obligations (the “Purposes”). If the participating Employee does not provide or the Company cannot otherwise collect all the information requested or needed, the Company may not be able to administer or manage the participating Employee’s participation in the plan.

	3.2	The Company may collect personal information about the participating Employee, including but not limited to the participating Employee’s name, home address, telephone number, email address, date of birth, tax file number, passport or other identification number, salary, nationality, job title, any Awards granted, cancelled, purchased, vested, unvested or outstanding in the participating Employee’s favor, in connection with the Purposes.

	3.3	The Company may disclose this personal information to other members of its Group or to third parties located outside of Australia, in connection with the Purposes.

	3.4	For further information about how the Company handles personal information, how the participating Employee can request access to and correct personal information, and how the Company handles concerns or complaints, please see the Company’s internal privacy policy which can be accessed here: Data Privacy Notice.

FRANCE

1.	Consent to receive information in English

	1.1	By participating in the Plan, the participating Employee confirms having read and understood the documents relating to the Plan and the terms of participation in the Plan which have been provided in the English language. The participating Employee accepts such terms accordingly.

2.	Right to withdraw

	2.1	The participating Employee may withdraw from the Plan at any time (except during the last calendar month of an Offering Period) in accordance with Section 9 of the Plan.

	2.2	Upon withdrawal, any accumulated payroll deductions will be returned to the participating Employee without interest.

	2.3	The Company may terminate the Plan at any time.

3.	Data Protection

	3.1	The Company is the Controller, as this term is defined in the European General Data Protection Regulation 2016/679 (the “GDPR”), for the processing of the Data (as defined below) in connection with the Purposes (as defined below).

	3.2	The Company processes Data for the purpose of administering and managing the participating Employee’s participation in the plan and facilitating compliance with applicable tax, exchange control securities and labor law (the “Purposes”). The legal basis for the processing of the Data by the Company in connection with the Purposes is for the Company’s legitimate business interests of managing the plan and generally administering Awards granted under the Plan.

	3.3	The Company collects, processes and uses certain personal information about the participating Employee, including but not limited to the participating Employee’s name, home address, telephone number, email address, date of birth, social security number, passport or other identification number, salary, nationality, job title, any Awards granted, cancelled, purchased, vested, unvested or outstanding in the participating Employee’s favor (the “Data”), in connection with the Purposes.

	3.4	The Company may transfer the Data to other members of its Group or to third parties located outside of the European Economic Area, in connection with the Purposes. The Company shall ensure that it does so on the basis of a valid data transfer mechanism, such as the European Commission’s Standard Contractual Clauses.

	3.5	For further information, please see the Company’s internal privacy notice which can be accessed here: Data Privacy Notice.

HONG KONG

1.	Consent to deductions

By participating in the Plan, the participating Employee consents to deductions from the participating Employee’s pre-tax payroll in accordance with the Plan terms. The participating Employee acknowledges and agrees that such deductions do not constitute an impermissible deduction under section 32 of the Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (acknowledging that where the purchases are made pre-tax, the obligation to file and pay taxes falls on the participating Employee (and not the employer)).

ITALY

1.	Consent to deductions

	1.1	By participating in the Plan, the participating Employee consents to deductions from the participating Employee’s after-tax payroll in accordance with the Plan terms.

2.	Data Protection

	2.1	The collection, storage and transmission of the participating Employee’s personal data for the purposes of managing the Plan (including, but not limited to, the participating Employee’s name, home address, telephone number, email address, date of birth, social security number, passport or other identification number, salary, nationality, job title, etc., jointly the “Data”) constitutes a data processing activity pursuant to Article 4, paragraph 2, of Regulation (EU) 2016/679 (“GDPR”).

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2.2	For the purposes of the Data processing, the Company is the controller pursuant to Article 4, paragraph 7, of the GDPR and therefore provides the participating Employee with a specific notice on the processing of his/her Data which are necessary in order to manage the Plan, pursuant to Article 13 of the GDPR.

2.3	The processing is based on the application of the employment contract of the participating Employees who are eligible to participate to the Plan (Article 6, paragraph 1, letter b, of the GDPR) as well as on the legitimate interest of the data controller to manage the Plan and to defend its rights and/or third parties’ rights, also in Court or in a preparatory phase to it (Article 6, paragraph 1, letter f, of the GDPR).

2.4	The participating Employee’s Data requested are necessary and mandatory for participating in the Plan. In the absence of such Data, the participation will not be taken into account. The Data will be shared only with individuals and/or entities authorized to process them, including other members of its Group and/or competent Authorities (when required by law). Data may also be transferred to third parties located outside of the European Economic Area, in connection with the mentioned purposes. The Company shall ensure that it does so on the basis of a valid data transfer mechanism, such as the European Commission’s Standard Contractual Clauses.

2.5	The Data will be stored and retained for as long as necessary to execute the Plan and fulfil any legal obligations related to it, up to 10 years since the data of subscription, unless further retention is justified by any applicable law or the need for the Company to defend a right.

2.6	In connection with the Data, each participating Employee may exercise all the rights provided by Articles 15 to 22 of the GDPR, by contacting the Company at the following e-mail address: GlobalESPP@janushenderson.com. Each participating Employee also has the right to lodge a complaint with the Italian Data Protection Authority, following the procedures and instructions published on the official website www.garanteprivacy.it.

JERSEY

1.	Consent to deductions

	1.1	By participating in the Plan, the participating Employee consents to deductions from the participating Employee’s after-tax payroll in accordance with the Plan terms.

2.	Data Protection

	2.1	The Company is the Controller, as this term is defined in Data Protection (Jersey) Law 2018, for the processing of Data (as defined below) in connection with the Purposes as defined below).

	2.2	The Company processes Data for the purpose of administering and managing the participating Employee’s participation in the plan and facilitating compliance with applicable tax, exchange control securities and labor law (the “Purposes”). The legal basis for the processing of the Data by the Company in connection with the Purposes is for the Company’s legitimate business interests of managing the plan and generally administering Awards granted under the Plan.

	2.3	The Company collects, processes and uses certain personal information about the participating Employee, including but not limited to the participating Employee’s name, home address, telephone number, email address, date of birth, social security number, passport or other identification number, salary, nationality, job title, any Awards granted, cancelled, purchased, vested, unvested or outstanding in the participating Employee’s favor (the “Data”), in connection with the Purposes.

	2.4	The Company processes Data for the Purposes. The legal basis for the processing of the Data by the Company in connection with the Purposes is for the Company’s legitimate business interests of managing the plan and generally administering Awards granted under the Plan.

	2.5	For further information, please see the Company’s internal privacy notice which can be accessed here: Data Privacy Notice. The privacy notice is updated from time to time and does not form part of this agreement.

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NETHERLANDS

1.	Consent to deductions

	1.1	By participating in the Plan, the participating Employee consents to deductions from the participating Employee’s after-tax payroll in accordance with the Plan terms.

2.	No services/employment relationship, extraordinary item of compensation and no additional or future rights

	2.1	The grant of Awards or the participating Employee’s participation in the Plan will not be interpreted or considered to form an employment or services contract or relationship with the Company or any Subsidiary.

	2.2	The Awards and (the value of) any Shares issuable under the Plan are extraordinary items outside the scope of the participating Employee’s employment contract, if any, that do not constitute compensation of any kind for any services rendered to the Company or any Subsidiary.

	2.3	The participating Employee understands and acknowledges that participation in the Plan is voluntary and that any grant of Awards under the Plan does not in any way create any contractual or other right to receive additional or future grants of Awards (or benefits in lieu of Awards) at any time or in any amount.

3.	Data Protection

	3.1	The collection and processing of the personal data of participating Employees in the Netherlands by the Company shall be subject to the provisions of the GDPR and the Dutch GDPR Implementation Act (Uitvoeringswet AVG, UAVG).

	3.2	By participating in the Plan, or accepting any rights granted under it, the participating Employee acknowledges, and where required, consents, to the collection and processing of personal data by the Company, so it may fulfil its obligations and exercise its rights under the Plan, to generally administer and manage the Plan, to enter into and execute any contractual agreement with the participating Employee in relation to the Plan, to comply with applicable legislation and for determining, defending or exercising the legal position of itself and/or any Subsidiary and/or Affiliated Entity (the “Purposes”).

	3.3	This personal data collected and processed for the Purposes will include, but may not be limited to, the participating Employee’s name, home address, telephone number, date of birth, salary, nationality, job title, information about the participating Employee’s employment with the Company, Subsidiary or Affiliated Entity, participation in the Plan and other appropriate financial and other data (such as information relating to Shares), as well as circumstances that may affect the participating Employee’s rights in connection herewith (the “Personal Data”). Without the processing of the Personal Data for the Purposes, the participating Employee’s ability to participate in the Plan and exercise any rights thereunder may be affected and it may not be practicable for the Company and/or the Subsidiary or Affiliated Entity to administer the participating Employee’s involvement in the Plan in a timely fashion, or at all, and this may result in the possible exclusion from (continued) participation under the Plan.

	3.4	The Company shall take reasonable measures to keep the Personal Data private, confidential, accurate and current and shall ensure that the Personal Data is treated as private and confidential and will not be disclosed or used other than for the Purposes. The Personal Data shall be retained by the Company for as long as necessary for the Purposes.

	3.5	Personal Data may be transferred to a Subsidiary and/or Affiliated Entity as well as to a third party, such as a payroll or other service provider, external advisors, consultants, competent authorities, and the courts insofar as this is necessary for the Purposes. The Personal Data may be transferred outside of the European Economic Area , in which case the Personal Data will be subject to a different level of data protection as offered under the GDPR. Where such transfers take place, they shall be based on adequate transfer mechanisms in accordance with article 44 et seq. GDPR, such as an adequacy decision for a specific jurisdiction adopted by the European Commission (as is in place inter alia for the United Kingdom), or other transfer mechanisms that are implemented by the Company and the relevant recipient such as the Standard Contractual Clauses. The participating Employee has the right to request information on or copies of the transfer mechanisms that are in place to secure such transfers of Personal Data outside of the European Economic Area.

	3.6	The participating Employee may, at any time and under certain circumstances, exercise the rights granted to data subjects under the GDPR, including the right to make, where applicable, a request to access or be provided with a copy of the Personal Data, request additional information about the storage and processing of the Personal Data, request to receive the Personal Data in a structured, commonly used and machine-readable format and have such Personal Data transmitted to another party, request that the processing of the Personal Data is restricted, request that the Personal Data is erased or otherwise object to its processing by the Company, require any necessary corrections to it or withdraw any consents for the processing of the Personal Data and lodge a complaint with the Dutch Data Protection Authority (Autoriteit Persoonsgegevens) in the Netherlands.

4.	Taxes and social security premiums

The term ‘taxes’ as mentioned in Section 18 (Withholding Taxes) of the Plan includes employee’s social security contributions (premies volksverzekeringen). Any employer’s social security contributions (premies werknemersverzekeringen en werkgeversbijdrage Zvw) due will remain for the account of the employer as these amounts are legally payable by the employer.

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SINGAPORE

1.	Consent to deductions

	1.1	By participating in the Plan, the participating Employee consents to deductions from the participating Employee’s after-tax payroll in accordance with the Plan terms.

	1.2	The total amount of all deductions made from the participating Employee’s payroll, including deductions in accordance with the Plan terms but excluding: (a) deductions for absence from work; (b) deductions for the recovery of any advance, loan or unearned employment benefit, or for the adjustment of any overpayment of salary; and (c) deductions made with the written consent of the participating Employee and paid to any cooperative society cannot exceed 50% of the salary payable to the participating Employee in respect of that period.

2.	Right to withdraw

	2.1	The participating Employee may discontinue participation at any time in accordance with Section 9 of the Plan (including in the last month of the quarter), which will take effect forthwith, but will not affect deductions already made in accordance with the Plan terms.

3.	Data Protection

	3.1	The Company may collect, process, use, transfer, and disclose certain personal information about the participating Employee, including but not limited to the participating Employee’s name, home address, telephone number, email address, date of birth, social security (or other equivalent) number, passport or other identification number, salary, nationality, job title, any Awards granted, cancelled, purchased, vested, unvested or outstanding in the participating Employee’s favor (the “Data”), in connection with the Purposes listed below.

	3.2	The Company may collect, process, use, transfer, and disclose such Data for the purposes of administering and managing the participating Employee’s participation in the plan, facilitating compliance with applicable tax, exchange control securities, labor, and other applicable laws, and for the Company’s legitimate business interests (the “Purposes”).

	3.3	The Company may transfer the Data to other members of its Group or to third parties located outside of Singapore, in connection with the Purposes. The Company shall ensure that it does so on the basis that the Data so transferred is subject to a standard of protection that is at least comparable to that provided under the Personal Data Protection Act of Singapore (the “PDPA”).

	3.4	The Company will also protect, retain (unless and until the Purposes are no longer being served by retention, and retention is no longer necessary), and make reasonable efforts to ensure the accuracy of the Data to the extent required under the PDPA. The Company will also allow access and/or correction to the Data to the extent permissible under the PDPA.

SWITZERLAND

1.	Consent to deductions

	1.1	By participating in the Plan, the participating Employee consents to deductions from the participating Employee’s after-tax payroll in accordance with the Plan terms.

2.	Data Protection

	2.1	The Company is the controller (i.e. the responsible person under the Swiss Federal Act on Data Protection) for the processing of the Data (as defined below) in connection with the Purposes (as defined below).

	2.2	The Company processes Data for the purpose of administering and managing the participating Employee’s participation in the plan and facilitating compliance with applicable laws, including tax, exchange control securities and labor law (the “Purposes”).

	2.3	The Company collects and processes certain personal information about the participating Employee, including but not limited to the participating Employee’s name, home address, telephone number, email address, date of birth, social security number, passport or other identification number, salary, nationality, job title, any Awards granted, cancelled, purchased, vested, unvested or outstanding in the participating Employee’s favor (the “Data”), in connection with the Purposes.

	2.4	The Company may transfer the Data to other members of its Group or to third parties located outside of the European Economic Area, in connection with the Purposes. The Company shall ensure that it does so on the basis of a valid data transfer mechanism, such as the European Commission’s Standard Contractual Clauses.

	2.5	For further information, please see the Company’s internal privacy notice which can be accessed here: Data Privacy Notice.

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UNITED ARAB EMIRATES (DUBAI INTERNATIONAL FINANCIAL CENTRE)

1.	Consent to deductions

	1.1	By participating in the Plan, the participating Employee consents at any time and without notice to deductions from the participating Employee’s after-tax payroll in accordance with the Plan terms.

2.	Relationship to employing company

	2.1	The participating Employee acknowledges that payments made under the Plan are payable by the Company and there are no obligations incumbent upon the participating Employee’s employing entity in the Dubai International Financial Centre (“DIFC”), United Arab Emirates, nor does the plan form part of the participating Employee’s employment contract with the Subsidiary.

3.	Data Protection

	3.1	The Company, and the Subsidiary that employs the participating Employee and potentially other Subsidiaries, hold and process both electronically and manually, certain participating Employee Personal Data (including Special Categories of Personal Data) (each as defined below), in addition to other information contained in Company e-mails (including e-mail attachments) which relates to the participating Employee for the purposes of the administration and management of its business and the participating Employee’s participation in the Plan.

	3.2	The Company and/or any Subsidiary may transfer this data (including Personal Data) to the Company (in the case of a Subsidiary) or any other Subsidiary for storage, processing, or administrative purposes and/or legal/regulatory purposes or to third parties where such disclosure is required for the business purposes of the Company or any Subsidiary or is necessary for administrative (including but not limited to data processing) purposes, participating Employee management, and/or legal and/or regulatory purposes.

	3.3	The types of participating Employee Personal Data that the Company and/or a Subsidiary processes, how it processes the participating Employee Personal Data and the participating Employees rights in relation to the processing of such Personal Data are set out in detail in the Company’s internal privacy notice which can be accessed here: Data Privacy Notice.

	3.4	“Special Categories of Personal Data” and “Personal Data” have the meanings given to them under the DIFC Data Protection Law (DIFC Law No. 5 of 2020, as amended).

4.	Choice of forum

	4.1	The parties hereby agree that any disputes arising under or in connection with the Plan shall be referred to arbitration at and in accordance with the Rules of the International Chamber of Commerce. The seat, or legal place, of arbitration shall be the DIFC. The number of arbitrators shall be one. The language to be used in the arbitration is English.

5.	Disclaimer

	5.1	This statement relates to an Exempt Offer as defined in and in accordance with the Markets Law DIFC Law No 1 of 2012 (“Markets Law”) and associated Markets Rules (MKT) (“Markets Rules”) of the Dubai Financial Services Authority. This statement is intended for distribution only to Persons as defined in and of a type specified in the Markets Rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it and has no responsibility for it. The Securities (as defined in the Markets Rules) to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If the participating Employee does not understand the contents of this document, they should consult an authorized financial adviser.

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ANNEX C
2022 DEFERRED INCENTIVE PLAN

(effective [DATE])

Article 1 History, Effective Date, Objectives and Duration

(1)	Overview. The name of the Plan, established and maintained by Janus Henderson Group plc (the “Company”) is the Janus Henderson Group plc 2022 Deferred Incentive Plan (as may be amended from time to time, the “Plan”). The Plan is effective as of the date approved by the shareholders of the Company (the “Effective Date”).

(2)	Objectives of the Plan. The Plan is intended to allow employees, directors and consultants of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, directors and consultants and retaining existing employees, directors and consultants. The Plan also is intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals; to provide employees, directors and consultants with an incentive for excellence in individual performance; and to promote teamwork among employees, directors and consultants.

(3)	Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 13 hereof, until the earlier of (a) all Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions or (b) the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such termination date.

Article 2 Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

“Article” means an Article of the Plan.

“Award” means Options (including Incentive Stock Options), Restricted Shares (awarded as Shares or Share Units), stock appreciation rights (SARs), Shares or Other Awards granted under the Plan.

“Award Agreement” means the written agreement by which an Award shall be evidenced.

“Board” means the board of directors of the Company.

“Cause” shall have the meaning set forth in a Grantee’s Award Agreement, or if not defined therein, the meaning set forth in the Grantee’s individual employment or services agreement between the Grantee and the Company or a Subsidiary, or if the Grantee is not a party to an employment or services agreement in which Cause is defined, as follows:

(a)	a Grantee’s commission of a crime which, in the judgment of the Plan Committee, resulted or is likely to result in damage or injury to the Company or a Subsidiary;

(b)	the material violation by the Grantee of written policies of the Company or a Subsidiary;

(c)	the habitual neglect or failure by the Grantee in the performance of his or her duties to the Company or a Subsidiary (but only if such neglect or failure is not remedied within a reasonable remedial period after Grantee’s receipt of written notice from the Company which describes such neglect or failure in reasonable detail and specifies the remedial period); or

(d)	action or inaction by the Grantee in connection with his or her duties to the Company or a Subsidiary resulting, in the judgment of the Plan Committee, in material injury to the Company or a Subsidiary.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor code.

“Common Stock” means an ordinary share, $1.50 par value, of the Company.

“Company” has the meaning set forth in Section 1.1, and shall include the Company’s permitted successors and assigns.

“Disability” means, unless otherwise defined in the Award Agreement, that a Grantee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or a Subsidiary of the Company.

“Disqualifying Disposition” has the meaning set forth in Section 6.4.

“Dividend Equivalents” has the meaning set forth in Section 12.3.

“Effective Date” shall have the meaning set forth in Section 1.1.

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“Eligible Person” means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability, (ii) any director of the Company or any Subsidiary and (iii) any person performing services for the Company or a Subsidiary in the capacity of a consultant or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

“Fair Market Value” means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Plan Committee, and (B) with respect to Shares, unless otherwise determined by the Plan Committee, as of any date, (i) the average of the high and low trading prices on the date of determination on the New York Stock Exchange (or, if no sale of Shares was reported for such date, on the next succeeding date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the average of the high and low trading prices of the Shares on such other national exchange on which the Shares are principally traded or as reported by the National Market System, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined by the Plan Committee.

“Freestanding SAR” means a SAR that is granted independently of any other Award.

“Grant Date” has the meaning set forth in Section 5.2.

“Grantee” means an individual who has been granted an Award.

“Incentive Stock Option” means an option granted under Article 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provisions thereto.

“including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

“Management Committee” has the meaning set forth in Article 3.

“Option” means an option granted under Article 6 of the Plan.

“Other Awards” means an Award granted under Article 9 of the Plan, including fund units or cash awards earned upon the attainment of performance goals or otherwise as permitted under the Plan.

“Performance Measures” means the criteria and objectives, determined by the Plan Committee, which must be met during the applicable Performance Period as a condition of the Grantee’s receipt of payment with respect to an Award. Performance measures may include any or all of the following or any combination thereof: (a) stock price; (b) market share; (c) sales (gross or net); (d) asset quality; (e) non-performing assets; (f) earnings per share; (g) return on equity; (h) costs; (i) operating income; (j) net income; (k) marketing-spending efficiency; (l) return on operating assets; (m) return on assets; (n) core non-interest income; (o) fund performance; (p) pre-tax margin; (q) pre-tax income; (r) levels of cost savings; (s) operating margin; (t) flows into Company products (gross or net), (u) earnings, (v) earnings before interest, taxes, depreciation and amortization, (w) improvements in productivity and objective operating goals. Any of the foregoing performance measures may be applied, as determined by the Plan Committee, in respect of the Company or any of its Subsidiaries, affiliates, business units or divisions and/or the Company’s or any of its Subsidiaries, affiliates, business units or divisions worldwide, regional or country specific operations (or any combination of the foregoing) and/or (x) other performance metrics as determined by the Plan Committee. Performance measures shall specify whether they are to be measured relative to budgeted or other internal goals, operations, performance or results of the Company and/or any of its Subsidiaries, affiliates, business units or divisions, or relative to the performance of one or more peer groups of the Company and/or any of its Subsidiaries, affiliates, business units or divisions, with the composition of any such peer groups to be determined by the Plan Committee at the time the performance measure is established. Performance measures may be stated in the alternative or in combination. The Plan Committee shall have the right but not the obligation to make adjustments to a performance measure to take into account any unusual or extraordinary events. In the event that applicable tax and/or securities laws change to permit Plan Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Plan Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Period” means the time period during which the Performance Measures must be met.

“Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13 (d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” has the meaning set forth in Section 1.1.

“Plan Committee” has the meaning set forth in Article 3.

“Restricted Shares” means Shares or Share Units that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares or Share Units.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

“SAR” means a stock appreciation right.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“Section” means, unless the context otherwise requires, a Section of the Plan.

“Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

“Share” means a share of Common Stock.

“Share Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in the form of Common Stock, cash, or any combination of the foregoing.

“Strike Price” of any SAR shall equal, for any Tandem SAR (whether such Tandem SAR is granted at the same time as or after the grant of the related Option), the option price of such Option, or for any other SAR, 100 percent of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Plan Committee may specify a higher Strike Price in the Award Agreement.

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“Subsidiary” means a United States or foreign corporation or limited liability company, partnership or other similar entity with respect to which the Company owns, directly or indirectly, 50 percent or more of the Voting Power of such corporation, limited liability company, partnership or other similar entity.

“Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require cancellation of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).

“Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer an employee, director or consultant of the Company or any Subsidiary, or with respect to an individual who is an employee or director of, or consultant to, a corporation which is a Subsidiary, the first day on which such corporation ceases to be a Subsidiary; provided, however, that for each Award subject to Section 409A of the Code, a Termination of Affiliation shall be deemed to have occurred under this Plan with respect to such Award on the first day on which an individual has experienced a “separation from service” within the meaning of Section 409A of the Code.

“10% Owner” means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10 percent of the total combined Voting Power of all classes of capital stock of the Company or any Subsidiary.

“Voting Power” means the combined voting power of the then-outstanding securities of a corporation entitled to vote generally in the election of directors.

Article 3 Administration

(1)	Plan Committee.

	(a)	Subject to Article 13 and to Section 3.2, the Plan shall be administered by the Compensation Committee or another committee of the Board appointed by the Board to administer the Plan (the “Plan Committee”). The Plan Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” (as defined within the meaning of Rule 16b-3). The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

	(b)	The Plan Committee may appoint and delegate to another committee consisting of one or more persons designated by resolution of the Plan Committee (“Management Committee”) any or all of the authority of the Plan Committee, as applicable, with respect to Awards to Grantees other than Grantees who are Section 16 Persons at the time any such delegated authority is exercised.

(2)	Powers of Plan Committee.

Subject to the express provisions of the Plan, the Plan Committee has full and final authority and sole discretion as follows (except as expressly delegated to the Management Committee):

(a)	to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the benefit payable under any SAR, and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

(b)	to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such Shares shall be held in escrow;

(c)	to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(d)	to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and non-forfeitability of Awards upon the Termination of Affiliation of a Grantee;

(e)	to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (i) does not adversely affect the rights of the Grantee, or (ii) is necessary or advisable (as determined by the Plan Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

(f)	to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefore;

(g)	to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) or the vesting of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation or any event described in Section 4.2;

(h)	subject to Section 5.3, to extend the time during which any Award or group of Awards may be exercised;

(i)	to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

(j)	to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Plan Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

(k)	to take any other action with respect to any matters relating to the Plan for which it is responsible.

All determinations on all matters relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Plan Committee (except as expressly delegated to the Management Committee), and all such determinations of the Plan Committee shall be final, conclusive and binding on all Persons. No member of the Plan Committee shall be liable for any action or determination made with respect to the Plan or any Award.

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Article 4 Shares Subject to the Plan and Maximum Awards

(1)	Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under the Plan shall be [13,000,000], all of which may be granted as Incentive Stock Options (plus an unlimited amount of fund units and other Awards not denominated in Shares). Notwithstanding anything herein to the contrary, all Shares subject to a SAR award that are settled in Shares shall be counted in full against the number of Shares reserved for issuance under the Plan. If any Shares subject to an Award granted hereunder are forfeited, terminated, expired or canceled or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination, expiration or cancellation shall again be available for grant under the Plan (without a charge against the aggregate number of Shares available for issuance hereunder). Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Strike Price of an Award (including Shares otherwise underlying an Award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. The Plan Committee may from time to time determine the appropriate methodology for calculating the number of Shares (i) issued pursuant to the Plan, and (ii) granted to any Grantee pursuant to the Plan. Shares issued pursuant to the Plan may be treasury Shares, newly-issued Shares, Shares issued from a trust or Shares purchased on the market.

(2)	Adjustments in Authorized Shares. In the event that the Plan Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Plan Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Plan Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted; (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, cancel an outstanding Award, in exchange for, if deemed appropriate, a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that with respect to Options and SARs, such adjustment shall be made in accordance with the provisions of Section 424(h) of the Code; and, provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Article 5 Eligibility and General Conditions of Awards

(1)	Eligibility. The Plan Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

(2)	Grant Date. The “Grant Date” of an Award shall be the date on which the Plan Committee grants the Award or such later date as specified by the Plan Committee.

(3)	Maximum Term. Except with respect to an Option Award, the term during which an Award may be outstanding shall under no circumstances extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein provided.

(4)	Minimum Vesting Period. Subject to Section 5.7 of the Plan, no Award or portion thereof shall provide for vesting prior to the first anniversary of its date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of Shares available pursuant to Section 4.1 may be granted under the Plan without regard to such minimum vesting provision.

(5)	Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

(6)	Restrictions on Share Transferability. The Plan Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

(7)	Termination of Affiliation. Except as otherwise provided by the Plan Committee, and subject to Section 13.3, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be set forth in the applicable Award Agreement.

(8)	Non-transferability of Awards.

(a) Except as provided in Section 5.8(c) below or as otherwise determined by the Plan Committee, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) Except as provided in Section 5.8(c) below or as otherwise determined by the Plan Committee, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

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	(c)	To the extent and in the manner permitted by the Plan Committee, and subject to such terms, conditions, restrictions or limitations that may be prescribed by the Plan Committee, a Grantee may transfer an Award (other than an Incentive Stock Option) to (i) a spouse, sibling, parent, child (including an adopted child) or grandchild (any of which, an “Immediate Family Member”) of the Grantee; (ii) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members of the Grantee; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee.

(9)	Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Plan Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation for Cause.

Article 6 Stock Options

(1)	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Plan Committee. Without in any manner limiting the generality of the foregoing and in a manner intended to comply with Section 409A of the Code, the Plan Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.

(2)	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the option price, the option term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Plan Committee shall determine. In no event shall the Option be exercisable for a period of more than seven (7) years from its Grant Date, provided that it may be subject to earlier termination as provided herein or in the applicable Award Agreement.

(3)	Option Price. The option price of an Option under this Plan shall be determined by the Plan Committee, and shall be equal to or more than 100 percent of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option that is (x) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (y) associated with an option to purchase shares of stock of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option (“Substitute Option”) may, to the extent necessary to achieve such preservation of economic value, be granted with an option price that is less than 100 percent of the Fair Market Value of a Share on the Grant Date, provided that such grant is made in a manner that will not result in the Substitute Option being subject to the requirements of Section 409A of the Code.

(4)	Grant of Incentive Stock Options. At the time of the grant of any Option, the Plan Committee may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option shall (to the extent required by Section 422 of the Code):

(a) if granted to a 10% Owner, have an option price not less than 110 percent of the Fair Market Value of a Share on its Grant Date;

(b) be exercisable for a period of not more than seven (7) years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and be subject to earlier termination as provided herein or in the applicable Award Agreement;

(c) not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary thereof (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(d) if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during the same calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(1)	the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(2)	if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as an Option which is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(e) be granted within ten (10) years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

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(f)	by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, in any manner permitted by the Plan and specified by the Plan Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death.

Any Option designated as an Incentive Stock Option shall also require the Grantee to notify the Plan Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a “Disqualifying Disposition”), within 10 days of such Disqualifying Disposition.

Notwithstanding Section 3.2(e), the Plan Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

(5)	Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means, subject to the approval of the Plan Committee:

	(a)	cash, personal check or wire transfer;

	(b)	Shares, valued at their Fair Market Value on the date of exercise;

	(c)	Restricted Shares, each such Share valued at the Fair Market Value of a Share on the date of exercise; or

	(d)	subject to applicable law, pursuant to approved procedures, through the sale of the Shares acquired on exercise of the Option, valued at their Fair Market Value in the date of exercise, sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

If any Restricted Shares (“Tendered Restricted Shares”) are used to pay the option price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7 Stock Appreciation Rights

(1)	Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Plan Committee. The Plan Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Plan Committee shall determine the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of the Plan, the other terms and conditions pertaining to such SARs. The Strike Price shall be determined by the Plan Committee, and shall be equal to or more than 100 percent of the Fair Market Value of a Share on the Grant Date; provided, however, that any SAR that is (x) granted to a Grantee in connection with an Acquisition, however effected, by the Company of an Acquired Entity or the assets thereof, (y) associated with a stock appreciation right in respect of shares of stock of the Acquired Entity or an affiliate thereof (“Acquired Entity SAR”) held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity SAR (“Substitute SAR”) may, to the extent necessary to achieve such preservation of economic value, be granted with a Strike Price that is less than 100 percent of the Fair Market Value of a Share on the Grant Date, provided that such grant is made in a manner that will not result in the Substitute SAR being subject to the requirements of Section 409A of the Code.

(2)	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Award upon the surrender of the right to exercise the equivalent portion of the related Award. A Tandem SAR may be exercised only with respect to the Shares for which its related Award is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR, (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100 percent of the difference between the option price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option price of the Option.

(3)	Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price; by

(b) the number of Shares with respect to which the SAR is exercised;

provided that the Plan Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Plan Committee shall specify. As provided by the Plan Committee in the Award Agreement, the payment upon exercise of a Freestanding SAR or Tandem SAR shall either be in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment or cash.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	102

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Article 8 Restricted Shares

(1)	Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Plan Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Plan Committee shall determine.

(2)	Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the period(s) of restriction, the number of Restricted Shares granted, and such other provisions as the Plan Committee shall determine including, with respect to each Restricted Share that is also a Share Unit, the time and form of payment of such Restricted Share; provided, however, that with respect to Restricted Shares that are also Share Units, if such Share Units would be subject to Section 409A of the Code, the provisions of such Share Unit shall comply with the requirements set forth in Section 409A of the Code.

(3)	Restrictions. The Plan Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of Performance Measures, the achievement of individual performance goals, time-based restrictions on vesting, and/or restrictions under applicable securities laws.

(4)	Consideration. The Plan Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares. Such payment shall be made in full by the Grantee before the delivery of the Shares or Share Units and in any event no later than 10 business days after the Grant Date for such Shares or Share Units.

(5)	Effect of Forfeiture. Unless otherwise provided in the Award Agreement, if Restricted Shares are forfeited, and if the Grantee was required to pay for such Shares or Share Units or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share or Share Unit on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

(6)	Escrow; Legends. The Plan Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become non-forfeitable, the Company shall cause any certificates for such Shares to be issued without such legend.

Article 9 Other Awards

The Plan Committee may grant Other Awards that are payable in cash, Shares or other securities or property (or any combination thereof) as deemed by the Plan Committee to be consistent with the purposes of the Plan, and such Other Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Plan Committee, in its sole discretion, from time to time. Other Awards may be granted with value and payment contingent upon the achievement of performance criteria. Other Awards may also be granted in the form of fund units that are credited with income, gains and losses based on the performance of certain fund investment options.

Article 10 Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Article 11 Deferrals

The Plan Committee may require or permit Grantees to elect to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR or the lapse or waiver of restrictions with respect to Restricted Shares under such rules and procedures as established under the Plan or such other rules and procedures as the Plan Committee shall establish; provided, however, to the extent that such deferral is subject to Section 409A of the Code the rules and procedures established by the Plan Committee shall comply with Section 409A of the Code. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	103

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Article 12 Rights of Employees/Directors/Consultants

(1)	Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Grantee’s employment, directorship or consultancy at any time, nor confer upon any Grantee the right to continue in the employ or as a director or consultant of the Company or any Subsidiary.

(2)	Participation. No employee, director or consultant shall have the right to be selected to receive an Award under the Plan or, having been so selected, to be selected to receive a future Award.

(3)	Dividend Equivalents. Subject to the provisions of the Plan and any Award, the recipient of an Award (including any Award deferred in accordance with procedures established pursuant to Article 11) may, if so determined by the Plan Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, property, or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Plan Committee, in its sole discretion, and the Plan Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested; provided, however, that if such payment of dividends or Dividend Equivalents would be subject to Section 409A of the Code, no such payment may be made if it would fail to comply with the requirements set forth in Section 409A of the Code. Notwithstanding the foregoing, no dividends or Dividend Equivalents will be paid with respect to unvested performance Awards.

Article 13 Amendment, Modification and Termination

(1)	Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board or the Plan Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part. To the extent applicable and required by Code Section 422 or the rules of the New York Stock Exchange (or such other exchange upon which the Company lists its shares for trading) or any other applicable law, rule or regulation, no amendment and no transaction that would constitute a repricing shall be effective unless approved by the Company’s stockholders. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(2)	Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events. The Plan Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Plan Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(3)	Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 14 Withholding

(1)	Withholding. Each Grantee shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Grantee for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Plan Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Grantee. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares (or other property) are to be delivered pursuant to an Award, the Company shall have the right to require the Grantee to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Plan Committee, a Grantee may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares (or other property) or by delivering already owned unrestricted Shares, in each case, having a value not exceeding the federal, state and local taxes to be withheld and applied to the tax obligations. Except as otherwise determined by the Plan Committee to comply with local tax and withholding requirements, such Shares or other property shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares or other property to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	104

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(2)	Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83 (b) of the Code.

Article 15 Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

Article 16 Additional Provisions

(1)	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

(2)	Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

(3)	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

(4)	Securities Law Compliance.

(a) If the Plan Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Plan Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Plan Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Plan Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended (the “Securities Act”), and any applicable state securities law or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

(b) If the Plan Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company’s equity securities are listed, then the Plan Committee may postpone any such exercise, non-forfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

(5)	No Rights as a Stockholder. A Grantee shall not have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Plan Committee may require the payment of cash dividends thereon to be deferred and, if the Plan Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Plan Committee may provide for payment of interest on deferred cash dividends.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	105

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(6)	Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

(7)	Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware other than its laws respecting choice of law.

(8)	Code Section 409A Compliance. The intent of the Company is that payments and benefits under this Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in this Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Plan, to the extent required in order to avoid accelerated taxation and/ or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following the Grantee’s termination of employment shall instead be paid on the first business day after the date that is six months following the Grantee’s separation from service (or upon Grantee’s death, if earlier). In addition, for purposes of this Plan, each amount to be paid or benefit to be provided to the Grantee pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.

JANUS HENDERSON GROUP PLC ■ 2022 Proxy Statement	106

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Janus Henderson GROUP PLC

VOTE

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ENDORSEMENT_LINE______________ SACKPACK___________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m. MDT on May 3, 2022. (9:00 a.m. EDT on May 2, 2022 for participants in Janus Henderson Group plc 401(k) Plan).

Online
Go to **www.investorvote.com/JHG** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Resolutions — The Board of Directors recommends a vote FOR Resolutions 1 – 3 and 5 – 9, and a vote of "ONE YEAR" on Resolution 4.

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1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Alison Davis	☐	☐	☐	02 - Kalpana Desai	☐	☐	☐	03 - Jeffrey Diermeier	☐	☐	☐
04 - Kevin Dolan	☐	☐	☐	05 - Eugene Flood Jr.	☐	☐	☐	06 - Edward Garden	☐	☐	☐
07 - Richard Gillingwater	☐	☐	☐	08 - Lawrence Kochard	☐	☐	☐	09 - Nelson Peltz	☐	☐	☐
10 - Angela Seymour-Jackson	☐	☐	☐								

	For	Against	Abstain
2. Approval to Increase the Cap on Aggregate Annual Compensation for Non-Executive Directors.	☐	☐	☐
3. Advisory Say-on-Pay Vote on Executive Compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory Vote on Frequency of Future Say-on-Pay Votes.	☐	☐	☐	☐

	For	Against	Abstain
5. Approval of the Global Employee Stock Purchase Plan.	☐	☐	☐
6. Approval of the 2022 Deferred Incentive Plan.	☐	☐	☐
7. Renewal of Authority to Repurchase Common Stock.	☐	☐	☐
8. Renewal of Authority to Repurchase CDIs.	☐	☐	☐
9. Reappointment and Remuneration of Auditors.	☐	☐	☐

The 'Abstain' option above is provided to enable you to abstain on any particular Resolution. However, it should be noted that an 'Abstain' vote is not a vote in law and will not be counted in the calculation of the proportion of the votes 'For' and 'Against' a resolution.

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2022 Annual General Meeting of Janus Henderson Group plc Shareholders

May 4, 2022
151 Detroit Street, Denver, CO 80206

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders.
The proxy statement and annual report are available at: www.investorvote.com/JHG

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/JHG

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Janus Henderson Group plc

Notice of the 2022 Annual General Meeting of Shareholders

Proxy Solicited by the Board of Directors for the 2022 Annual General Meeting — May 4, 2022

Richard Gillingwater, with the power of substitution, is hereby authorized as proxy holder to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2022 Annual General Meeting of Shareholders of Janus Henderson Group plc to be held on May 4, 2022, or at any postponement or adjournment thereof.

This card also constitutes voting instructions for participants in the Janus Henderson Group plc 401(k) Plan. The undersigned hereby directs the applicable trustee to vote all common shares credited to the undersigned's account at the Annual General Meeting and any adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the shares represented by this proxy will be voted: (i) for the election of all nominees listed on the reverse side for the Board of Directors; (ii) for proposals 2, 3 and 5 through 9; and (iii) "one year" as the frequency of future say-on-pay votes.

In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C Non-Voting Items

Change of Address — Please print new address below.